Filed Pursuant to Rule 424(b)(3)
Registration No. 333-226101

Prospectus Supplement No. 12

(To Prospectus dated August 16, 2018)

Select Interior Concepts, Inc.

24,145,996 Shares

Class A Common Stock

This Prospectus Supplement No. 12 (this “Prospectus Supplement”) supplements and amends our prospectus dated August 16, 2018, as supplemented and amended by the Prospectus Supplement No. 1 dated August 17, 2018, the Prospectus Supplement No. 2 dated September 6, 2018, the Prospectus Supplement No. 3 dated September 7, 2018, the Prospectus Supplement No. 4 dated November 13, 2018, the Prospectus Supplement No. 5 dated January 7, 2019, the Prospectus Supplement No. 6 dated March 12, 2019, Prospectus Supplement No. 7 dated March 15, 2019, Prospectus Supplement No. 8 dated March 20, 2019, Prospectus Supplement No. 9 dated May 10, 2019, Prospectus Supplement No. 10 dated May 17, 2019, and Prospectus Supplement No. 11 dated July 18, 2019 (as supplemented and amended, the “Final Prospectus”), relating to the resale of up to an aggregate of 24,145,996 shares of our Class A common stock, par value $0.01 per share (which we refer to as our “Class A Common Stock”), by the selling stockholders identified in the Final Prospectus (which term as used in the Final Prospectus includes pledgees, donees, transferees or other successors-in-interest).

We will not receive any of the proceeds from the sale of these shares of our Class A Common Stock by the selling stockholders.

This Prospectus Supplement is being filed to update, supplement or amend the information contained in the Final Prospectus with the information contained and incorporated by reference in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 (the “Quarterly Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 8, 2019.  Accordingly, we have attached the Quarterly Report to this Prospectus Supplement.

This Prospectus Supplement should be read in conjunction with the Final Prospectus, and this Prospectus Supplement is qualified by reference to the Final Prospectus, except to the extent that the information contained in this Prospectus Supplement supersedes the information contained in the Final Prospectus.  This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Final Prospectus, including the additional supplements or amendments thereto.

Our Class A Common Stock is listed for trading on the NASDAQ Capital Market under the symbol “SIC.”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, under applicable federal securities laws and are eligible for reduced public company reporting requirements.  See “Summary—Emerging Growth Company Status” in the Final Prospectus for more information.

Investing in our Class A Common Stock involves a high degree of risk.  Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Common Stock in the section entitled “Risk Factors” beginning on page 16 of the Final Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the Final Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 8, 2019.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended June 30, 2019

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to _____________

Commission File Number: 001-38632

SELECT INTERIOR CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4640296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Galleria Parkway, Suite 1760 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 701-4200

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of August 2, 2019, the registrant had 25,037,135 shares of Class A common stock, par value $0.01 per share, outstanding.

SELECT INTERIOR CONCEPTS, INC.

FORM 10-Q

For the Quarterly Period Ended June 30, 2019

i

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements.

Select Interior Concepts, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)	June 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$1,905	$6,362
Restricted cash	—	3,000
Accounts receivable, net of allowance for doubtful accounts of $372 and $500, respectively	70,110	63,601
Inventories	115,162	108,270
Prepaid expenses and other current assets	5,086	2,809
Income taxes receivable	3,758	1,263
Total current assets	196,021	185,305
Property and equipment, net of accumulated depreciation of $17,104 and $13,038, respectively	21,685	19,798
Deferred tax assets, net	9,355	9,355
Goodwill	98,541	94,593
Customer relationships, net of accumulated amortization of $42,804 and $35,877, respectively	76,936	79,843
Other intangible assets, net	20,482	20,872
Other assets	6,303	6,248
Total assets	$429,323	$416,014
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt, net of financing fees of $511	$1,296	$1,368
Current portion of capital lease obligations	719	500
Accounts payable	45,934	37,265
Income taxes payable	—	984
Accrued expenses and other current liabilities	22,364	27,620
Customer deposits	9,547	9,908
Total current liabilities	79,860	77,645
Line of credit	35,917	36,706
Long-term debt, net of current portion and financing fees of $1,362 and $1,618, respectively	153,297	142,442
Long-term capital lease obligations	1,504	1,544
Other long-term liabilities	6,788	8,983
Total liabilities	$277,366	$267,320
Commitments and contingencies (see Note 10)
Stockholders' equity
Class A common stock, par value $0.01 per share; 100,000,000 shares authorized; 25,042,289 and 25,682,669 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	250	257
Additional paid in capital	158,582	156,601
Accumulated deficit	(6,875)	(8,164)
Total stockholders' equity	$151,957	$148,694
Total liabilities and equity	$429,323	$416,014

The accompanying notes are an integral part of these condensed consolidated financial statements.

Select Interior Concepts, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except share data)	2019	2018	2019	2018
Revenues, net	$158,342	$124,861	$295,262	$229,247
Cost of revenues	114,174	90,455	212,361	166,892
Gross profit	44,168	34,406	82,901	62,355
Selling, general and administrative expenses	37,418	30,796	72,885	57,795
Income from operations	6,750	3,610	10,016	4,560
Other expense:
Interest expense	4,480	2,757	8,809	5,280
Loss on extinguishment of debt	—	42	—	42
Other expense (income), net	995	932	(720)	1,171
Total other expense, net	5,475	3,731	8,089	6,493
Income (loss) before provision (benefit) for income taxes	1,275	(121)	1,927	(1,933)
Provision (benefit) for income taxes	113	(35)	638	(538)
Net income (loss)	$1,162	$(86)	$1,289	$(1,395)
Earnings (loss) per share of common stock
Basic common stock	$0.05	$(0.00)	$0.05	$(0.05)
Diluted common stock	$0.05	$(0.00)	$0.05	$(0.05)
Weighted average shares outstanding
Basic common stock	25,289,041	25,614,626	25,526,332	25,614,626
Diluted common stock	25,383,843	25,614,626	25,603,663	25,614,626

The accompanying notes are an integral part of these condensed consolidated financial statements.

Select Interior Concepts, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2019	2018
Cash flows provided by (used in) operating activities
Net income (loss)	$1,289	$(1,395)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,681	9,669
Equity based compensation	1,982	1,647
Change in fair value of earn-out liabilities	(563)	—
Deferred benefit from income taxes	—	(1,098)
Amortized interest on deferred debt issuance costs	305	325
Loss on extinguishment of debt	—	42
Increase in allowance for doubtful accounts	(128)	(37)
(Gain) loss on disposal of property and equipment	(77)	2
Changes in operating assets and liabilities:
Accounts receivable	(4,989)	(59)
Prepaid expenses and other current assets	(2,276)	142
Inventory	(4,987)	(8,422)
Other assets	(144)	9
Accounts payable	8,565	(7,709)
Accrued expenses and other current liabilities	986	5,345
Income taxes payable / receivable	(3,479)	339
Customer deposits	(361)	1,101
Net cash provided by (used in) operating activities	8,804	(99)
Cash flows used in investing activities
Purchase of property and equipment	(3,475)	(6,411)
Proceeds from disposal of property and equipment	11	12
Acquisition of Intown Design, Inc.	(11,537)	—
Escrow release payment related to acquisition of Greencraft Holdings, LLC	(3,000)	—
Acquisition of NSI, LLC	—	(290)
Acquisition of Elegant Home Design, LLC (Indemnity payment in 2019)	(1,000)	(11,492)
Net cash used in investing activities	(19,001)	(18,181)
Cash flows provided by financing activities
Payment of Greencraft Holdings, LLC earn-out liability	(5,794)	—
Proceeds from (payment on) line of credit, net	(839)	16,598
Proceeds from term loan	11,500	6,250
Term loan and line of credit deferred issuance costs	—	(517)
Purchase of treasury stock	(8)	—
Proceeds (payments) on notes payable	(793)	38
Principal payments on long-term debt	(1,326)	(525)
Net cash provided by financing activities	2,740	21,844
Net (decrease) increase in cash	$(7,457)	$3,564
Cash and restricted cash, beginning of period	9,362	5,547
Cash and restricted cash, end of period	$1,905	$9,111
Supplemental disclosures of cash flow information
Cash paid for interest	$8,265	$3,869
Cash paid for income taxes	$4,227	$184
Supplemental disclosures of non-cash activities
Acquisition of equipment and vehicles with long-term debt and capital leases	$1,325	$104
Earn-out estimate for Intown Design, Inc.	$2,010	$—
Measurement period adjustment related to acquisition of Greencraft Holdings, LLC	$—	$317
Acquisition of Elegant Home Design, LLC, indemnity holdback	$—	$1,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

Select Interior Concepts, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 1. Organization and Business Description

These financial statements reflect the consolidated operations of Select Interior Concepts, Inc. (“SIC” or the “Company”).

SIC is a Delaware corporation that was restructured in November 2017 to be a holding company through which to consolidate diversified building products and services companies.  Through its two primary operating subsidiaries and segments, Residential Design Services (“RDS”) and Architectural Surfaces Group (“ASG”), the Company imports and distributes natural and engineered stone slabs for kitchen and bathroom countertops, operates design centers that merchandise interior products, and provides installation services. RDS interior product offerings include flooring, cabinets, countertops and wall tile, finish carpentry, cabinets, shower enclosures and mirrors.  RDS operates throughout the United States, including in California, Nevada, Arizona, Texas, Virginia, Maryland, North Carolina, and Georgia.  ASG has operations in the Northeast, Southeast, Southwest, Mountain West, and West Coast regions of the United States.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) regarding interim financial reporting.  Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.  As such, the information included in these unaudited interim financial statements and condensed notes should be read in conjunction with the Company’s audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The condensed consolidated balance sheet as of December 31, 2018 included herein has been derived from the Company’s audited financial statements as of that date, but does not include all disclosures including notes required by GAAP.

The condensed consolidated financial statements include the accounts of SIC, its wholly owned subsidiaries, RDS and ASG, and their respective wholly-owned subsidiaries, and are presented in accordance with GAAP.  All significant intercompany accounts and transactions have been eliminated in combination.  References to the “ASC” hereafter refer to the Accounting Standards Codification established by the Financial Accounting Standards Board (“FASB”) as the source of authoritative GAAP.

The accompanying condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be anticipated for the full year ending December 31, 2019 or any other period.

There have been no changes to our significant accounting policies described in our consolidated financial statements and related disclosures as of December 31, 2018 that have had a material impact on our condensed consolidated financial statements and related notes.

Reorganization

On November 22, 2017, SIC and the former equity holders of RDS and ASG completed a series of restructuring transactions (collectively, the “November 2017 Restructuring Transactions”) whereby certain former equity holders of RDS and ASG contributed a certain amount of equity interests in RDS and ASG to SIC in exchange for shares of Class B common stock, par value $0.01 per share, of SIC (“Class B Common Stock”).

Concurrent with the November 2017 Restructuring Transactions, SIC completed a private offering and private placement of 18,750,000 shares of its Class A common stock, par value $0.01 per share (“Class A Common Stock”), to new investors, at an offering price of $12.00 per share for gross proceeds of approximately $225 million (prior to payment of discounts and fees to the initial purchaser and placement agent and offering expenses) (“November 2017 Private Offering and Private Placement”).

In accordance with the terms of the November 2017 Private Offering and Private Placement, in December 2017, SIC completed an additional sale of 3,000,000 shares of Class A Common Stock to new investors at an offering price of $12.00 per share for total gross proceeds of approximately $36.0 million (prior to payment of discounts and fees to the initial purchaser and placement agent and offering expenses).

Transition to Public Company

On August 13, 2018, the SEC declared effective the Company’s Registration Statement on Form S-1, which contained a prospectus pursuant to which certain selling stockholders of the Company may offer and sell shares of Class A Common Stock.  On August 16, 2018, the Company’s Class A Common Stock commenced trading on the Nasdaq Capital Market under the ticker symbol “SIC.”

In connection with the listing of the Company’s Class A Common Stock on the Nasdaq Capital Market, following the repurchase and cancellation by the Company of a certain number of shares of Class B Common Stock, each then remaining share of Class B Common Stock was automatically converted into one share of Class A Common Stock, resulting in no shares of Class B Common Stock left outstanding.

Repurchase Agreement

In connection with the November 2017 Private Offering and Private Placement, the Company entered into a Repurchase Agreement with certain affiliates of Trive Capital Management LLC (“Trive Capital”) pursuant to which the Company had the right to repurchase, at a price of $0.01 per share, an aggregate of 800,000 shares of Class A Common Stock held by such shareholders upon the determination of the non-occurrence of certain Company performance goals or stock trading thresholds specified in the Repurchase Agreement. The Company determined that the performance goals and stock trading thresholds were not met, and repurchased these shares in April 2019 at par value and subsequently retired such shares.

Earnings (Loss) per Share of Common Stock

Basic earnings (loss) per share for the three and six months ended June 30, 2019 and 2018 is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding.  Diluted earnings per share for common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding plus the dilutive effect of restricted stock-based awards using the treasury stock method. The following table sets forth the computation of basic and diluted earnings/(loss) per share for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended	Three Months Ended
(in thousands, except share data)	June 30, 2019	June 30, 2018
Net income (loss)	$1,162	$(86)
Weighted average shares of common stock outstanding:
Basic common stock outstanding	25,289,041	25,614,626
Diluted common stock outstanding	25,383,843	25,614,626
Earnings per share of common stock:
Basic common stock outstanding	$0.05	$(0.00)
Diluted common stock outstanding	$0.05	$(0.00)

	Six Months Ended	Six Months Ended
(in thousands, except share data)	June 30, 2019	June 30, 2018
Net income (loss)	$1,289	$(1,395)
Weighted average shares of common stock outstanding:
Basic common stock outstanding	25,526,332	25,614,626
Diluted common stock outstanding	25,603,663	25,614,626
Earnings per share of common stock:
Basic common stock outstanding	$0.05	$(0.05)
Diluted common stock outstanding	$0.05	$(0.05)

All restricted stock units or awards outstanding consisting of 918,228 shares of restricted stock at June 30, 2018 were excluded from the computation of diluted earnings per share in the three and six months ended June 30, 2018 because the Company reported a net loss and the effect of inclusion would have been antidilutive.

Equity

Total equity at June 30, 2019 and December 31, 2018 was $152.0 million and $148.7 million, respectively. The change in equity of $3.3 million during the period was a result of an increase in additional paid in capital of $2.0 million related to equity based compensation and a decrease to the accumulated deficit of $1.3 million resulting from the net income for the six months ended June 30, 2019.  Total equity at June 30, 2019 and March 31, 2019 was $152.0 million and $149.4 million, respectively. The change in equity of $2.6 million during the period was a result of an increase in additional paid in capital of $1.4 million related to equity based compensation and a decrease to the accumulated deficit of $1.2 million resulting from the net income for the three months ended June 30, 2019.

Total equity at June 30, 2018 and December 31, 2017 was $148.3 million and $148.1 million, respectively. The change in equity of $0.2 million during the period was a result of an increase in additional paid in capital of $1.6 million related to equity based compensation and an increase to the accumulated deficit of $1.4 million resulting from the net loss for the six months ended June 30, 2018. Total equity at June 30, 2018 and March 31, 2018 was $148.3 million and $147.6 million, respectively. The change in equity of $0.7 million during the period was a result of an increase in additional paid in capital of $0.8 million related to equity based compensation and an increase to the accumulated deficit of $0.1 million resulting from the net loss for the three months ended June 30, 2018.

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, contingencies, and reported revenues and expenses as of and for periods ended on the date of the consolidated financial statements. Actual results may vary materially from the estimates that were used. The Company’s significant accounting estimates include the determination of allowances for doubtful accounts, inventory valuation, the lives and methods for recording depreciation and amortization on property and equipment, the fair value of reporting units and indefinite life intangible assets, deferred income taxes and the purchase price allocations used in the Company’s acquisitions.

Fair Value Measurement

ASC 820-10 requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet for which it is practicable to estimate fair value. ASC 820-10 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

The three levels of the fair value hierarchy are as follows:

Level 1—Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2—Valuations based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3—Valuations based on inputs that are unobservable, supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The level of the fair value hierarchy in which the fair value measurement falls is determined by the lowest level input that is significant to the fair value measurement.

The Company records contingent consideration, or earn-outs, associated with certain acquisitions.  These earn-outs are adjusted to fair value at each reporting period and any change to fair value based on a change in certain factors, such as the discount rate or estimates for the outcome of specified milestone goals, will result in an adjustment to the fair value of the liability. These adjustments are recorded to income/expense as a measurement period adjustment.

The earn-out liability associated with the acquisition of Summit Stoneworks, LLC (“Summit”) in August 2018 was reduced to zero at June 30, 2019.  The fair value as of December 31, 2018 was $1.9 million. This liability is classified as a Level 3 fair value estimate. The earn-out is valued using the internal rate of return model. The assumptions used in preparing the internal rate of return model include estimates for future revenues from Summit products and services and a discount factor based on the estimated cost of borrowings of the Company of 8.6% at June 30, 2019.  The assumptions used in preparing the internal rate of return model include estimates for outcome of milestone goals achieved, the probability of achieving each outcome and discount rates.  Adjustments reducing the fair value of the earn-out liability by $0.5 million and $1.9 million were recorded within other (income) expense for the three and six months ended June 30, 2019, respectively.

The earn-out liability associated with the acquisition of T.A.C. Ceramic Tile Co, LLC (“TAC”) in December 2018 is classified as Level 3 and is valued using the internal rate of return model. The assumptions used in preparing the internal rate of return model include estimates for future revenues from TAC products and services and a discount factor based on the estimated cost of borrowings of the Company of 8.6% at June 30, 2019. The fair value of this earn-out liability was recorded as $3.5 million and $2.3 million as of June 30, 2019 and December 31, 2018, respectively.  The assumptions used in preparing the internal rate of return model include estimates for outcome of milestone goals achieved, the probability of achieving each outcome and discount rates.  Adjustments increasing the fair value of the earn-out liability by $1.5 million and $1.2 million were recorded within other (income) expense for the three and six months ended June 30, 2019, respectively.

The earn-out liability associated with the acquisition of Intown Design, Inc., Intown Granite of Charlotte, Inc., and Granitec, LLC, (collectively, “Intown”) in March 2019 is classified as Level 3 and is valued using the internal rate of return model. The fair value of this earn-out liability was recorded as $2.0 million as of June 30, 2019.  The assumptions used in preparing the internal rate of return model include estimates for future revenues from Intown products and services and a discount factor based on the estimated cost of borrowings of the Company of 8.6% at June 30, 2019. The assumptions used in preparing the internal rate of return model include estimates for outcome of milestone goals achieved, the probability of achieving each outcome and discount rates.

The earn-out liability associated with the acquisition of Greencraft Holdings, LLC (“Greencraft”) in December 2017 was paid to the former owners in May 2019 in the amount of $8.0 million.  As of December 31, 2018, the fair value of this earn-out was recorded as $7.9 million.

At March 31, 2019 and December 31, 2018, the carrying value of the Company’s cash, accounts receivable, accounts payable, and short-term obligations approximate their respective fair values because of the short maturities of these instruments. The recorded values of the line of credit, term loans, and notes payable approximate their fair values, as interest rates approximate market rates. The Company recognizes transfers between levels at the end of the reporting period as if the transfers occurred on the last day of the reporting period. There were no transfers during 2019 or 2018, other than the Greencraft earn-out liability from Level 3 in 2018 due to the availability of observable and known inputs to calculate the fair value of the liability at December 31, 2018.

Intangible Assets

Intangible assets consist of customer relationships, trade names and non-compete agreements. The Company considers all its intangible assets to have definite lives, and such intangible assets are being amortized on the straight-line method over the estimated useful lives of the respective assets or on an accelerated basis based on the expected cash flows generated by the existing customers as follows:

	Range of estimated useful lives	Weighted average useful life
Customer relationships	5 years – 10 years	10 years
Trade names	3 years – 11 years	8 years
Non-compete agreements	Life of agreement	4 years

Business Combinations

The Company records business combinations using the acquisition method of accounting. Under the acquisition method of accounting, identifiable assets acquired and liabilities assumed are recorded at their acquisition date fair values. The excess of the purchase price over the estimated fair value is recorded as goodwill.  The purchase price accounting reflected in the accompanying financial statements is provisional and is based upon estimates and assumptions that are subject to change within the measurement period (up to one year from the acquisition date).  The measurement period remains open pending the completion of valuation procedures related to the acquired assets and assumed liabilities.  Measurement period adjustments are reflected in the period in which they occur.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property and equipment and intangible assets, whenever events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable, or at least annually. The assessment for possible impairment is based on the Company’s ability to recover the carrying value of the asset or asset group from the expected future undiscounted cash flows of the related operations. If the aggregate of these cash flows is less than the carrying value of such assets, an impairment loss is recognized for the difference between the estimated fair value and the carrying value. The measurement of impairment requires management to estimate future cash flows and the fair value of long-lived assets. There were no impairment losses on long-lived assets for the periods ended June 30, 2019 or December 31, 2018.

Goodwill

Goodwill represents the excess of the cost of an acquired entity over the fair value of the acquired net assets, including intangible assets. Goodwill is tested annually for impairment on December 31.  No impairment indicators were present during the six months ended June 30, 2019.

Revenue Recognition

The Company’s revenue derived from the sale of imported granite, marble, and related items is recognized when persuasive evidence of an agreement exists through a purchase order or signed contract detailing the quantity and price, delivery per the agreement has been made, and collectability is reasonably assured.

The Company’s contracts with its homebuilder customers are generally treated as short-term contracts for accounting purposes. These contracts will generally range in length from several days to several weeks. The Company accounts for these contracts under the completed contract method of accounting and will recognize revenue and cost of revenues when obligations under the contract are complete.

The Company’s contracts related to multi-family projects are treated as long-term contacts for accounting purposes. Accordingly, the Company recognizes revenue using the percentage-of-completion method of accounting.

The Company estimates provisions for returns, which are accrued at the time a sale is recognized. The Company also realizes rebates to customers as a reduction to revenue in the period the rebate is earned.

Equity-based Compensation

The Company accounts for equity-based awards by measuring the awards at the date of grant and recognizing the grant-date fair value as an expense using either straight-line or accelerated attribution, depending on the specific terms of the award agreements over the requisite service period, which is usually equivalent to the vesting period. See Note 11 for further discussion.

Segment Reporting

In accordance with ASC 280-10-50-1, an operating segment is a component of an entity that has all of the following characteristics:

a.	It engages in business activities from which it may earn revenues and incur expenses;
b.	Its discrete financial information is available; and
c.	Its operating results are regularly reviewed by the public entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance.

The Company has identified two operating segments that meet all three of the above criteria, RDS and ASG. Each of these operating segments provides products and services that generate revenue and incur expenses as it engages in business activities, and each maintains discrete financial information. Additionally, the Company’s chief operating decision maker, its Chief Executive Officer, reviews financial performance, approves budgets and allocates resources at each of the RDS and ASG operating segment level.

Recent Accounting Pronouncements

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 107 of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU establishes a comprehensive revenue recognition standard for virtually all industries in GAAP, including those that previously followed industry-specific guidance, such as the real estate, construction, and software industries. The core principal of this ASU is to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. During 2014-2016, the FASB issued various amendments to this topic and the amendments clarified certain positions and extended the implementation date until annual periods beginning after December 15, 2018.  The Company is currently assessing the impact that ASU 2014-09 will have on its consolidated financial statements. The Company will adopt ASU 2014-09 in the fourth quarter of 2019 and intends to use the modified retrospective transition method.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous standards. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of asset not to recognize lease assets and lease liabilities. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, but early application is permitted. The Company is currently evaluating the impact of the provisions of ASU 2016-02 on the presentation of its consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU 2016–15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force), which provides specific guidance on eight cash flow classification and presentation issues arising from certain cash receipts and cash payments that currently result in diverse practices. The amendments provide guidance in the presentation and classification of certain cash receipts and cash payments in the statement of cash flows including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies and distributions received from equity method investees. As an emerging growth company utilizing the extended transition period for new accounting pronouncements, ASU 2016-15 is effective for annual reporting periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The amendments in this ASU should be applied using a retrospective approach. The Company is currently evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures.

In November 2016, the FASB issued ASU No. 2016-18, Restricted Cash. ASU 2016-18 is intended to reduce the diversity in practice around how restricted cash is classified within the statement of cash flows. ASU 2016-18 was effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. The Company has evaluated the impact of ASU 2016-18, and adopted the new standard. The Company will not present the release of restricted cash as an investing activity cash inflow. Instead, restricted cash balances have been and will be included in the beginning and ending cash, cash equivalents and restricted cash balances in the statement of cash flows.

In January 2017, the FASB issued ASU 2017-01, Business Combination (Topic 805)—Clarifying the Definition of a Business. This ASU provides additional guidance in regards to evaluating whether a transaction should be treated as an asset acquisition (or disposal) or a business combination. Particularly, the amendments to this ASU provide that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This clarification reduces the number of transactions that needs further evaluation for business combination. This ASU became effective for the Company on January 1, 2019. The Company has adopted this standard and will apply it to future acquisitions.

Also, in January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which simplifies the goodwill impairment test by eliminating the step 2 requirement to determine the fair value of its assets and liabilities at the impairment testing date. ASU 2017-04 is effective for annual periods beginning after December 15, 2021. Early adoption is permitted for impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the effect of this ASU on the Company’s consolidated financial statements and related disclosures.

In February 2018, the FASB issued ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which permits reclassification of the income tax effects of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) on other accumulated comprehensive income (“AOCI”) to retained earnings. This guidance may be adopted retrospectively to each period (or periods) in which the income tax effects of the Tax Act related to items remaining in AOCI are recognized, or at the beginning of the period of adoption. The guidance becomes effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) - Disclosure Framework (ASU 2018-13). This ASU improves the disclosure requirements for fair value measurements. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted for any removed or modified disclosures. The Company is currently assessing the impact of adopting the updated guidance.

In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40) No. 2018-15 Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (ASU 2018-15). ASU 2018-15 provides additional guidance on the accounting for costs of implementation activities performed in a cloud computing arrangement that is a service contract. The amendments in ASU 2018-15 align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). Costs for implementation activities in the application development stage are capitalized depending on the nature of the costs, while costs incurred during the preliminary project and post implementation stages are expensed as the activities are performed. ASU 2018-15 is effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. Early adoption of the amendments in ASU 2018-15 is permitted, including adoption in any interim period, for all entities. The amendments in ASU 2018-15 should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is currently assessing the effect this guidance may have on its consolidated financial statements.

Note 3. Concentrations, Risks and Uncertainties

Credit is extended for some customers and is based on their financial condition, and generally, collateral is not required. Credit losses are included in the consolidated financial statements and consistently have been within management’s expectations.

For the three and six months ended June 30, 2019, the Company did not have any one customer which accounted for more than 10% of total revenues.  For the three and six months ended June 30, 2018, the Company recognized revenues from one customer which accounted for 10.8% and 11.3% of total revenues, respectively.  There were no customers which accounted for 10% or more of total accounts receivable as of June 30, 2019 and December 31, 2018.

Note 4. Acquisitions

Intown Acquisition

On March 1, 2019, RDS acquired substantially all of the assets of Intown Design, Inc., Intown Granite of Charlotte, Inc., and Granitec, LLC, (collectively, “Intown”), an installer of residential and light commercial countertops and cabinets, for total cash consideration of $10.7 million at closing and an additional $0.8 million of purchase price adjustments that were funded in June 2019.  The purchase agreement also provides for potential earn-out consideration to the former shareholders of Intown in connection with the achievement of certain 2019 and 2020 financial milestones. The final earn-out payment has no maximum limit, but if certain targets are not met, there may be no earn-out payment.  The contingent earn-out consideration had a preliminary estimated purchase price fair value of $2.5 million as of March 31, 2019, that was subsequently adjusted to a determined fair value of $2.0 million at the date of acquisition.

The upfront cash paid for the Intown acquisition was financed with additional borrowings from the Company’s third-party financing agreement described in Note 9. The Intown acquisition was accounted for under the acquisition method of accounting, and the assets acquired and liabilities assumed, including identifiable intangible assets, were recorded based on their respective fair values as of the acquisition date.  The total purchase price consisted of the following:

(in thousands)	Amount
Cash consideration	$11,537
Fair value of earn-out	2,010
$13,547

RDS acquired Intown to further diversify RDS’ geographic mix and channel strength.  The goodwill recorded reflects the strategic value of the acquisition beyond the net value of its assets acquired less liabilities assumed. The goodwill is deductible for tax purposes.

The Company incurred approximately $0.4 million in direct acquisition costs, all of which were expensed as incurred, and are included in general and administrative expenses in the consolidated statements of operations.  The Company has performed a preliminary valuation of the acquired assets and assumed liabilities of Intown. Using the total consideration for the acquisition, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the estimated allocation of the preliminary purchase price as of the transaction’s closing date.

(in thousands)	Amount
Accounts receivable	$1,392
Inventory	1,905
Property and equipment	1,092
Goodwill	3,948
Other intangible assets	5,310
Total assets acquired	$13,647
Total liabilities	100
Total consideration	$13,547

From the date of acquisition to June 30, 2019, Intown generated revenue of $6.6 million and net income of $0.4 million, which are included in the Company’s Condensed consolidated statements of operations.

Pro Forma Results

The following unaudited pro forma information for the three months ended June 30, 2019 and 2018 has been prepared to give effect to the acquisition of Intown as if the acquisition had occurred on January 1, 2018. The pro forma information takes into account the preliminary purchase price allocation. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. This pro forma information does not purport to represent what the actual results of operations of the Company would have been had the Intown acquisition occurred on such date, nor does it purport to predict the results of operations for future periods.

	Six Months Ended June 30,
	2019	2018
(in thousands)	(unaudited)
Pro Forma:
Total revenue	$298,114	$238,952
Net income (loss)	$1,117	$(1,085)

Our pro forma assumptions are as follows:

•	Revenues and costs of sales were based on actual results for the six months ended June 30, 2019 and 2018.
•

General and administrative expenses were based on actual results adjusted by $0.1 million and $0.3 million for the six months ended June 30, 2019 and 2018, respectively, for the impact of the amortization expense of the intangible assets acquired with the acquisition.

•

Actual interest expense was adjusted by $0.2 million and $0.6 million for the six months ended June 30, 2019 and 2018, respectively, for the imputed interest on the acquired debt issued to fund the acquisition.

•	Income taxes were adjusted to impute the Company’s corporate rate during the period on the pro forma income before taxes.

Bedrock and NSI Acquisitions

The Company made two acquisitions in the first quarter of 2018.  On January 31, 2018, ASG acquired the assets of a slab and tile distributor, Elegant Home Design, LLC (“Bedrock”), for total consideration of $12.5 million.   On March 19, 2018, ASG acquired the assets of NSI, LLC, a Maryland limited liability company (“NSI”), for approximately $0.3 million in cash.  Pro forma revenue and net income for the six months ending June 30, 2018 were not significant for NSI.

Pro Forma information for the six months ended June 30, 2018 for Bedrock as follows has been prepared to give effect to the acquisition of Bedrock as if the acquisition had occurred on January 1, 2018. This pro forma information does not purport to represent what the actual results of operations of the Company would have been had this acquisition occurred on such date, nor does it purport to predict the results of operations for future periods.

Six Months
2018
(in thousands)	(unaudited)
Pro Forma:
Total revenue	$231,474
Net loss	$(1,367)

Our pro forma assumptions are as follows:

•	Revenues and costs of sales were based on actual results for the six months ended June 30, 2018.
•

General and administrative expenses were based on actual results for the six months ended June 30, 2018 for the impact of the amortization expense of the intangible assets acquired with the acquisition.

•	Actual interest expense was adjusted for the six months ended June 30, 2018 for the imputed interest on the acquired debt issued to fund the acquisition.
•	Income taxes were adjusted to impute the Company’s corporate rate during the period on the pro forma income before taxes.

From the date of acquisition to June 30, 2018, Bedrock generated net revenue of $12.5 million and a net income of $0.7 million and for the six months ended June 30, 2019, Bedrock generated net revenue of $15.8 million and a net income of $2.0 million.  These amounts are included in the respective consolidated statements of operations.

Note 5. Inventories

Inventories are valued at the lower of cost (using specific identification and first-in first-out methods) or net realizable value. The significant components of inventory were as follows:

(in thousands)	June 30, 2019	December 31, 2018
Raw materials	$109,343	$103,193
Installations in process	5,819	5,077
	$115,162	$108,270

Note 6. Property and Equipment

Property and equipment consisted of the following:

(in thousands)	June 30, 2019	December 31, 2018
Vehicles	$8,933	$8,553
Machinery and equipment	7,022	4,513
Leasehold improvements	8,520	7,992
Furniture and fixtures	6,905	7,058
Computer equipment and internal-use software	7,166	4,194
Other	243	526
	38,789	32,836
Less: accumulated depreciation and amortization	(17,104)	(13,038)
Property and equipment, net	$21,685	$19,798

Depreciation and amortization expense of property and equipment totaled $2.1 million and $1.6 million for the three months ended June 30, 2019 and 2018, respectively. For three months ended June 30, 2019, $0.9 million and $1.2 million of depreciation expense was included in cost of goods sold and general and administrative expense, respectively. For the three months ended June 30, 2018, $0.9 million and $0.7 million of depreciation expense was included in cost of goods sold and general and administrative expense, respectively.

Depreciation and amortization expense of property and equipment totaled $4.1 million and $3.0 million for the six months ended June 30, 2019 and 2018, respectively. For the six months ended June 30, 2019, $1.8 million and $2.3 million of depreciation expense was included in cost of goods sold and general and administrative expense, respectively. For the six months ended June 30, 2018, $1.7 million and $1.3 million of depreciation expense was included in cost of goods sold and general and administrative expense, respectively

Note 7. Goodwill and Intangible Assets

Goodwill

Changes in the carrying amount of goodwill by reportable segment were as follows:

(in thousands)	ASG	RDS	Total Goodwill
December 31, 2018	$45,564	$49,029	$94,593
Intown acquisition	—	3,948	3,948
June 30, 2019	$45,564	$52,977	$98,541

Intangibles Assets

The following table provides the gross carrying amount, accumulated amortization and net book value by reportable segment for each class of intangible assets as of June 30, 2019:

(in thousands)	ASG	RDS	Total Gross Carrying Amount
Gross Carrying Amount
Customer relationships	$60,180	$59,560	$119,740
Tradenames	7,740	18,090	25,830
Non-compete agreements	50	350	400
	$67,970	$78,000	$145,970

(in thousands)	ASG	RDS	Total Accumulated Amortization
Accumulated Amortization
Customer relationships	$(16,341)	$(26,463)	$(42,804)
Tradenames	(1,876)	(3,757)	(5,633)
Non-compete agreements	(15)	(100)	(115)
	$(18,232)	$(30,320)	$(48,552)

(in thousands)	ASG	RDS	Total Net Book Value
Net Book Value
Customer relationships	$43,839	$33,097	$76,936
Tradenames	5,864	14,333	20,197
Non-compete agreements	35	250	285
	$49,738	$47,680	$97,418

The following table provides the gross carrying amount, accumulated amortization and net book value by reportable segment for each class of intangible assets as of December 31, 2018:

(in thousands)	ASG	RDS	Total Gross Carrying Amount
Gross Carrying Amount
Customer relationships	$60,180	$55,540	$115,720
Tradenames	7,740	16,800	24,540
Non-compete agreements	50	350	400
	$67,970	$72,690	$140,660

(in thousands)	ASG	RDS	Total Accumulated Amortization
Accumulated Amortization
Customer relationships	$(13,268)	$(22,609)	$(35,877)
Tradenames	(1,457)	(2,543)	(4,000)
Non-compete agreements	(9)	(59)	(68)
	$(14,734)	$(25,211)	$(39,945)

(in thousands)	ASG	RDS	Total Net Book Value
Net Book Value
Customer relationships	$46,912	$32,931	$79,843
Tradenames	6,283	14,257	20,540
Non-compete agreements	41	291	332
	$53,236	$47,479	$100,715

Amortization expense on intangible assets totaled $4.4 million and $8.6 million during the three and six months ended June 30, 2019, respectively.  Amortization expense on intangible assets totaled $3.3 million and $6.7 million during the three and six months ended June 30, 2018, respectively.

The estimated annual amortization expense for the next five years and thereafter is as follows:

(in thousands)
2019 Remaining	$7,068
2020	12,484
2021	12,478
2022	12,401
2023	12,038
Thereafter	40,949
$97,418

Note 8. Lines of Credit

SIC Line of Credit

In June 2018, the Company and certain of its subsidiaries entered into an amended and restated loan, security and guaranty agreement, dated as of June 28, 2018, which was amended on December 11, 2018 (the “SIC Credit Facility”), with a commercial bank. The SIC Credit Facility is used by the Company, including both RDS and ASG, for operational purposes.  Pursuant to the SIC Credit Facility, the Company has a borrowing-base-governed revolving credit facility that provides for borrowings up to an aggregate of $90 million, and which may be further increased to an aggregate amount not to exceed $130 million upon the satisfaction of certain conditions.  The credit facility was further amended in July 2019 to amend certain covenants.

Under the terms of the SIC Credit Facility, the Company has the ability to request the issuance of letters of credit up to a maximum aggregate stated amount of $15 million. The ability to borrow revolving loans under the SIC Credit Facility is reduced on a dollar-for-dollar basis by the aggregate stated amount of all outstanding letters of credit. The indebtedness outstanding under the SIC Credit Facility is secured by substantially all of the assets of the Company and its subsidiaries.

The revolving loans under the SIC Credit Facility bear interest at a floating rate, which the Company can elect between a LIBOR based rate plus an applicable margin varying from one hundred twenty five basis points (1.25%) to one hundred seventy five basis points (1.75%) based on the borrowers’ average daily availability determined quarterly, or a base rate determined on the highest of three alternative rates based on the Prime rate, or the Federal Funds rate plus a fifty basis point (0.50%) margin, or a LIBOR based rate plus a two hundred basis point (2.00%) margin.   Upon the occurrence of certain events of default under the SIC Credit Facility, the interest rate applicable to the obligations thereunder may be increased by two hundred basis points (2.00%).  All revolving loans under the SIC Credit Facility are due and payable in full on June 28, 2023, subject to earlier acceleration upon certain conditions.  Letter of credit obligations under the SIC Credit Facility are due and payable on the date set forth in the respective loan documents or upon demand by the lender.

Under the SIC Credit Facility, the Company and its subsidiaries are required to comply with certain customary restrictive covenants that, among other things and with certain exceptions, limit the ability of the Company and its subsidiaries, as applicable, to (i) incur additional indebtedness and liens in connection therewith, (ii) pay dividends and make certain other restricted payments, (iii) effect mergers or consolidations, (iv) enter into transactions with affiliates, (v) sell or dispose of property or assets, and (vi) engage in unrelated lines of business.

As of June 30, 2019, $36.3 million was outstanding under the SIC Credit Facility. The SIC Credit Facility is subject to certain financial covenants. At June 30, 2019 and December 31, 2018, the Company was in compliance with material financial covenants.

The Company incurred debt issuance costs of $0.5 million in connection with the SIC Credit Facility. These costs will be amortized to non-cash interest expense over the term of the agreement on a straight-line basis which approximates the effective interest method. Non-cash interest expense related to these costs was $0.02 million and $0.05 million for the three and six months ended June 30, 2019.  The Company entered into the SIC Credit Facility in June 2018, so there was no non-cash interest expense related to these costs for the three months and six months ended June 30, 2018. At June 30, 2019, SIC had $0.4 million of unamortized debt issuance costs related to the SIC Credit Facility. These costs are shown as a direct deduction of the line of credit liability in the accompanying condensed consolidated balance sheets.

Note 9. Long-Term Debt

Long-term debt consisted of the following:

(in thousands)	June 30, 2019	December 31, 2018
RDS equipment and vehicle notes	$1,495	$956
ASG term loans	154,971	144,983
	156,466	145,939
Unamortized debt issuance costs	(1,873)	(2,129)
Total long-term debt	154,593	143,810
Current portion of long-term debt, net of financing fees	$1,296	$1,368
Long-term debt, net of current portion and financing fees	$153,297	$142,442

RDS Equipment and Vehicle Notes

RDS has financed the acquisition of certain vehicles, property, and equipment with notes payable that mature at various times through September 2025. As of June 30, 2019 and December 31, 2018, the outstanding balance on equipment and vehicle notes payable totaled $1.5 million and $1.0 million, respectively. These notes are secured by the vehicles and equipment that were financed and require monthly interest and principal payments.

ASG Term Loans

In December 2015, ASG entered into a loan agreement with a financial institution offering a term loan in the aggregate amount of $1.7 million to finance the purchase of equipment. Amounts due under the term loan bear interest at 3.75% per annum with interest payable monthly. Principal payments are due in monthly installments beginning April 8, 2016 through maturity (March 8, 2021). At June 30, 2019 and December 31, 2018, ASG had $0.6 million and $0.7 million outstanding under this term loan, respectively.

On February 28, 2017, AG&M and Pental, as the borrowers, entered into a financing agreement, as amended, with third party lenders (the “Term Loan Facility”), which initially provided for a $105.0 million term loan facility. The Term Loan Facility was amended in June 2018 to define the borrowers as Select Interior Concepts, Inc. and its subsidiaries.  The Term Loan Facility was subsequently amended in December 2018 to increase the borrowing capacity to $174.2 million and in July 2019 to amend certain covenants.

Borrowings under the Term Loan Facility bear interest per year equal to either: (i) the base rate plus 5.25% for a base rate loan, or (ii) the LIBOR rate plus 7.25% for a LIBOR loan (9.69% per annum as of June 30, 2019). The base rate is the greater of the publicly announced interest rate by the reference bank as its reference rate, the base commercial lending rate or prime rate, and 3.5% per annum. Interest is payable monthly with principal payments due in quarterly installments beginning July 1, 2017 through maturity (February 28, 2023). The Company borrowed an additional $11.5 million under the Term Loan Facility to fund the acquisition of Intown on March 1, 2019. As of June 30, 2019 and December 31, 2018, the Company had $154.3 million and $144.2 million outstanding, respectively, under the Term Loan Facility.

Substantially all of the Company’s assets, including accounts receivable and inventory, are collateral for the Term Loan Facility, except assets identified as collateral for the SIC Credit Facility which hold a senior position. The Company is also restricted from paying dividends to its stockholders. Additionally, substantially all of the Company’s subsidiaries are restricted by the Term Loan Facility from providing loans, advances and dividends to the SIC parent company. The Company is required to meet certain financial and nonfinancial covenants pursuant to these term loans. The Company was in compliance with all material financial and non-financial covenants as of June 30, 2019 and December 31, 2018.

The Company incurred debt issuance costs in connection with its term loans. These costs are being amortized to non-cash interest expense over the terms of the related notes on a straight-line basis, which approximates the effective interest rate method. Non-cash interest expense related to these costs was $0.1 million and $0.3 million for the three and six months ended June 30, 2019. At June 30, 2019 and December 31, 2018, the unamortized debt issuance costs related to the term loans totaled $1.9 million and $2.1 million, respectively, and are shown as a direct deduction from the liability on the accompanying condensed consolidated balance sheets.

Note 10. Commitments and Contingencies

Leases

The Company leases certain vehicles under leases classified as capital leases. The leased vehicles are included as property and equipment (“PP&E”) and amortized to accumulated amortization on a straight-line basis over the life of the lease, which is typically four years. The total acquisition cost included in PP&E related to the leased vehicles was $3.2 million and $2.7 million at June 30, 2019 and December 31, 2018, respectively. Total accumulated amortization related to the leased vehicles is $0.8 million and $0.5 million at June 30, 2019 and December 31, 2018, respectively, with amortization expense totaling $0.1 million and $0.3 million for the three and six months ended June 30, 2019, respectively.  Total amortization expense totaled $0.08 million and $0.2 million for the three and six months ended June 30, 2018, respectively.

RDS leases its corporate, administrative, fabrication and warehousing facilities under long-term non-cancelable operating lease agreements expiring at various dates through December 2023. The monthly rents are subject to annual increases and generally require the payment of utilities, real estate taxes, insurance and repairs. Three of RDS’ facility leases are with a company owned by a Company stockholder and six other facilities are leased from current employees or contractors.

RDS also leases certain office equipment under long-term lease agreements expiring at various dates through September 2022.

ASG leases its facilities and equipment under long-term non-cancellable operating lease agreements expiring at various dates through October 2029. The facility leases contain predetermined fixed escalations of the minimum rentals. Three of ASG’s facility leases are with companies owned by certain Company stockholders or other related parties.

SIC leases its corporate facilities under a long-term non-cancelable operating lease through October 2022.

The Company recognizes rent expense on a straight-line basis and records the difference between the recognized rent expense and amounts payable under the lease as deferred rent. Aggregate deferred rent at June 30, 2019 and December 31, 2018 was $2.1 million and $1.9 million, respectively. Aggregate rent expense for the three and six months ended June 30, 2019 totaled $4.7 million and $9.4 million, respectively.  Aggregate rent expense for the three and six months ended June 30, 2018 totaled $3.1 million and $6.0 million, respectively

Exclusive Distributor Rights

A main supplier of ASG’s Pental business has agreed to allow Pental exclusive distribution rights in 23 states in the United States. To maintain these rights, Pental must meet certain minimum purchase requirements. Purchase volumes through December 31, 2020 must be a minimum purchase of 90 containers per month.

Using an estimated price per container based on the average price per container in 2018, the future minimum purchases to maintain the exclusive rights as of June 30, 2019 are as follows:

(in thousands)
2019	$18,090
2020	36,180
$54,270

If Pental falls short of these minimum requirements in any given calendar year, Pental has agreed to negotiate with the supplier to arrive at a mutually acceptable resolution. There are no financial penalties to Pental if such commitments are not met; however, the supplier reserves the right to remove exclusive distribution rights privileges.

Purchase Commitments

The Company also has contractually committed itself to certain minimum purchase commitments with certain suppliers. RDS has committed to purchase $2.0 million in products annually for each of the calendar years 2019, 2020, and 2021 with a certain supplier.   For the six months ended June 30, 2019, $1.9 million has been purchased from this supplier.  Financial penalties for not achieving the minimum purchase commitment amount are equal to 15% of the shortfall amount.

Additionally, ASG has committed to purchase volumes estimated at approximately $0.4 million in 2019 with a specific Italian distributor.  Purchases with this distributor were $0.1 million during the six months ended June 30, 2019. Financial penalties can be up to the amount committed to if not purchased by the end of 2019.

Note 11. Stock Compensation

On November 22, 2017, the Company adopted the Select Interior Concepts, Inc. 2017 Incentive Compensation Plan (the “2017 Plan”). Upon the adoption of the 2017 Plan, the maximum aggregate number of shares issuable thereunder was 2,561,463 shares.  As of June 30, 2019, there were approximately 1,858,776 shares of the Company’s common stock subject to outstanding awards and approximately 475,019 shares of the Company’s common stock were reserved and available for future awards under the 2017 Plan.  At December 31, 2018, there were approximately 1,667,446 shares of common stock available for grant under the 2017 Plan.

On March 26, 2019, the board of directors adopted the Select Interior Concepts, Inc. 2019 Long-Term Incentive Plan (the “2019 Incentive Plan”), which was approved at the 2019 Annual Meeting of Stockholders on May 15, 2019.  The 2019 Incentive Plan serves as the successor to the 2017 Plan; however, shares will continue to be available for award grants under the 2017 plan following the effectiveness of the 2019 plan.  The maximum aggregate number of shares issuable under the 2019 plan is 1,700,000.  No awards had been issued under the 2019 Incentive Plan as of June 30, 2019.

Stock Options

The Company has not had any stock option activity under the 2017 Plan or 2019 Incentive Plan.

Restricted Stock

Restricted stock awards and restricted stock unit awards are grants of shares of the Company’s common stock that are subject to various restrictions, including restrictions on transferability, vesting and forfeiture provisions. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares prior to vesting, subject to such awards’ forfeiture provisions, unless the board of directors provides otherwise. Recipients of restricted stock unit awards generally will not have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the board of directors provides otherwise. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to the Company.

For the six months ended June 30, 2019, 241,957 restricted stock units were granted to certain directors, executives, and key employees, and such shares are subject to vesting over a period ranging from immediate vesting to three years, and certain other conditions, including continuous service to the Company, following the date of the restricted stock unit agreement. The shares vest ratably on an annual basis. Additionally, restricted stock units were granted to certain executives and include both a service and a performance condition. The performance condition is a 2021 earnings target and the target amount achieved impacts the number of shares that will be issued.  The number of shares to be issued at achievement of 100% of the earnings target is 573,824, and up to 1,147,648 shares will be issued upon achievement of 200% of the earnings target.

The Company estimated the fair value of these shares on the date the shares were granted and recognizes the resulting fair value over the requisite service period. The grant date fair value for the shares of restricted stock granted during the six months ended June 30, 2019 was determined using the share closing price on the date of grant.

A summary of the Company’s restricted stock activity for the six months ended June 30, 2019 is as follows:

	Shares of Restricted Stock Outstanding	Weighted Average Grant Date Fair Value
Nonvested shares at January 1, 2019	825,976	$11.84
Granted	1,389,605	$13.00
Forfeited	197,178	$12.00
Vested	159,627	$11.93
Nonvested shares at June 30, 2019	1,858,776	$12.68

As of June 30, 2019, total remaining stock-based compensation expense for nonvested restricted stock is $13.8 million, which is expected to be recognized over a weighted average remaining period of 2.6 years.

Total stock-based compensation expense recognized for restricted stock for the three and six months ended June 30, 2019 was $1.4 million and $2.0 million, respectively. Total stock-based compensation expense recognized for restricted stock for the three and six months ended June 30, 2018 was $0.8 million and $1.6 million, respectively.

Phantom Stock

Phantom stock awards are grants of phantom stock with respect to shares of the Company’s common stock that are settled in cash and subject to various restrictions, including restrictions on transferability, vesting and forfeiture provisions. Shares of phantom stock that do not vest for any reason will be forfeited by the recipient and will revert to the Company. Remaining shares of phantom stock outstanding at June 30, 2019 are for members of the board of directors and are subject to vesting over a period of three years. As a result of the cash-settlement feature of these awards, the Company considers these awards to be liability awards, which are measured at fair value at each reporting date and the pro-rata vested portion of the award is recognized as a liability. The fair value as of June 30, 2019 for the phantom stock awards was estimated using the closing price of the Class A Common Stock on June 30, 2019.

The Company recorded phantom stock based compensation expense of less than $0.01 million during the three and six months ended June 30, 2019. The Company recorded phantom stock based compensation expense of $1.5 million and $2.3 million during the three and six months ended June 30, 2018, respectively.

A summary of the Company’s phantom stock activity for the period ended June 30, 2019 is as follows:

Shares of Phantom Restricted Outstanding
Nonvested shares at January 1, 2019	2,777
Granted	—
Forfeited	1,389
Vested	—
Nonvested shares at June 30, 2019	1,388

As of June 30, 2019, total remaining stock-based compensation expense for phantom stock is $0.01 million, which is expected to be recognized over a weighted average remaining period of 1.5 years.

Note 12. Provision for Income Taxes

The Company determines its periodic income tax benefit or expense based upon the current period income and the annual estimated tax rate for the Company adjusted for discrete items. The estimated tax rate is revised, if necessary, as of the end of each successive interim period during the fiscal year to the Company’s current annual estimated tax rate.

For the six months ended June 30, 2019, the effective tax rate of 33.10% increased compared to the effective tax rate of 27.83% for the six months ended June 30, 2018, due to the impact of discrete items. The discrete items include unfavorable adjustments resulting from ASU 2016-09, which requires excess tax benefits and deficiencies related to stock compensation to be recognized as a component of income tax expense rather than stockholders’ equity.

Note 13. Related Party Transactions

Facility Rent

RDS leases three of its facilities from a trust affiliated with a Company stockholder. Additionally, as a result of recent acquisitions, RDS also leases six of its facilities from current employees or contractors. Rent expense under all of these leases totaled $0.5 million and $1.1 million for the three and six months ended June 30, 2019, respectively. Rent expense under related party RDS leases was $0.2 million and $0.4 million during the three and six months ended June 30, 2018, respectively.  No amounts were unpaid under these leases at June 30, 2019 and December 31, 2018. See Note 10.

ASG leases office space from 521 Digiulian Boulevard, LLC, a company owned by a current employee and former owner of NSI. Rent expense under this lease was $0.04 million and $0.08 million for the three and six months ended June 30, 2019, respectively. Rent expense under this lease was $0.04 million for the three and six months ended June 30, 2018.  No amounts were unpaid under this lease at June 30, 2019 and December 31, 2018. See Note 10.

ASG leases office space in New Jersey that was owned by a former employee (who is no longer employed by the Company in 2019). Rent expense under this lease was $0.09 million and $0.2 million for the three and six months ended June 30, 2018. No related party rent expense was incurred in 2019. No amounts were unpaid under this lease at June 30, 2019 and December 31, 2018. See Note 10.

Subcontractors and Supplier

Two RDS employees have family members that have an ownership interest in flooring subcontracting companies that have business relationships with RDS. During the three and six months ended June 30, 2019, these companies performed a total of $0.2 million and $0.4 million in subcontract work for RDS, respectively.  During the three and six months ended June 30, 2018, these companies performed a total of $0.6 million and $0.9 million in subcontract work for RDS, respectively. No amounts were due to these companies at June 30, 2019.  Amounts due and recorded as accounts payable at December 31, 2018 were $0.01 million.

Design services were also provided to RDS by designers affiliated with current Greencraft employees. During the three and six months ended June 30, 2019, expenses incurred with this design company were $0.02 million and $0.05 million, respectively. No amounts were unpaid at June 30, 2019 and December 31, 2018.

Other Related Party Transactions

A consulting firm affiliated with an officer of the Company has performed various consulting services for the Company related to human resources, accounting, and project management. During the three and six months ended June 30, 2019, the Company incurred $0.04 million and $0.08 million of costs, respectively, with this consulting firm. During the three and six months ended June 30, 2018, the Company incurred $0.08 million and $0.1 million of costs, respectively, with this consulting firm. No amount was due at June 30, 2019.  Amounts due and recorded as accounts payable at December 31, 2018 were $0.01 million.

Note 14. Segment Information

The Company’s operations are classified into two operating segments: RDS and ASG. Under RDS, the Company offers interior design and installation services, and under ASG, the Company offers natural and engineered surfaces distribution services. These operating segments represent strategic business areas which, although they operate separately and provide their own distinctive services, enable the Company to more effectively offer the complete line of interior design and selection services, merchandising, and complex supply chain management. Neither of the two operating segments have any reporting units. While individual acquisitions, for a time, may have discrete financial information before being fully integrated, RDS and ASG are the only operating and reporting segments for which both discrete financial information is available and is reviewed by the Company’s chief operating decision maker.

Inter-segment eliminations result, primarily, from the sale of ASG inventory to the RDS segment, including the related profit margin, as well as some intercompany borrowings recorded in the form of intercompany payables and receivables.

The Company evaluates performance of the respective segments based upon revenues and operating income. Information for the periods presented is provided below:

	Six Months Ended June 30,
(in thousands)	2019	2018
Net sales:
RDS	$172,797	$125,417
ASG	123,851	104,561
Elimination of intercompany sales	(1,386)	(731)
Consolidated Total	$295,262	$229,247

Operating income:
RDS	$7,466	$6,673
ASG	11,810	6,145
Elimination of intercompany operating income	81	43
Unallocated corporate operating loss	(9,341)	(8,301)
Consolidated Total	$10,016	$4,560

Capital expenditures:
RDS	$2,443	$1,480
ASG	1,009	4,912
Unallocated corporate capital expenditures	23	19
Consolidated Total	$3,475	$6,411

	As of June 30,	As of December 31,
(in thousands)	2019	2018
Goodwill:
RDS	$52,977	$49,029
ASG	45,564	45,564
Consolidated Total	$98,541	$94,593

Other intangible assets:
RDS	$47,680	$47,479
ASG	49,738	53,236
Consolidated Total	$97,418	$100,715

Total Assets:
RDS	$176,304	$170,724
ASG	234,116	230,505
Elimination of intercompany receivables and inventory	(580)	(1,016)
Unallocated corporate assets	19,483	15,801
Consolidated Total	$429,323	$416,014

Note 15. Subsequent Events

Events occurring after June 30, 2019, have been evaluated for possible adjustment to the condensed consolidated financial statements or disclosure as of August 8, 2019, which is the date the condensed consolidated financial statements were available to be issued.  No significant matters were identified requiring adjustments to or disclosure in these financial statements.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Forward-Looking Statements

This Quarterly Report on Form 10-Q (which we refer to as this “Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue,” and other forms of these words or similar words or expressions or the negatives thereof. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events. Forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to, those factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (our “Annual Report”), that may cause the Company’s actual results, level of activity, performance or achievement to be materially different from the results or plans expressed or implied by such forward-looking statements. All forward-looking statements in this Report are qualified by the factors, risks and uncertainties contained in our Annual Report. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Overview

Select Interior Concepts, Inc. (which we refer to collectively, with all of its subsidiaries, as “SIC,” the “Company,” “we,” “us” and “our”) is an installer and nationwide distributor of interior building products with market positions in residential interior design and installation services.

Through our Residential Design Services (which we refer to as “RDS”) operating segment, we primarily serve national and regional homebuilders by providing an integrated, outsourced solution for the interior design consultation, sourcing, distribution and installation of interior products of their homebuyer customers. Through our 17 design centers, our consultants work closely with homebuyers in the selection of a broad array of interior products and finishes, including flooring, cabinets, countertops, wall tile, finish carpentry, shower enclosures and mirrors, and related interior items, primarily for newly constructed homes. We then coordinate the ordering, fulfillment and installation of many of these interior products to provide a streamlined experience for the homebuilder. With our design centers and our product sourcing and installation capabilities, we enable our homebuilder customers to outsource critical aspects of their business to us, thereby increasing their sales, profitability, and return on capital.

We also have market positions in the selection and importation of natural and engineered stone slabs for kitchen and bathroom countertops and specialty tiles through our Architectural Surfaces Group (which we refer to as “ASG”) operating segment. ASG sources natural and engineered stone from a global supply base and markets these materials through a national network of distribution centers and showrooms at 23 different locations. In addition to serving the repair and remodel (which we refer to as “R&R”) market with these materials, we also distribute them to new residential and commercial construction markets.

Operating Segments

We have defined each of our operating segments based on the nature of its operations, its management structure and its product offerings. Our management decisions are made by our Chief Executive Officer, whom we have determined to be our chief operating decision maker. Our management evaluates segment performance based on operating income. Our two reportable segments are described below.

Residential Design Services

RDS, our interior design and installation segment, is a service business that provides design center operation, interior design, product sourcing, and installation services to homebuilders, homeowners, general contractors and property managers. Products sold and installed include flooring, prefabricated countertops, cabinets, wall tile, interior trim (doors, moldings, door and window casing), shower enclosures and doors, mirrors, and window treatments. New single-family and multi-family construction are the primary end markets, although we are exploring growth opportunities in other markets, such as the R&R market.

Architectural Surfaces Group

ASG, our natural and engineered stone countertop distribution segment, distributes granite, marble and quartz slabs for countertop and other uses, ceramic and porcelain tile for flooring, backsplash and wall tile applications and other related products. Primary end markets are new residential and commercial construction and the R&R market.

Key Factors Affecting Operating Results

Our operating results are primarily impacted by changes in the levels of new residential construction and the demand for products and services in the R&R market. These are in turn affected by a broad range of macroeconomic factors including the rate of economic growth, unemployment, job and wage growth, interest rates, multi-family project financing, and residential mortgage lending conditions. Other important underlying factors include demographic variables such as household formation, immigration and aging trends, housing stock and vacant inventory levels, changes in the labor force, raw materials prices, the legal environment, government tariffs, local and regional development, and construction regulation.

Key Components of Results of Operations

Net Revenue. In our RDS segment, net revenue consists of revenue net of our homebuilder customers’ participation, which is their share of revenue from our sales of upgrades. In single-family construction, revenue is recognized when the work is complete or complete in all material respects. In multi-family construction, revenue is recognized on a percentage of completion basis as these projects often take place over several months. In our ASG segment, net revenue is derived from the sale of stone products and is recognized when such products have been accepted at the customer’s designated location.

Cost of Revenue. Cost of revenue consists of the direct costs associated with revenue earned by the sale and installation of our interior products in the case of our RDS segment, or by delivering product in the case of our ASG segment. In our RDS segment, cost of revenue includes direct material costs associated with each project, the direct labor costs associated with installation (including taxes, benefits and insurance), rent, utilities and other period costs associated with warehouses and fabrication shops, depreciation associated with warehouses, material handling, fabrication and delivery costs, and other costs directly associated with delivering and installing product in our customers’ projects, offset by vendor rebates. In our ASG segment, cost of revenue includes direct material costs, inbound and outbound freight costs, overhead (such as rent, utilities and other period costs associated with product warehouses), depreciation associated with fixed assets used in warehousing, material handling and warehousing activities, warehouse labor, taxes, benefits and other costs directly associated with receiving, storing, handling and delivering product to customers in revenue earning transactions, offset by vendor rebates.

Gross Profit and Gross Margin. Gross profit is revenue less the associated cost of revenue. Gross margin is gross profit divided by net revenue.

Operating Expenses. Operating expenses include overhead costs such as general management, project management, purchasing, sales, customer service, accounting, human resources, depreciation and amortization, information technology, public company costs and all other forms of wage and salary cost associated with operating our businesses, and the taxes and benefits associated with those costs. We also include other general-purpose expenses, including, but not limited to, office supplies, office rents, legal, consulting, insurance, and non-cash stock compensation costs. Professional services expenses, including audit and legal, and transaction costs are also included in operating expenses.

Depreciation and Amortization. Depreciation and amortization expenses represent the estimated decline over time of the value of tangible assets such as vehicles, equipment and tenant improvements, and intangible assets such as customer lists and trade names. We recognize the expenses on a straight-line basis over the estimated economic life of the asset in question.

Interest Expense. Interest expense represents amounts paid to or which have become due during the period to lenders and lessors under credit agreements and capital leases, as well as the amortization of debt issuance costs.

Income Taxes. Income taxes are recorded using the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the deferred tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled.

Three Months Ended June 30, 2019 Compared to Three Months Ended June 30, 2018

Net Revenue. For the three months ended June 30, 2019, net revenue increased $33.5 million, or 26.8%, to $158.3 million, from $124.9 million for the three months ended June 30, 2018. Net revenue for the three months ended June 30, 2019 and 2018 is adjusted for the elimination of intercompany sales of $0.8 million and $0.4 million, respectively. The increase in net sales was driven by the impact of organic growth and acquisitions.

In our RDS segment, net revenue increased by $24.5 million, or 35.9%, to $92.8 million for the three months ended June 30, 2019, from $68.3 million for the three months ended June 30, 2018. The increase was due to the acquisitions of Summit, TAC, and Intown, which accounted for $29.3 million of the RDS growth, partially offset by a decrease in RDS business of $4.8 million primarily due to continued softening in the Southern California housing market.

In our ASG segment, net revenue increased by $9.4 million, or 16.4%, to $66.3 million for the three months ended June 30, 2019, from $57.0 million for the three months ended June 30, 2018. For the three months ended June 30, 2019, the acquisition of Tuscany accounted for $2.2 million of the ASG growth, with the remainder of the growth of $7.1 million in our ASG segment attributable to increased revenue from organic volume and price/mix.

Cost of Revenue. For the three months ended June 30, 2019, cost of revenue increased $23.7 million, or 26.2%, to $114.2 million, from $90.5 million for the three months ended June 30, 2018.

In our RDS segment, cost of revenue increased by $17.5 million, or 35.2%, to $67.0 million for the three months ended June 30, 2019, from $49.5 million for the three months ended June 30, 2018. The acquisitions of Summit, TAC and Intown were primarily responsible for this increase, contributing $20.5 million. This increase was partially offset by a decrease in cost of revenues as a result of lower revenue in the Southern California market.

In our ASG segment, cost of revenue increased by $6.6 million, or 16.1%, to $48.0 million for the three months ended June 30, 2019, from $41.4 million for the three months ended June 30, 2018. This was primarily due to the acquisition of Tuscany, which contributed $1.6 million of the increase, with the remaining increase due to costs associated with organic growth.

Gross Profit and Margin. For the three months ended June 30, 2019, gross profit increased $9.8 million, or 28.4%, to $44.2 million, from $34.4 million for the three months ended June 30, 2018. The increase in gross profit was due to higher net sales.  For the three months ended June 30, 2019, gross margin increased 0.3% to 27.9% from 27.6% for the three months ended June 30, 2018. This increase in gross profit was primarily due to acquisitions and favorable shifts in product as well as price increases.

In our RDS segment, gross margin increased 0.4% to 27.8% for the three months ended June 30, 2019, from 27.4% for the three months ended June 30, 2018. This was due to higher margins in the acquired companies than in the existing RDS business.

In our ASG segment, gross margin increased 0.3% to 27.7% for the three months ended June 30, 2019, from 27.4% for the three months ended June 30, 2018. This increase was due to a favorable shift in product mix, price increases, and acquisitions.

Operating Expense. For the three months ended June 30, 2019, operating expenses increased by $6.6 million, or 21.5%, to $37.4 million, from $30.8 million for the three months ended June 30, 2018. The increase in operating expenses was primarily due to selling, general, and administrative expenses from acquired businesses, expenses associated with new locations, and higher depreciation and amortization.

In our RDS segment, operating expenses increased by $6.7 million to $20.8 million for the three months ended June 30, 2019, from $14.1 million for the three months ended June 30, 2018. This increase was primarily related to the Summit, TAC, and Intown acquisitions, sales and marketing expenses, and other expenses related to the growth of the business.

In our ASG segment, operating expenses decreased by $0.1 million to $11.3 million for the three months ended June 30, 2019, from $11.4 million for the three months ended June 30, 2018.

SIC corporate costs remained consistent at $5.3 million for the three months ended June 30, 2019 and 2018, respectively.

Depreciation and Amortization. For the three months ended June 30, 2019, depreciation and amortization expenses increased by $1.4 million, or 29.0%, to $6.4 million, from $5.0 million for the three months ended June 30, 2018.

In our RDS segment, depreciation and amortization expenses increased by $1.4 million, or 59.9%, to $3.6 million for the three months ended June 30, 2019, which was primarily due to the depreciation and amortization associated with the assets acquired in the Summit, TAC, and Intown acquisitions.

In our ASG segment, depreciation and amortization expenses increased by $0.1 million, or 2.4%, to $2.8 million for the three months ended June 30, 2019, which was primarily due to amortization associated with the Tuscany acquisition.

Interest Expense. For the three months ended June 30, 2019, interest expense increased by $1.7 million, or 60.1%, to $4.5 million, from $2.8 million for the three months ended June 30, 2018. During the three months ended June 30, 2019, our interest expense increased primarily due to the borrowings associated with funding four acquisitions since June 30, 2018.

Income Taxes. For the three months ended June 30, 2019, we recognized income tax expense of $0.1 million, an increase of $0.1 million from income tax benefit of $0.0 million for the three months ended June 30, 2018. During the three months ended June 30, 2019, our effective rate is different from what would be expected if the federal statutory rate were applied to income from continuing operations, primarily because of the impact of discrete items related to stock based compensation.

Net (Loss) Income. For the three months ended June 30, 2019, net income increased by $1.2 million to $1.2 million, from a $0.1 million loss for the three months ended June 30, 2018.

Adjusted EBITDA. For the three months ended June 30, 2019, Adjusted EBITDA increased to $16.6 million, from $13.8 million for the three months ended June 30, 2018, primarily as a result of organic growth and incremental operating profit from acquisitions, partially offset by additional corporate costs, including costs incurred in establishing a business development function.

	For the Three Months Ended June 30,
(in thousands)	2019	2018
Consolidated net income (loss)	$1,162	$(86)
Income tax expense (benefit)	113	(35)
Interest expense	4,480	2,799
Depreciation and amortization	6,432	4,985
EBITDA	12,187	7,663
Stock based compensation	1,426	2,006
Purchase accounting fair value adjustments	959	935
Acquisition and integration related costs	751	781
Employee related reorganization costs	247	219
Other non-recurring costs	159	540
IPO and public company readiness costs	—	1,667
Strategic alternatives costs	890	—
Adjusted EBITDA	$16,619	$13,811

Adjusted EBITDA Margin. Adjusted EBITDA margin decreased slightly from 11.1% for the three months ended June 30, 2018 to 10.5% for the three months ended June 30, 2019.

Six months ended June 30, 2019 Compared to Six months ended June 30, 2018

Net Revenue. For the six months ended June 30, 2019, net revenue increased $66.0 million, or 28.8%, to $295.3 million, from $229.2 million for the six months ended June 30, 2018. Net revenue for the six months ended June 30, 2019 and 2018 is adjusted for the elimination of intercompany sales of $1.4 million and $0.7 million, respectively. The increase in net sales was primarily due to organic growth and acquisitions.

In our RDS segment, net revenue increased by $47.4 million, or 37.8%, to $172.8 million for the six months ended June 30, 2019, from $125.4 million for the six months ended June 30, 2018. The increase was due to the acquisition of Summit, TAC, and Intown, which accounted for $51.8 million of the RDS growth. This increase was partially offset by a decrease due to softening in the Southern California housing market.

In our ASG segment, net revenue increased by $19.3 million, or 18.4%, to $123.9 million for the six months ended June 30, 2019, from $104.6 million for the six months ended June 30, 2018. The increase was due to the acquisition of Bedrock, NSI, and Tuscany which accounted for $7.2 million of ASG growth, with the remainder of the growth of $12.1 million in our ASG segment attributable to increased revenue from organic volume and price/mix.

Cost of Revenue. For the six months ended June 30, 2019, cost of revenue increased $45.5 million, or 27.2%, to $212.4 million, from $166.9 million for the six months ended June 30, 2018.

In our RDS segment, cost of revenue increased by $33.2 million, or 36.4%, to $124.4 million for the six months ended June 30, 2018, from $91.2 million for the six months ended June 30, 2018. The acquisitions of Summit, TAC and Intown were primarily responsible for this increase, contributing $36.5 million. This increase was partially offset by a decrease in cost of revenues as a result of lower revenue in the Southern California market.

In our ASG segment, cost of revenue increased by $13.0 million, or 17.0%, to $89.5 million for the six months ended June 30, 2019, from $76.5 million for the six months ended June 30, 2018. This was primarily due to the acquisition of Tuscany, which contributed $5.4 million of the increase, with the remaining increase due to costs associated with organic growth.

Gross Profit and Margin. For the six months ended June 30, 2019, gross profit increased $20.5 million, or 33.0%, to $82.9 million, from $62.4 million for the six months ended June 30, 2018.  The increase in gross profit was due to higher net sales.  For the six months ended June 30, 2019, gross margin increased 0.9% to 28.1%, from 27.2% for the six months ended June 30, 2018.  This increase was primarily due to acquisitions and favorable shifts in product as well as price increases.

In our RDS segment, gross margin increased 0.7% to 28.0% for the six months ended June 30, 2019, from 27.3% for the six months ended June 30, 2018. This was primarily due to higher margins in the acquired companies than in the existing RDS business.

In our ASG segment, gross margin increased by 0.9% to 27.8% for the six months ended June 30, 2019, from 26.9% for the six months ended June 30, 2018. This increase was due to a favorable shift in product mix, price increases, and acquisitions.

Operating Expense. For the six months ended June 30, 2019, operating expenses increased by $15.1 million, or 26.1%, to $72.9 million from $57.8 million for the six months ended June 30, 2018. The increase in operating expenses was primarily due to selling, general, and administrative expenses from acquired businesses and greenfield locations, investments in SIC corporate reporting infrastructure, and higher depreciation and amortization.

In our RDS segment, operating expenses increased by $13.5 million to $41.0 million for the six months ended June 30, 2019, from $27.6 million for the six months ended June 30, 2018. This increase was primarily related to the Summit, TAC, and Intown acquisitions, sales and marketing expenses, and other expenses related to the growth of the business.

In our ASG segment, operating expenses increased by $0.6 million to $22.6 million for the six months ended June 30, 2019, from $21.9 million for the six months ended June 30, 2018. This increase was related to the Bedrock and Tuscany acquisitions, and expenses related to the opening of new locations.

The remaining $1.0 million of the increase in operating expenses was related to share-based compensation accrual expense and overhead costs incurred at the corporate level.

Depreciation and Amortization. For the six months ended June 30, 2019, depreciation and amortization expenses increased by $3.0 million, or 31.1%, to $12.7 million, from $9.7 million for the six months ended June 30, 2018.

In our RDS segment, depreciation and amortization expenses increased by $2.5 million, or 56.5%, to $7.0 million for the six months ended June 30, 2019, which was primarily due to the depreciation and amortization associated with the acquisitions of Summit, TAC, and Intown.

In our ASG segment, depreciation and amortization expenses increased by $0.4 million, or 8.3%, to $5.6 million for the six months ended June 30, 2019, which was primarily due to amortization associated with the Tuscany acquisition.

Interest Expense. For the six months ended June 30, 2019, interest expense increased by $3.5 million, or 65.5%, to $8.8 million, from $5.3 million for the six months ended June 30, 2018.  Interest expense increased primarily due to the borrowings associated with funding four acquisitions since June 30, 2018.

Income Taxes. For the six months ended June 30, 2019, we recognized income tax expense of $0.6 million, an increase of $1.2 million from income tax benefit of $0.5 million for the six months ended June 30, 2018. This increase is related to our profitability during the six months ended June 30, 2019.  For the six months ended June 30, 2019, the effective tax rate of 33.10% increased compared to the effective tax rate of 27.83% for the six months ended June 30, 2018, primarily because of the impact of discrete items related to stock based compensation.

Net (Loss) Income. For the six months ended June 30, 2019, net income increased by $2.7 million to $1.3 million, from $1.4 million net loss for the six months ended June 30, 2018.

Adjusted EBITDA. For the six months ended June 30, 2019, Adjusted EBITDA increased to $29.1 million, from $24.5 million for the six months ended June 30, 2018, primarily as a result of organic growth and incremental operating profit from acquisitions, partially offset by additional corporate costs.

	For the Six Months Ended June 30,
(in thousands)	2019	2018
Consolidated net income (loss)	$1,289	$(1,395)
Income tax expense (benefit)	638	(538)
Interest expense	8,809	5,322
Depreciation and amortization	12,681	9,669
EBITDA	23,417	13,058
Stock based compensation	1,988	3,681
Purchase accounting fair value adjustments	(563)	1,169
Acquisition and integration related costs	2,205	2,063
Employee related reorganization costs	686	493
Other non-recurring costs	507	1,490
IPO and public company readiness costs	—	2,534
Strategic alternatives costs	890	—
Adjusted EBITDA	$29,130	$24,488

Adjusted EBITDA Margin. For the six months ended June 30, 2019, Adjusted EBITDA margin decreased to 9.9% from 10.7% for the six months ended June 30, 2018, resulting primarily from additional cost and investments in SIC as a public company, and costs incurred in establishing a business development function.

Non-GAAP Measures

In addition to the results reported in accordance with United States generally accepted accounting principles (which we refer to as “GAAP”), we have provided information in this Report relating to EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin. We have provided definitions below for these non-GAAP financial measures and have provided the tables above reconciling these non-GAAP financial measures to the comparable GAAP financial measures.

We believe that these non-GAAP financial measures provide valuable information regarding our earnings and business trends by excluding specific items that we believe are not indicative of the ongoing operating results of our businesses, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry.

We have provided these non-GAAP financial measures as supplemental information to our GAAP financial measures and believe these non-GAAP measures provide investors with additional meaningful financial information regarding our operating performance and cash flows. Our management and board of directors also use these non-GAAP measures as supplemental measures to evaluate our businesses and the performance of management, including the determination of performance-based compensation, to make operating and strategic decisions, and to allocate financial resources. We believe that these non-GAAP measures also provide meaningful information for investors and securities analysts to evaluate our historical and prospective financial performance. These non-GAAP measures should not be considered a substitute for or superior to GAAP results. Furthermore, the non-GAAP measures presented by us may not be comparable to similarly titled measures of other companies.

EBITDA is defined as consolidated net income before interest, taxes and depreciation and amortization. Adjusted EBITDA is defined as consolidated net income before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) stock compensation expense, and (v) adjustments for costs that are deemed to be transitional in nature or not related to our core operations, such as severance, facility closure costs, and professional, financing and legal fees related to business acquisitions, or similar transitional costs and expenses related to business investments, greenfield investments, and integrating acquired businesses into our Company. Adjusted EBITDA margin is calculated as a percentage of our net revenue. EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin are non-GAAP financial measures used by us as supplemental measures in evaluating our operating performance.

Liquidity and Capital Resources

Working capital is the largest element of our capital needs, as inventory and receivables are our most significant investments. We also require funding for acquisitions, to cover ongoing operating expenses, and to meet required obligations related to financing, such as lease payments and principal and interest payments.

Our capital resources primarily consist of cash from operations and borrowings under our long-term revolving credit facility, capital equipment leases, and operating leases. As our revenue and profitability have improved during the recovery of the housing market, we have used increased borrowing capacity under our revolving credit facility to fund working capital needs. We have utilized capital leases and secured equipment loans to finance our vehicles and equipment needed for both replacement and expansion purposes.

As of June 30, 2019, we had $1.9 million of cash and cash equivalents and $53.4 million of available borrowing capacity under our revolving credit facility. Based on our track record of profitability, positive cash flow, and ability to effectively manage working capital needs, we believe that we have sufficient funding in place to finance our operations and immediate growth plans.

Financing Sources; Debt

SIC Credit Facility

In June 2018, the Company and certain of its subsidiaries entered into an amended and restated loan, security and guaranty agreement, dated as of June 28, 2018, which was amended on December 11, 2018 (which we refer to as the “SIC Credit Facility”), with a commercial bank. The SIC Credit Facility is used by the Company, including both RDS and ASG, for operational purposes. Pursuant to the SIC Credit Facility, the Company has a borrowing-base-governed revolving credit facility that provides for borrowings of up to an aggregate of $90 million (after it was increased by $10 million through the amendment in December 2018), and which may be further increased to an aggregate amount not to exceed $130 million upon the satisfaction of certain conditions. The credit facility was further amended in July 2019 to amend certain covenants.

All revolving loans under the SIC Credit Facility are due and payable in full on June 28, 2023, subject to earlier acceleration upon certain conditions

The SIC Credit Facility is subject to certain financial covenants. At June 30, 2019 and December 31, 2018, the Company was in compliance with material financial covenants.

As of June 30, 2019, $36.3 million was outstanding under the SIC Credit Facility. The Company also had $0.3 million of outstanding letters of credit under the SIC Credit Facility at June 30, 2019.  An additional $0.1 million letter of credit was drawn on in July 2019.

Term Loan Facility

On February 28, 2017, AG&M and Pental, as the borrowers, entered into a financing agreement, as amended, with third party lenders (which we refer to as the “Term Loan Facility”), which initially provided for a $105.0 million term loan facility. The Term Loan Facility was amended in June 2018 to define the borrowers as Select Interior Concepts, Inc. and its subsidiaries.  The Term Loan Facility was subsequently amended in December 2018 to increase the borrowing capacity to $174.2 million and in July 2019 to amend certain covenants.

All term loans under the Term Loan Facility are due and payable in full on February 28, 2023, subject to earlier acceleration upon certain conditions.

The Company is required to meet certain financial and nonfinancial covenants pursuant to the Term Loan Facility. The Company was in compliance with all material financial and nonfinancial covenants as of June 30, 2019 and December 31, 2018.

As of June 30, 2019, approximately $154.3 million of indebtedness was outstanding under the Term Loan Facility.

Vehicle and Equipment Financing

We have used various secured loans and leases to finance our acquisition of vehicles. As of June 30, 2019, approximately $4.3 million of indebtedness was outstanding under vehicle and equipment loans and capital leases.

Historical Cash Flow Information

Working Capital

Inventory and accounts receivable represent over 75% of our tangible assets, and accordingly, management of working capital is important to our businesses. Working capital (defined as current assets less current liabilities, excluding debt and cash) totaled $116.3 million at June 30, 2019, compared to $100.2 million at December 31, 2018, for a net increase of $16.1 million, due to shifts in receivables, inventory, accounts payable and accrued liabilities, due in part to timing and the acquisition of Intown.

Cash Flows Provided by / (Used in) Operating Activities

Net cash provided by / (used in) operating activities was $8.8 million and $(0.1) million for the six months ended June 30, 2019 and 2018, respectively. Net income was $1.3 million for the six months ended June 30, 2019, and net loss was $1.4 million for the six months ended June 30, 2018.

Adjustments for noncash expenses included in the calculation of net cash provided by operating activities, including amortization and depreciation, changes in deferred income taxes and other noncash items, totaled $14.2 million for the six months ended June 30, 2019, and $10.5 million for the six months ended June 30, 2018.

Changes in operating assets and liabilities resulted in net cash used of $6.7 million for the six months ended June 30, 2019. Changes in operating assets and liabilities resulted in net cash used of $9.3 million for the six months ended June 30, 2018.

Cash Flows Used in Investing Activities

For the six months ended June 30, 2019, cash flow used in investing activities was $19.0 million, with $1.0 million for the indemnity payment related to the Bedrock acquisition, $11.5 million for the acquisition of Intown, and $3.0 million for the escrow payment related to the Greencraft acquisition. Capital expenditures for property and equipment, net of proceeds from disposals, totaled $3.5 million. For the six months ended June 30, 2018, cash flow used in investing activities was $18.2 million, with $0.3 million for the acquisition of NSI and $11.5 million for the acquisition of Bedrock. Capital expenditures for property and equipment, net of proceeds from disposals, totaled $6.4 million.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities was $2.7 million and $21.8 million for the six months ended June 30, 2019 and 2018, respectively.

For the six months ended June 30, 2019, we borrowed an additional $11.5 million in term debt, and made principal payments of $1.3 million, for a net increase in term debt of $10.2 million. As of June 30, 2019, aggregate net payments on the SIC Credit Facility were $0.8 million and payments on notes payable were $0.8 million. We also classified $5.8 million of the total $8.0 million Greencraft earnout payment as a financing activity, as this was the fair value of the contingent liability accrued at purchase. For the six months ended June 30, 2018, we borrowed an additional $6.3 million in term debt and made principal payments of $0.5 million, for a net increase in term debt of $5.8 million. Aggregate net borrowings on the SIC Credit Facility were $16.6 million during the six months ended June 30, 2018.

Contractual Obligations

In the table below, we set forth our enforceable and legally binding obligations as of June 30, 2019. Some of the amounts included in the table are based on management’s estimates and assumptions about these obligations, including their duration, the possibility of renewal, anticipated actions by third parties, and other factors. Because these estimates and assumptions are necessarily subjective, our actual payments may vary from those reflected in the table.

	Payments due by period
(in thousands)	Total	Remaining in 2019	1 to 3 years	3 - 5 years	More than 5 years
Long-Term Debt Obligation(1)	$156,466	$983	$3,258	$152,200	$25
Capital Lease Obligations(2)	2,223	357	1,411	348	107
Operating Lease Obligations(3)	58,313	7,382	26,910	17,640	6,381
Purchase Obligations(4)	58,664	18,484	40,180	—	—
Total	$275,666	$27,206	$71,759	$170,188	$6,513

(1)

Long-term debt obligations include principal payments on our term loans as well as our notes payable. Long-term debt obligations do not include interest or fees on the unused portion of our revolving letters of credit or financing fees associated with the issuance of debt.

(2)	Capital lease obligations include payments on capital leases for vehicles and equipment purchased.
(3)

We lease certain locations, including, but not limited to, corporate offices, warehouses, fabrication shops, and design centers. For additional information, see Note 10—Commitments and Contingencies to our condensed consolidated financial statements included in this Report.

(4)

These amounts take into account a contract with a supplier of engineered stone on an exclusive basis in certain states within the United States. As part of the terms of the exclusive right to distribute the products provided under the contract, we are obligated to take delivery of a certain minimum amount of product from this supplier. If we fall short of these minimum purchase requirements in any given calendar year, we have agreed to negotiate with the supplier to arrive at a mutually acceptable resolution. There are no financial penalties to us if such commitments are not met; however, in such a case, the supplier has reserved the right, under the contract, to withdraw the exclusive distribution rights granted to us. The amount of the payment is estimated by multiplying the minimum quantity required under the contract by the average price paid in 2018.  This amounts to approximately $18.1 million remaining in 2019 and $36.2 million in 2020.

In addition to the contractual obligations set forth above, as of June 30, 2019, we had an aggregate of approximately $36.3 million of indebtedness outstanding under the SIC Credit Facility.

Off-Balance Sheet Arrangements

As of June 30, 2019, with the exception of operating leases that we typically use in the ordinary course of business, we were not party to any material off-balance sheet financial arrangements that are reasonably likely to have a current or future effect on our financial condition or operating results. We do not have any relationship with unconsolidated entities or financial partnerships for the purpose of facilitating off-balance sheet arrangements or for other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

There have been no material changes for the six months ended June 30, 2019 from the critical accounting policies and estimates as previously disclosed in our financial statements included in our 2018 Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 15, 2019.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Interest Rate Risk

We borrow from lenders using financial instruments such as revolving lines of credit, term loans, and notes payable. In many cases, the interest costs we incur under these agreements is calculated using a variable rate that will fluctuate with changes in a published short-term market interest rate index, such as LIBOR. Accordingly, there is no guarantee as to what our interest payments and expense will be in the future. In an economic environment where short term rates (under one year) may increase or continue to increase at any time, there can be no assurance that interest rates will not be higher in the future and have an adverse effect on our financial soundness. At June 30, 2019, we had outstanding variable rate borrowings of approximately $190.7 million. Assuming the current level of borrowing under the variable rate debt facility, a hypothetical one-percentage point increase (decrease) in interest rates on our variable rate debt would increase (decrease) our annual interest expense by $1.9 million.

For variable rate debt, interest rate changes generally do not affect the fair value of the debt instrument, but do impact future earnings and cash flows, assuming other factors are held constant. We did not utilize swaps, forward or option contracts on interest rates or commodities, or other types of derivative financial instruments during the years ended December 31, 2018 and 2017 or during the six months ended June 30, 2019. We have not entered into and currently do not hold derivatives for trading or speculative purposes.

Foreign Currency Exchange Rate Risk

We purchase materials from both domestic and foreign suppliers. While all of the suppliers receive payments in U.S. dollars and, as such, we are not currently exposed to any foreign currency exchange rate risk, there can be no assurance that the payments to suppliers in the future will not be affected by exchange fluctuations between the U.S. dollar and the local currencies of these foreign suppliers.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Our management, including our Chief Executive Officer and Chief Financial Officer, is responsible for performing an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), in order to provide reasonable assurance that the information required to be disclosed by us in the reports that we file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. We have begun documenting and testing internal control procedures in order to comply with the requirements of Section 404(a) of the Sarbanes‑Oxley Act. Section 404(a) requires annual management assessments of the effectiveness of our internal control over financial reporting. We must comply with Section 404(a) no later than the time we file our Annual Report on Form 10-K for fiscal year ended December 31, 2019 with the SEC.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the six months ended June 30, 2019 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings

The Company and certain of its subsidiaries are from time to time subject to various claims, complaints and other legal actions arising in the ordinary course of business. In the opinion of our management, the outcome of these ordinary course matters will not have a material adverse effect upon our financial condition, results of operations or cash flows.

Item 1A. Risk Factors

Except as set forth below, during the six months ended June 30, 2019, there have been no material changes from the risk factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 15, 2019.

Changes in legislation and government policy may have a material adverse effect on our businesses in the future.

The 2016 presidential and congressional elections in the United States have resulted in significant changes in legislation and government policy. In addition to the recent reform of the federal tax code, specific legislative and regulatory proposals discussed during and after the election that could have a material impact on us include, but are not limited to, modifications to international trade policy, trade remedy proceedings targeting the Company’s products, and increased regulation. Furthermore, proposals have been discussed regarding the imposition of new or additional taxes or tariffs on goods imported from abroad that are used in our businesses or the elimination of income tax deductibility of such imported goods.  For the year ended December 31, 2018, we purchased an estimated $117.6 million of material sourced from outside the United States.

For example, in 2018 and again in 2019, petitions seeking imposition of antidumping and countervailing duties against quartz surface products from various countries were filed by Cambria Company LLC with the U.S. Department of Commerce (which we refer to as the “DOC”) and the U.S. International Trade Commission (which we refer to as the “ITC”). The DOC has announced preliminary determinations provisionally subjecting U.S. importers to countervailing and antidumping duties on quartz surface products from China pending a final decision by the ITC, and the cases against quartz surface products from other countries are expected to proceed.  In addition, in the first half of 2019 the United States terminated the beneficiary designations of Turkey and India under the Generalized System of Preferences.  This termination resulted in a change to the duty treatment of goods imported from both Turkey and India, including quartz surface products.

One of the Company’s subsidiaries, Architectural Granite & Marble, LLC, imports quartz surface products.  While the Company is actively taking steps to mitigate its exposure to these additional duties and maintain a supply of high quality surface quartz products, such trade actions and policy developments give rise to potential liability for additional duties, as well as supply chain interruptions.

We are currently unable to predict the extent and impact of the changes to existing legislative and regulatory environments and trade remedy actions relevant to our businesses, or how those and potential future changes will affect our businesses. To the extent that such changes have a negative impact on us or the industries we serve, including the imposition of additional duties discussed above or otherwise, these changes may materially and adversely impact our businesses, financial condition, result of operations, and cash flows.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Unregistered Sales of Equity Securities

None.

Use of Proceeds

Not applicable.

Company Stock Repurchases

The Company repurchased 800,000 shares of Class A Common Stock at a price of $0.01 per share in April 2019 as part of a repurchase agreement with affiliates of Trive Capital Management LLC.  These shares were subsequently retired during the period ended June 30, 2019.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

The following exhibits are filed, furnished or incorporated by reference as part of this Report.

Exhibit No.	Description

3.1

Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the initial filing of the Company’s Registration Statement on Form S-1 (File No. 333-226101), filed with the SEC on July 9, 2018).

3.2

Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-226101), filed with the SEC on July 25, 2018).

10.1*

Sixth Amendment to Financing Agreement, dated as of July 15, 2019, by and among Architectural Granite & Marble, LLC and Pental Granite and Marble, LLC, as borrowers, the financial institutions party thereto, as lenders, and Cerberus Business Finance, LLC, as agent for the lenders.

10.2*

Second Amendment to Amended and Restated Loan, Security, and Guaranty Agreement, dated as of July 23, 2019, by Select Interior Concepts, Inc., and subsidiaries, as borrowers, and Bank of America, N.A. as lenders.

10.3 *†	Amendment to Employment Agreement, dated as of July 12, 2019, by and between the Company and Kendall R. Hoyd.

10.4 *†	Amendment to Employment Agreement, dated as of July 12, 2019, by and between the Company and Sunil Palakodati.

10.5 *†	Amendment to Employment Agreement, dated as of July 12, 2019, by and between the Company and Tyrone Johnson.

10.6 *†	Amendment to Employment Agreement, dated as of July 12, 2019, by and between the Company and Nadeem Moiz.

10.7 *†	Amendment to Employment Agreement, dated as of July 12, 2019, by and between the Company and Shawn Baldwin.

31.1*	Certification of Principal Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed or furnished herewith.
†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Quarterly Report on Form 10-Q to be signed on its behalf by the undersigned thereunto duly authorized.

Select Interior Concepts, Inc.

Date: August 8, 2019	By:	/s/ Tyrone Johnson
Tyrone Johnson
Chief Executive Officer (Principal Executive Officer)

Date: August 8, 2019	By:	/s/ Nadeem Moiz
Nadeem Moiz
Chief Financial Officer (Principal Financial Officer)

EXHIBIT 10.1

EXECUTION VERSION

SIXTH AMENDMENT
TO FINANCING AGREEMENT

SIXTH AMENDMENT TO FINANCING AGREEMENT, dated as of July 15, 2019 (this "Amendment"), to the Financing Agreement, dated as of February 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and among ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company ("AGM"), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of Ultimate Parent (as defined therein) that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), the financial institutions from time to time party thereto as lenders (collectively, the "Lenders") and CERBERUS BUSINESS FINANCE, LLC ("Cerberus"), as agent for the Lenders (in such capacity, the "Agent").

WHEREAS, the Obligors have requested that the Agent and the Lenders amend certain terms and conditions of the Financing Agreement;

WHEREAS, the Obligors have requested that the Agent and Lenders waive any Event of Default that would otherwise arise under Section 10.1 of the Financing Agreement as a result of (i) the Obligors failure to comply with the financial covenants set forth in Section 9.2.3 of the Financing Agreement for the Fiscal Years ending December 31, 2017 and December 31, 2018 (the "Specified CapEx Defaults") and (ii) the Obligors failure to notify the Agent of the Specified CapEx Defaults (the "Specified Notice Defaults", and together with the Specified CapEx Defaults, the  "Specified Events of Default");

WHEREAS, the Agent and the Lenders are willing to amend such terms and conditions of the Financing Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.   Amendments.  The Financing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example:  bold and double-underlined text) as set forth on the pages of the Financing Agreement attached as Annex A hereto.

3.   Representations and Warranties.  Each Obligor hereby represents and warrants to the Agent and the Lenders as follows:

(a)   Representations and Warranties; No Event of Default.  The representations and warranties of Borrower and each other Obligor contained herein and in Section 8 of the Financing Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the Sixth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date, and no Default or Event of Default shall have occurred and be continuing on the Sixth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)   Organization, Good Standing, Etc.  Each Obligor and its Subsidiaries, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization.  Each Obligor and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect

(c)   Authorization, Etc.  Each Obligor and its Subsidiaries are duly authorized to execute, deliver and perform this Amendment and each other Loan Document to which it is or will be a party.  The execution, delivery and performance of the Financing Agreement, as amended hereby, and each other Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor or any Subsidiary of an Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor or any Subsidiary of an Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on Borrower's Property.

(d)   Enforceability of Loan Documents.  This Amendment, the Financing Agreement as amended by this Amendment, and each other Loan Document to which any Obligor is a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

4.   Conditions to Effectiveness of the Amendment.  This Amendment shall become effective only upon the satisfaction in full, in a manner reasonably satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied (or waived) being hereinafter referred to as the "Sixth Amendment Effective Date"):

(a)   Payment of Fees, Etc.  The Borrowers shall have paid on or before the Sixth Amendment Effective Date all fees, costs, expenses and taxes required to paid pursuant to Sections 3.2 and 3.04 of the Financing Agreement.

(b)   Representations and Warranties.  The representations and warranties of Borrower and each other Obligor contained in this Amendment and in Section 8 of the Financing

Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the Sixth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date.

(c)   No Default; Event of Default.  No Default or Event of Default shall have occurred and be continuing on the Sixth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(d)   Delivery of Documents.  The Agent shall have received on or before the Sixth Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Agent and, unless indicated otherwise, dated the Sixth Amendment Effective Date:

(i)this Amendment, duly executed by the Obligors, each Agent and each Lender;

(ii)a certificate of an Authorized Officer of the AGM, for itself and on behalf of the other Obligors, certifying as to the matters set forth in subsections (b) and (c) of this Section 4;  and

(iii)such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

(e)   Liens; Priority.  The Agent shall be satisfied that the Agent has been granted, and holds, for the benefit of the Agent and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens, to the extent such Liens and security interests are required pursuant to the Loan Documents to be granted or perfected on or before the Sixth Amendment Effective Date.

5.   Continued Effectiveness of the Financing Agreement and Other Loan Documents.

(a)   Each Obligor confirms that all of its Obligations under the Financing Agreement and the Loan Documents (each as amended by this Amendment) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment.  Each Obligor hereby ratifies and confirms the Liens and security interests granted under the Financing Agreement and the Loan Documents and further ratifies and agrees that such Liens and security interests secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of the Agent pursuant to the Financing Agreement and the Loan Documents (as now, hereafter or from time to time amended).

(b)   Each Obligor agrees that at any time and from time to time, upon the written request of Agent, such Obligor will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the provisions of this Amendment.

(c)   Upon the effectiveness of this Amendment, each reference in the Financing Agreement to "this Financing Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Financing Agreement as amended hereby.

6.   No Novation.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

7.   No Representations by Agent or Lenders.  Each Obligor hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

8.   Release.  Each Obligor hereby acknowledges and agrees that:  (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, Agent, attorneys or consultants of any of the foregoing) and (b) the Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Obligors, and all of their Subsidiaries and Affiliates.  Notwithstanding the foregoing, the Agent and the Lenders wish (and the Obligors agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agent and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, Agent, attorneys and consultants of each of the foregoing (collectively, the "Released Parties"), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Sixth Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Obligor, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral.  Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

9.   Further Assurances. The Obligors shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as any Agent may reasonably request, in order to effect the purposes of this Amendment.

10.   Miscellaneous.

(a)   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)   Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)   This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)   Each Obligor hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement, as and when provided in Section 10.1 of the Financing Agreement, if (i) any representation or warranty made by a Obligor under or in connection with this Amendment shall have been incorrect in any material respect when made, or (ii) a Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e)   Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)   The Borrowers hereby affirm their obligation under, and to the extent contemplated by, Section 3.4 of the Financing Agreement to reimburse Agent for all reasonable and documented out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to legal costs and expenses with respect thereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

ARCHITECTURAL GRANITE & MARBLE, LLC

By:	Architectural Surfaces Group, LLC, its Sole Member

	By:	SIC Intermediate, Inc., its Sole Member

By:		/s/ Nadeem Moiz
Name: Nadeem Moiz
Title: Chief Financial Officer

PENTAL GRANITE & MARBLE, LLC

By:	Architectural Granite & Marble, LLC, its Sole Member

	By:	Architectural Surfaces Group, LLC, its Sole Member

		By:	SIC Intermediate, Inc., its Sole Member

By:	/s/ Nadeem Moiz
Name: Nadeem Moiz
Title: Chief Financial Officer

AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: General Counsel

LENDERS:

CERBERUS ASRS FUNDING LLC

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS ASRS HOLDINGS LLC

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS AUS LEVERED HOLDINGS LP

By: CAL I GP Holdings LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Partner

CERBERUS AUS LEVERED II LP

By: CAL II GP LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS CAVALIERS LEVERED LLC

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS FSBA LEVERED LLC

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS ICQ OFFSHORE LEVERED LP

By: Cerberus ICQ Offshore GP LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XIX L.P.

By: Cerberus LFGP XIX, LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XVII LTD.

By:  Cerberus ASRS Holdings LLC, its attorney-in-fact

/s/ Philip Lindenbaum
Duly Authorized Signatory
Name: Philip Lindenbaum
Title: Vice President

CERBERUS LOAN FUNDING XVIII L.P.

By: Cerberus LFGP XVIII, LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XX L.P.

By: Cerberus LFGP XX, LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XXI L.P.

By: Cerberus LFGP XXI, LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XXII L.P.

By: Cerberus LFGP XXII, LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XXIII L.P.

By: Cerberus LFGP XXIII, LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XXIV L.P.

By: Cerberus LFGP XXIV, LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XXV LP

By: Cerberus LFGP XXV, LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS LOAN FUNDING XXVI L.P.

By: Cerberus LFGP XXVI, LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS N-1 FUNDING LLC

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS ND CREDIT HOLDINGS LLC

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS ND LEVERED LLC

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS OFFSHORE LEVERED III LP

By: COL III GP Inc.

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS OFFSHORE LEVERED LOAN

OPPORTUNITIES MASTER FUND III, L.P.

By: Cerberus Offshore Levered Opportunities III GP, LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS ONSHORE LEVERED III LLC

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS REDWOOD LEVERED A LLC

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P.

By:  Cerberus Redwood Levered Opportunities GP B, LLC

Its:  General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS STEPSTONE LEVERED LLC

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

CERBERUS SWC LEVERED HOLDINGS II LP

By: CSL Holdings II GP LLC

Its: General Partner

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

CERBERUS SWC LEVERED II LLC

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Vice President

Reliance Standard Life Insurance Company

By:  CBF-D Manager, LLC

Its:  Investment Manager

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

SAFETY NATIONAL CASUALTY CORPORATION

By:  CBF-D Manager, LLC

Its:  Investment Manager

/s/ Philip Lindenbaum
Name: Philip Lindenbaum
Title: Managing Director

ANNEX A TO SIXTH AMENDMENT

FINANCING AGREEMENT

Dated as of February 28, 2017

ARCHITECTURAL GRANITE & MARBLE, LLC AND EACH OF ITS SUBSIDIARIES LISTED AS A BORROWER ON THE SIGNATURE PAGES HERETO,

as Borrowers,

the financial institutions party hereto from time to time as lenders,

and

CERBERUS BUSINESS FINANCE, LLC,

as Agent

Page

1.	DEFINITIONS; RULES OF CONSTRUCTION		1
	1.1	Definitions	1
	1.2	Accounting Terms	33
	1.3	Uniform Commercial Code	33
	1.4	Certain Matters of Construction	33
	1.5	Time of Day	34
	1.6	Effectiveness of Borrowers	34

2.	CREDIT FACILITIES		34
	2.1	Term Loan Commitment	34

3.	INTEREST, FEES AND CHARGES		36
	3.1	Interest	36
	3.2	Fees	36
	3.3	Computation of Interest, Fees, Yield Protection	37
	3.4	Reimbursement Obligations	37
	3.5	Illegality	38
	3.6	Inability to Determine Rates	38
	3.7	Increased Costs; Capital Adequacy	38
	3.8	Mitigation Obligations; Replacement of Lenders	39
	3.9	Funding Losses	40
	3.10	Maximum Interest	41

4.	LOAN ADMINISTRATION		41
	4.1	Intentionally Omitted	41
	4.2	Defaulting Lender	41
	4.3	Intentionally Omitted	42
	4.4	One Obligation	42
	4.5	Effect of Termination	42

5.	PAYMENTS		42
	5.1	General Payment Provisions	42
	5.2	Repayment of Term Loans	42
	5.3	Payment of Other Obligations	45
	5.4	Intentionally Omitted	45
	5.5	Marshaling; Payments Set Aside	45
	5.6	Application of Payments	45
	5.7	Account Stated	46
	5.8	Taxes	46
	5.9	Lender Tax Information	48

6.	CONDITIONS PRECEDENT.		50
	6.1	Conditions Precedent to Initial Term Loans	50
	6.2	Conditions Precedent to All Credit Extensions	50
	6.3	Conditions Precedent to Additional Term Loans	51
-i-

(continued)

Page

	6.4	Conditions Precedent to Second Additional Term Loans	51
	6.5	Conditions Precedent to Third Additional Term Loans	51

7.	CERTAIN COLLATERAL/FURTHER ASSURANCES		51
	7.1	Real Estate Collateral	51
	7.2	Cash Collateral	51
	7.3	Extent of Liens	52

8.	REPRESENTATIONS AND WARRANTIES		52
	8.1	General Representations and Warranties	52
	8.2	Complete Disclosure	59

9.	COVENANTS AND CONTINUING AGREEMENTS		59
	9.1	Affirmative Covenants	59
	9.2	Negative Covenants	64
	9.3	Financial Covenants	69

10.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT		73
	10.1	Events of Default	73
	10.2	Remedies upon Default	75
	10.3	License	76
	10.4	Setoff	76
	10.5	Remedies Cumulative; No Waiver	76

11.	AGENT		76
	11.1	Appointment, Authority and Duties of Agent	76
	11.2	Agreements Regarding Collateral and Borrower Materials	78
	11.3	Reliance by Agent	78
	11.4	Action Upon Default	79
	11.5	Ratable Sharing	79
	11.6	Indemnification	79
	11.7	Limitation on Responsibilities of Agent	80
	11.8	Successor Agent and Co-Agents	80
	11.9	Due Diligence and Non-Reliance	81
	11.10	Remittance of Payments and Collections	81
	11.11	Individual Capacities	82
	11.12	Titles	82
	11.13	No Third-Party Beneficiaries	82

12.	BENEFIT OF AGREEMENT; ASSIGNMENTS		82
	12.1	Successors and Assigns	82
	12.2	Participations	82
	12.3	Assignments	84
-ii-

(continued)

Page

	12.4	Replacement of Certain Lenders	85

13.	MISCELLANEOUS		85
	13.1	Amendments and Waivers	85
	13.2	Power of Attorney	86
	13.3	Indemnity	86
	13.4	Notices and Communications	87
	13.5	Performance of Borrowers' Obligations	88
	13.6	Credit Inquiries	88
	13.7	Severability	88
	13.8	Cumulative Effect; Conflict of Terms	88
	13.9	Counterparts; Execution	88
	13.10	Entire Agreement	89
	13.11	Relationship with Lenders	89
	13.12	No Control; No Advisory or Fiduciary Responsibility	89
	13.13	Confidentiality	89
	13.14	[Reserved]	90
	13.15	GOVERNING LAW	90
	13.16	Consent to Forum	90
	13.17	Waivers by Borrowers	91
	13.18	Patriot Act Notice	92
	13.19	Intercreditor Agreement	92
	13.20	NO ORAL AGREEMENT	92

-iii-

LIST OF SCHEDULES

Schedule 2.1	Term Loan Commitments
Schedule 8.1.4	Names and Capital Structure
Schedule 8.1.10	Brokerage Commission
Schedule 8.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 8.1.13	Environmental Matters
Schedule 8.1.14	Restrictive Agreements
Schedule 8.1.15	Litigation
Schedule 8.1.17	Pension Plans
Schedule 8.1.27	Material Contracts
Schedule 9.1.9	Deposit Accounts
Schedule 9.1.10	Business Locations
Schedule 9.2.2	Existing Liens
Schedule 9.2.17	Existing Affiliate Transactions

-iv-

EXHIBITS

Exhibit A-1	Assignment and Acceptance
Exhibit A-2	Assignment Notice
Exhibit B	Form of Compliance Certificate
Exhibit C	Conditions Precedent
Exhibit D	Financial Reporting
Exhibit E	Notice Requirements
Exhibit F	Post Closing
Exhibit G	Form of Joinder Agreement
Exhibit H	Additional Term Loan Conditions Precedent
Exhibit I	Post Fifth Amendment Effective Date Obligations
Exhibit J	Second Additional Term Loan Conditions Precedent
Exhibit K	Third Additional Term Loan Conditions Precedent

-v-

FINANCING AGREEMENT

THIS FINANCING AGREEMENT is dated as of February 28, 2017, among ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company ("AGM"), as the initial borrower, and immediately upon the consummation of the Pental Acquisition (as defined herein), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of Ultimate Parent (as defined herein) that executes a joinder agreement and becomes a "Borrower" hereunder, each a “Borrower” and collectively, the "Borrowers"), the financial institutions party hereto from time to time as lenders (collectively, the "Lenders") and CERBERUS BUSINESS FINANCE, LLC ("Cerberus"), as agent for the Lenders (in such capacity, the "Agent").

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their business.  Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS; RULES OF CONSTRUCTION

1.1Definitions.  As used herein, the following terms have the meanings set forth below:

ABL Priority Collateral: has the meaning specified therefor in the Intercreditor Agreement.

ABL Priority Collateral Proceeds: the Proceeds of the ABL Priority Collateral.

A&I:  means collectively, Accents & Interiors, Inc., a Washington corporation and A&I Stone, Inc., a Washington corporation.

A&I Acquisition:  the consummation of the acquisition by Lark of the A&I Acquisition Assets pursuant to the terms of the A&I Acquisition Agreement and the transactions in connection therewith.

A&I Acquisition Agreement: that certain Asset Purchase Agreement between Lark, A&I, and the equityholders of A&I party thereto, together with all exhibits, schedules and annexes thereto.

A&I Acquisition Assets: shall have the meaning of “ Purchased Assets” as set forth in the A&I Acquisition Agreement.

A&I Acquisition Documents:  the A&I Acquisition Agreement, together with all other material agreements, instruments and other documents entered into or delivered in connection with the A&I Acquisition.

1

A&I Collateral Assignment: the Collateral Assignment of A&I Acquisition Documents, dated as of the date hereof, reasonably satisfactory to the Agent, made by Lark in favor of the Agent.

Additional Term Loan: a loan made pursuant to Section 2.1.2.

Additional Term Loan Commitment:  for any Lender, the obligation of such Lender to make an Additional Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Additional Term Loan Commitment Expiry Date: January 31, 2018.

Additional Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Additional Term Loan Funding Date: has the meaning specified therefor in Section 3.2(c).

Adjusted Working Capital: means the remainder of (a) the consolidated current assets of the Obligors minus the amount of cash and cash equivalents included in such consolidated current assets, minus (b) the consolidated current liabilities of the Obligors minus the amount of consolidated short-term Debt (including current maturities of long-term Debt) of the Obligors included in such consolidated current liabilities.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  "Control" means either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) having ordinary voting power for the election of directors or managers or for material transactions or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have correlative meanings.  Notwithstanding anything herein to the contrary, unless expressly stated otherwise, in no event shall any portfolio company of any Sponsor (other than the Obligors and their respective Subsidiaries and any direct or indirect parent company of any such Obligor or Subsidiary) be considered an "Affiliate" of any Obligor.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained Agent.

AGM:  has the meaning specified therefor in the preamble hereto.

Agreement: this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

2

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and legally binding governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law principles, as well as provisions of constitutions, treaties, statutes, rules, code, regulations, ordinances, orders and decrees of Governmental Authorities.

Applicable Margin:  (a) 7.25% per annum, with respect to LIBOR Loans, and (b) 5.25% per annum, with respect to Base Rate Loans.

Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.

Artisan Company Agreement: the Company Agreement of Artisan SG, LLC d/b/a The Artisan Group, LLC, a Texas limited liability company, dated as of September 30, 2007, as the same may be amended, restated, supplemented or modified from time to time in accordance with this Agreement.

ASG Intercreditor Agreement: that certain Intercreditor Agreement, dated as of February 28, 2017 by and among Agent, in its capacity as agent for the Term Creditors (as defined therein), Bank of America, N.A., and acknowledged by the Obligors, as amended from time to time in accordance with the terms thereof.

ASG Revolver Debt:  all Borrowed Money owed to the ABL Creditors (as defined in the ASG Intercreditor Agreement) pursuant to the ASG Revolver Debt Documents.

ASG Revolver Debt Documents:  (i) the ASG Revolver Loan Agreement and (ii) each of the other agreements, instruments and other documents with respect to the ASG Revolver Debt, all as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the ASG Intercreditor Agreement.

ASG Revolver Loan Agreement: that certain Amended and Restated Loan, Security and Guaranty Agreement, dated as of June 28, 2018, by and among Ultimate Parent, AGM, Pental, Lark, Greencraft Holdings, LLC, Greencraft Interiors, LLC, Casa Verde Services, LLC, Greencraft Stone and Tile LLC, Architectural Surfaces Group, LLC, Residential Design Services, LLC, SPV, SIC Intermediate, Inc. and Bank of America, N.A. as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the ASG Intercreditor Agreement.

Assignment and Acceptance:  an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A-1 or otherwise satisfactory to Agent.

Availability: has the meaning assigned thereto in the Revolver Loan Agreement.

Bank Product: has the meaning assigned thereto in the Revolver Loan Agreement on the Closing Date.

3

Bank Product Debt: has the meaning assigned thereto in the Revolver Loan Agreement on the Closing Date.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate:  on any day, the greater of (i) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base commercial lending rate or prime rate and (ii) 3.50% per annum.  The reference rate, base commercial lending rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers.  Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

Base Rate Loan: any portion of the Term Loan that bears interest based on the Base Rate.

Bedrock: means Elegant Home Design, LLC, a Kansas limited liability company.

Bedrock Acquisition: the consummation of the acquisition by AGM of the Bedrock Acquisition Assets pursuant to the terms of the Bedrock Acquisition Agreement and the transactions in connection therewith.

Bedrock Acquisition Agreement: that certain Asset Purchase Agreement between AGM, Elegant Home Design, LLC and the holders of Elegant Home Design, LLC, together with all exhibits, schedules and annexes thereto.

Bedrock Acquisition Documents:  the Bedrock Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Bedrock Acquisition.

Bedrock Acquisition Assets: shall have the meaning of “Assets” as set forth in the Bedrock Acquisition Agreement.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor; (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments; (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business); or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.    For purposes of clarification, the Revolver Debt shall constitute Borrowed Money.

Borrowers:  has the meaning specified therefor in the preamble hereto.

4

Borrower Materials:  Compliance Certificates and other information, reports, financial statements and other materials prepared and delivered by any Borrower or its representatives hereunder, as well as other Reports and information prepared and delivered by any Borrower or its representatives and provided by Agent to Lenders.

Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base Certificate: has the meaning assigned thereto in the Revolver Loan Agreement.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York and Texas, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: all liabilities incurred or expenditures made by Borrowers or their Subsidiaries for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Casa Verde: Casa Verde Services, LLC, a Delaware limited liability company.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by an Obligor at Bank of America, N.A. or such other financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of any inchoate or other contingent Obligations, in an amount equal to 103% of the amount due or to become due, including fees, expenses and indemnification hereunder.  "Cash Collateralization" has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers' acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody's at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody's or S&P.

5

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CECAFE: CECAFE SERVICOS ADMINISTRATIVOS LTDA. ME.

Cerberus: has the meaning specified therefor in the preamble hereto.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that "Change in Law" shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) Ultimate Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Parent; (b) Ultimate Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in RDS Parent; (c) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in AGM; (d) AGM ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Pental (other than a merger of Pental with and into AGM in accordance with Section 9.2.9), (e) RDS Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Lark; (f) AGM ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in SPV; (g) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (as amended), or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934 (as amended), or any successor provision), other than any of the Sponsors, acquires directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), more than 35% of the total voting power of the voting Equity Interests of Ultimate Parent or any direct or indirect parent of Ultimate Parent; or (h) the sale or transfer of all or substantially all assets an Obligor.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys' fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted

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against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Loan Documents, Borrower Materials or the use thereof or transactions relating thereto; (b) any action taken or omitted in connection with any Loan Documents; (c) the existence or perfection of any Liens, or realization upon any Collateral; (d) exercise of any rights or remedies under any Loan Documents or Applicable Law; or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Closing Date Dividend: means one or more dividend payments or distributions paid in cash by AGM to Parent and by Parent to Trive Capital Fund I LP, Trive Affiliated Coinvestors I LP and Trive Capital Fund II (Offshore) Subsidiary, LP on or within two (2) days of the Closing Date in an aggregate amount not to exceed $12,226,398.50, the proceeds of which shall be used to repay the Existing Bridge Equity.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment:  for any Lender, the amount of such Lender's Term Loan Commitment.

Commitments: means the aggregate amount of all Term Loan Commitments.

Commodity Exchange Act:  the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate: a certificate substantially in the form of Exhibit B, and satisfactory to Agent in all respects, by which Ultimate Parent certifies compliance with Sections 9.3.1 and 9.3.2.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consolidated Net Debt:  as of any date of determination, the Borrowed Money of Ultimate Parent and its Subsidiaries as of such date less the amount of Qualified Cash of Ultimate Parent and its Subsidiaries as of such date.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of another obligor ("primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co‑making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital,

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equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Controlled Investment Affiliate: as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.  For purposes of this definition, "Control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Cost Savings Cap: has the meaning specified therefor in the definition of “Pro Forma Cost Savings”.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Borrowers, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venture, unless expressly made non-recourse to such Person and only to the extent of the direct payment liability of such Person.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Defaulting Lender:  any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority's ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender's agreements.

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Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% per annum plus the interest rate otherwise applicable thereto.

Deposit Account Control Agreement: a control agreement satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent's Lien on such account.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

EBITDA: determined for any period, on a consolidated basis for Ultimate Parent and its Subsidiaries, the sum of, without duplication, (a) net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up or write-down of assets, and any extraordinary gains or losses (in each case, to the extent included in determining net income), (b) any cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” so long as the amounts added back pursuant to this clause (b) do not exceed the Cost Savings Cap, (c) expenses for such period that are covered by insurance or have been reimbursed to an Obligor in cash by a third party who is not an Affiliate of an Obligor to the extent such reimbursement is not already reflected in the calculation of net income; (d) amounts reimbursed pursuant to an Obligor’s business interruption insurance policies; and (e) non-cash compensation consisting of Equity Interests to the extent expensed under GAAP it being agreed that for purposes of calculating any financial ratio or test under the Loan Documents, EBITDA shall be calculated, without duplication, giving effect to the trailing twelve (12) month pro forma results for acquisitions and Investments permitted hereunder (including the commencement of activities constituting such business) and dispositions permitted hereunder (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition, and operational changes permitted hereunder, and any financial ratio or test shall, without duplication, give effect to the trailing twelve (12) month results for any permitted retirement, extinguishment or repayment of Debt and any Debt incurred or assumed by Ultimate Parent or any of its Subsidiaries in connection with such pro forma transaction (and all Debt so incurred or assumed shall be deemed to have borne interest (x) in the case of fixed rate Debt, at the rate applicable thereto or (y) in the case of floating rate Debt, at the rates which were or would have been applicable thereto during the period when such Debt was or was deemed to be outstanding), in each case, as if any such transaction occurred at the beginning of the applicable period.

Eligible Assignee:  a Person that is (a) a Lender or an Affiliate or Related Fund of a Lender; (b) an Approved Fund approved by Agent and AGM (which approval shall not be unreasonably withheld (it being acknowledged that the withholding of consent by AGM with respect to an Approved Fund that is a vulture fund or distressed debt purchaser shall not be considered

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unreasonable) or delayed, and shall be deemed given if no objection is made within ten Business Days after notice of the proposed assignment); and (c) during an Event of Default, any Person.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor's Insolvency Proceeding or otherwise).

Environmental Laws:  Applicable Laws (including administrative orders, licenses, authorizations and permits of any Governmental Authority) relating to public health (other than occupational safety and health regulated under OSHA, or public health and safety regulated by the U.S. Food and Drug Administration) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release,  including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment.

Equity Cure Contributions:  as defined in Section 9.3.3.

Equity Cure Period:  as defined in Section 9.3.3.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the

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Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) failure by an Obligor to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

Event of Default: as defined in Section 10.

Excess Cash Flow: with respect to any Person for any period and determined on a consolidated basis for any Fiscal Year (or the portion thereof following the Closing Date), (a) EBITDA of Ultimate Parent and its Subsidiaries for such period, minus (b) the sum of, without duplication, (for such Fiscal Year) (i) cash interest expense, the Loan Servicing Fee, amendment fees paid in cash during such period, and cash taxes paid; (ii) Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans); (iii) scheduled and mandatory principal (and premium) payments made on Borrowed Money, Subordinated Debt and Capital Leases by Borrowers and their Subsidiaries (including (x) optional repayments of the Revolver Debt that are accompanied by a permanent reduction of the Revolver Debt facility but excluding (y) any prepayment of the Loan made (A) with Equity Cure Contributions pursuant to Section 9.3 or (B) pursuant to Section 5.2.2(a)); (iv) Distributions made in cash (to the extent permitted hereunder) by Borrowers and their Subsidiaries, (v) any increase (or plus the decrease) in Adjusted Working Capital so as long as any working capital payments and receipts are consistent with normal business practices; (vi) any earnouts paid by Borrowers or their Subsidiaries in connection with Permitted Acquisitions and the Pental Acquisition; (vii) the aggregate amount of cash payments for management fees and expenses made during such Fiscal Year to the extent added back in the determination of EBITDA; (viii) one-time documented expenses incurred before March 31, 2017 in connection with the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Debt Documents to the extent added back in the determination of EBITDA; (ix) one-time documented third-party costs and expenses of Borrowers in connection with the implementation of operational changes related to the Pental Acquisition to the extent added back in the determination of EBITDA; (x) costs with respect to the addition of two Greenfield branch locations to the extent added back in the determination of EBITDA; (xi) costs or expenses reimbursed by a third party or insurance; and (xii) the proceeds of business interruption insurance to the extent added back in the determination of EBITDA.  For purposes of calculating Excess Cash Flow for any Excess Cash Flow period, (x) the EBITDA of a target of any Permitted Acquisition shall be included and (y) any payments made by the target of any Permitted Acquisition shall be excluded, in such calculation, in each case, only from and after the date of the consummation of such Permitted Acquisition.

Excluded Account: (i) a deposit account used exclusively used for payroll, payroll taxes or employee benefits, or (ii) a petty cash account containing not more than $150,000 individually at any time or $400,000 in the aggregate for all such petty cash accounts.

Excluded Tax: means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient (a) Taxes imposed on or measured by a Recipient's net income (however denominated), franchise Taxes and branch

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profit Taxes in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its Lending Office located in, the jurisdiction imposing such Tax (or political subdivision thereof), or (ii) constituting Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which; (i) such Lender acquires such interest in the Loan or Commitment (except pursuant to an assignment request by AGM or Agent under Section 3.8 or 12.4); or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.9, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its Lender Office ; (c) Taxes attributable to Recipient's failure to comply with Section 5.9.7 and (d) any withholding Taxes imposed pursuant to FATCA.

Existing A&I Lender: means Columbia Bank.

Existing A&I Loan Facility: that certain Promissory Note, dated as of August 1, 2018 (as amended, restated, supplemented or otherwise modified from time to time), by and among A&I and the Existing A&I Lender, together with all other documents and instruments relating thereto.

Existing Bridge Equity: means the equity contribution made by the Sponsors to AGM on or about July 21, 2016 in connection with the consideration to be paid pursuant to that certain Asset Purchase Agreement dated as of July 21, 2016 among AGM, Bermuda Import-Export, Inc., Osep Tokat and Vahe Akpulat.

Existing Intown Design Lender: means JPMorgan Chase Bank.

Existing Intown Design Loan Facility: that certain Promissory Note, dated as of September 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time), by and among Intown Design and the Existing Intown Design Lender, together with all other documents and instruments relating thereto.

Existing Pental Lender: means JPMorgan Chase Bank, N.A.

Existing Pental Loan Facility: that certain Credit Agreement, dated as of June 2, 2014 (as amended, restated, supplemented or otherwise modified from time to time), by and among Pental and the Existing Pental Lender, together with all other documents and instruments relating thereto.

Existing T. A. C. Ceramic Lender: means The Fauquier Bank.

Existing T. A. C. Ceramic Loan Facilities: collectively, (i) that certain Credit Agreement, dated as of February 2016 (as amended, restated, supplemented or otherwise modified from time to time), by and among T. A. C. Ceramic and the Existing T. A. C. Ceramic Lender, together with all other documents and instruments relating thereto, (ii) that certain Second Credit Agreement, dated as of February 2016 (as amended, restated, supplemented or otherwise modified from time to time), by and among T. A. C. Ceramic and the Existing T. A. C. Ceramic Lender, together with all other documents and instruments relating thereto and (iii) that certain Revolving Demand Commercial Note, dated as of May 29, 2002 (as amended, restated, supplemented or otherwise

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modified from time to time), by and among T. A. C. Ceramic and the Existing T. A. C. Ceramic Lender, together with all other documents and instruments relating thereto.

Existing Term Loan Agent: Monroe Capital Management Advisors, LLC.

Existing Term Loan Facility: that certain Loan Agreement and Security Agreement, dated as of June 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time), by and among AGM, the Existing Term Loan Lenders and the Existing Term Loan Agent, together with all other documents and instruments relating thereto.

Existing Term Loan Lenders: the lenders party to the Existing Term Loan Facility.

Expansion Capital Expenditures: Capital Expenditures in connection with the expansion of the Borrowers' business for the purpose of building the two Greenfield branch locations in an amount not to exceed $1,000,000 per branch and $2,000,000 in the aggregate.

Extraordinary Expenses: all out-of-pocket costs, expenses or advances that Agent and each Lender may incur during the continuance of an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent's Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent and each Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations.  Such out-of-pocket costs, expenses and advances include transfer fees, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees (limited to fees of one outside counsel for the Agent and one outside counsel for the Lenders, taken as a whole, and one local counsel to the Agent and one local counsel to the Lenders, taken as a whole, in any material jurisdiction), appraisal fees, brokers' and auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses (but excluding any and all Taxes); provided, however, that fees of third party professionals shall be limited to one professional or firm for the Agent and  one professional or firm for the Lenders, taken as a whole.

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Extraordinary Receipts:  any cash received by or paid to or for the account of any Obligor not in the ordinary course of business, including without limitation amounts received in respect of foreign, United States, state or local tax refunds and pension plan reversions and excluding amounts received in respect of business interruption insurance; provided, that Extraordinary Receipt shall exclude working capital adjustments in connection with the Pental Acquisition and any Permitted Acquisition.

FATCA:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Federal Funds Rate:  for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.  Agent's determination of such rate shall be binding and conclusive absent manifest error.

Financial Statements: (a) the audited consolidated balance sheet of Parent and its Subsidiaries for the Fiscal Year ended December 31, 2015, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, (b) the reviewed consolidated balance sheet of Pental for the Fiscal Year ended December 31, 2015, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (c) the unaudited consolidated balance sheet of Parent and its Subsidiaries for the twelve (12) months ended December 31, 2016, and the related consolidated statement of operations, shareholder's equity and cash flows for the twelve (12) months then ended.

Fifth Amendment:  means that certain Fifth Amendment to Financing Agreement, dated as of December 31, 2018, by and among the parties to this Agreement.

Fifth Amendment Effective Date:  has the meaning set forth in the Fifth Amendment.

Fifth Amendment Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property and assets acquired pursuant to the T. A. C. Ceramic Acquisition.

First Amendment:  means that certain First Amendment to Financing Agreement, dated as of November 22, 2017, by and among the parties to this Agreement.

First Amendment Effective Date:  the meaning set forth in the First Amendment.

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Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrower and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio:  the ratio, determined as of any date of determination and determined on a consolidated basis for Ultimate Parent and its Subsidiaries, of (a) EBITDA for the trailing twelve-month period then ending minus  unfinanced Capital Expenditures, minus cash taxes paid or payable during such period, to (b) Fixed Charges, in each case, during the same period.  In determining the Fixed Charge Coverage Ratio for a particular period (1) pro forma effect will be given to:  (x) the incurrence, repayment or retirement of any Debt by Ultimate Parent and its Subsidiaries since the first day of such period as if such Debt were incurred, repaid or retired on the first day of such period and (y) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by Ultimate Parent and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (2) in calculating interest expense in respect of any Debt included on a pro forma basis (x) interest on Debt bearing a floating interest rate will be computed as if the rate at the time of computation had been the applicable rate for the entire period (y) if such Debt bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate and (z) the amount of Debt under a revolving credit facility will be based upon the amount of such Debt at the end of the applicable fiscal month; and (3) the calculation of the tax liabilities of Ultimate Parent and its Subsidiaries described in clause (a) above shall be made without giving effect to any tax refunds, net operating losses or other net tax benefits that were received during such period on account of any prior periods (but only to the extent such tax refunds, net operating losses or other net tax benefits, or a portion thereof, were not previously accounted for or reasonably expected to be applicable in such period by Ultimate Parent and its Subsidiaries).

Fixed Charges:  with respect to any period, the sum of (a) cash interest, plus (b) regularly scheduled principal payments made on Borrowed Money (excluding (i) Excess Cash Flow payments and (ii) mandatory and voluntary payments permitted under the Intercreditor Agreement, plus Distributions (other than Tax Distributions) made during such period.

Flow of Funds Agreement:  a Flow of Funds Agreement, in form and substance reasonably satisfactory to the Agent, by and among the Obligors, the Agent, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the consummation of the Pental Acquisition and the transactions contemplated by this Agreement.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is (a) not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

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Foreign Subsidiary: (a) a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, (a “CFC”) (b) a Subsidiary of a CFC and (c) any Subsidiary (including a Subsidiary that is a U.S. Person) substantially all of the assets of which consist of Equity Interests in a CFC.

Fourth Amendment:  means that certain Fourth Amendment to Financing Agreement, dated as of August 31, 2018, by and among the parties to this Agreement.

Fourth Amendment Effective Date:  has the meaning set forth in the Fourth Amendment.

Full Payment: with respect to any Obligations, (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are inchoate or contingent in nature, Cash Collateralization thereof.

GAAP:  generally accepted accounting principles in effect in the United States from time to time consistent with those used in the preparation of the Financial Statements.

Greencraft Holdings: Greencraft Holdings, LLC, an Arizona limited liability company.

Greencraft Interiors: Greencraft Interiors, LLC, an Arizona limited liability company.

Greencraft Stone: Greencraft Stone and Tile LLC, a Delaware limited liability company.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority, any supra-national bodies such as the European Union or European Central Bank).

Guarantors: Ultimate Parent, Parent, RDS Parent, Lark, SPV, Greencraft Holdings, Greencraft Interiors, Greencraft Stone, Casa Verde, Intermediate Holdco and each other Person that guarantees payment or performance of Obligations; provided, that no Foreign Subsidiary shall be a Guarantor.

Guaranty and Collateral Agreement:  the Guarantee and Collateral Agreement dated as of the Closing Date by each Obligor signatory thereto in favor of Agent and Lenders.

Hazardous Material: any pollutant, contaminant, chemical or substance defined as or included in the definition of "hazardous wastes," "hazardous materials," "acutely hazardous wastes," "hazardous substances ," "extremely hazardous substances," "toxic substances," "toxic chemicals," "toxic pollutants," or words of similar import under any Environmental Law, including, without limitation, (i) any petroleum, petroleum products, or fractions or derivatives

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thereof, (ii) natural or synthetic gas, (iii) any asbestos and asbestos containing material, polychlorinated biphenyls or radon gas, and (iv) any radioactive materials, substances or waste.

Hedging Agreement: any "swap agreement" as defined in Section 101(53B)(A) of the Bankruptcy Code.

Identified Acquisitions: collectively, the A&I Acquisition, the T. A. C. Ceramic Acquisition and the Intown Design Acquisition.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees:  Agent Indemnities and Lender Indemnitees.

Initial Term Loan: a loan made pursuant to Section 2.1.1.

Initial Term Loan Commitment:  for any Lender, the obligation of such Lender to make a Initial Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Initial Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: as defined in the Guaranty and Collateral Agreement.

Intellectual Property Claim:  any claim or assertion (whether in writing, by suit or otherwise) that a Borrower's or Subsidiary's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person's Intellectual Property.

Intercompany Subordination Agreement: an Intercompany Subordination Agreement made by the Ultimate Parent and its Subsidiaries in favor of the Agent for the benefit of the Agent.

Intercreditor Agreement: means the ASG Intercreditor Agreement.

Interest Period: as to any LIBOR Loan, a period of 30, 60, or 90 days commencing on the date such Loan is borrowed and thereafter commencing on the day on which the immediately preceding period expires; provided that, (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the

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calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Term Loan Maturity Date.

Intermediate Holdco: SIC Intermediate, Inc., a Delaware corporation.

Intown Design:  collectively, Intown Design, Inc., a Georgia corporation, Intown Granite of Charlotte, Inc., a Georgia corporation and Granitec, LLC, a North Carolina limited liability company.

Intown Design Acquisition:  the consummation of the acquisition by Lark of the Intown Design Assets pursuant to the terms of the Intown Design Acquisition Agreement and the transactions in connection therewith.

Intown Design Acquisition Assets: shall have the meaning of “Purchase Assets” as set forth in the Intown Design Acquisition Agreement.

Intown Design Acquisition Agreement: that certain Asset Purchase Agreement between Lark, Intown Design, and the equityholders of Intown Design party thereto, together with all exhibits, schedules and annexes thereto.

Intown Design Acquisition Documents:  the Intown Design Acquisition Agreement, together with all other material agreements, instruments and other documents entered into or delivered in connection with the Intown Design Acquisition.

Intown Design Collateral Assignment: the Collateral Assignment of Intown Design Acquisition Documents, dated as of the date hereof, reasonably satisfactory to the Agent, made by Lark in favor of the Agent.

Investment:

(a)a transaction or series of transactions resulting in (i) acquisition of a business division or substantially all assets of a Person; (ii) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (iii) merger, consolidation or combination of an Obligor or Subsidiary with another Person;

(b)an acquisition of record or beneficial ownership of any Equity Interests of a Person; or

(c)an advance or capital contribution to or other investment in a Person.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for the Obligations.

IRG: means Integrated Resources Group, Inc., a California Corporation.

IRG Acquisition: the consummation of the acquisition by AGM of the IRG Acquisition Assets pursuant to the terms of the IRG Acquisition Agreement and the transactions in connection therewith.

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IRG Acquisition Agreement: that certain Asset Purchase Agreement among AGM, IRG and the shareholders of IRG, together with all exhibits, schedules and annexes thereto.

IRG Acquisition Documents:  the IRG Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the IRG Acquisition.

IRG Acquisition Assets: shall have the meaning of “Assets” as set forth in the IRG Acquisition Agreement.

IRS: the United States Internal Revenue Service.

Joinder Agreement:  a Joinder Agreement, substantially in the form of Exhibit G, duly executed by a Subsidiary of an Obligor made a party hereto pursuant to Section 9.1.11.

Lark: means L.A.R.K. Industries, Inc, a California corporation.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrowers.

Leverage Ratio:  with respect to any Person and its Subsidiaries for any period, the ratio of (a) Consolidated Net Debt of such Person and its Subsidiaries as of the end of such period, to (b) EBITDA of such Person and its Subsidiaries for such period.

LIBOR: for any Interest Period, with respect to any Loan, a rate per annum equal to (a) (i) the London Interbank Offered Rate with a term equivalent to such Interest Period as reported in The Wall Street Journal (or other authoritative source selected by Agent in its sole discretion) as of the first day of such Interest Period for such Loan, divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or (b) if the rate described in clause (a) is unavailable for any reason, as LIBOR is otherwise determined by Agent in its reasonable discretion consistent with treatment of other borrowers.  Notwithstanding anything contained in this Agreement to the contrary, LIBOR shall not be less than 0.75% per annum.  Agent's determination of the LIBOR shall be conclusive, absent demonstrable error.

LIBOR Loan: each portion of a Term Loan having a common length and commencement of Interest Period that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any lien, security interest, pledge, hypothecation, assignment, easement, right-of-way, or other title exception or encumbrance.

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Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on such Collateral, agrees to hold any Documents in its possession relating to such Collateral as agent for Agent, and agrees to deliver such Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent's Lien, waives or subordinates any Lien it may have on such Collateral, and agrees to deliver such Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor's Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent's Liens with respect to such Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a Term Loan.

Loan Documents: collectively, as may be amended, modified or supplemented from time to time, this Agreement, the Other Agreements and the Security Documents.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, material Properties, or financial condition of the Obligors, taken as a whole, or on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent's Liens on any material portion of the Collateral; (b) impairs the ability of the Obligors, taken as a whole, to perform their material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon a  material portion of the Collateral.

Material Contract: with respect to any Person, (a) the Revolver Debt Documents, (b) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (c) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

Moody's: Moody's Investors Service, Inc., and its successors.

Mortgage: any mortgage, deed of trust or similar instrument in which any Obligor grants a Lien on its Real Estate  to Agent, for the benefit of the Secured Parties, as security for any Obligations.

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Multiemployer Plan:  any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan that has two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

Net Proceeds: with respect to any disposition of Property, proceeds (including, when received, any deferred or escrowed payments) received by Borrower or its Subsidiary in cash from such disposition, net of (a) reasonable costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent's Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, income tax, and such other customary reserves, until such reserves are no longer needed.

Obligations: collectively, all (a) principal of and premium, if any, on the Loans; (b) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents; and (c) other Debt, obligations and liabilities of any kind owing by any Obligor to Agent or any Lender under any Loan Document; in each case, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: each Borrower and each Guarantor.

OFAC:  Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of Borrowers or their Subsidiaries, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreements: collectively, the ASG Intercreditor Agreement, the Compliance Certificate, the Flow of Funds Agreement, any Perfection Certificate, the Intercompany Subordination Agreement, any Joinder Agreement, any Guaranties, or any other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor to Agent or any Lender in connection with any transactions relating hereto.

Other Connection Taxes:  Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received

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payments under, received or perfected a Lien or other security interest or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.8 or Section 12.4).

Participant: as defined in Section 12.2.1.

Participant Register:  as defined in Section 12.2.3.

Parent:  TCFI G&M LLC, a Delaware limited liability company.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: as defined in the Revolver Loan Agreement on the date hereof.

Payment Item: each check, draft or other item of payment payable to Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Pental:  has the meaning specified therefor in the preamble hereto.

Pental Acquisition:  the consummation of the acquisition of membership interests of Pental by AGM pursuant to the terms of the Pental Acquisition Agreement and the transactions in connection therewith.

Pental Acquisition Agreement: that certain Securities Purchase Agreement, dated as of February 28, 2017, among AGM, as purchaser, PGM, Aquarius Seller, Inc., a Washington corporation (the "Seller") and Parminder Pental and Ravinder Pental (together with Parminder Pental, the "Pentals" and together with the Seller, the "Selling Parties"), together with all exhibits, schedules and annexes thereto.

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Pental Acquisition Documents:  the Pental Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Pental Acquisition.

Pental Collateral Assignment: the Collateral Assignment of Pental Acquisition Documents, dated as of the date hereof, reasonably satisfactory to the Agent, made by the AGM in favor of the Agent.

Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property of each Obligor.

Permitted Acquisition: the Specified Acquisitions, the Identified Acquisitions and an Investment by a Borrower of the type described in clauses (a) and (b) of such definition so long as

(i)no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition;

(ii)such acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Ultimate Parent or any of its Subsidiaries or an Affiliate thereof;

(iii)the assets, business or Person being acquired is useful or engaged in the business of Obligors and is located or organized within the United States;

(iv)no Debt or Liens are assumed or incurred, except as permitted by Sections 9.2.1 and 9.2.2;

(v)the Payment Conditions are satisfied at the time of such Investment (and a Senior Officer of a Borrower shall certify to Agent, not less than five days prior to the date of such Investment, that all Payment Conditions have been satisfied);

(vi)after giving effect to such Investment and the incurrence of any Loans, other Debt or Contingent Obligations in connection therewith, the Obligors shall be in compliance on a pro forma basis with the covenants set forth in Sections 9.3.1 and 9.3.2 each recomputed for the most recently ended month of the Obligors for which information regarding the business being acquired is available with adjustments calculated by Borrowers and approved by Agent;

(vii)the assets being acquired or the Person or Persons whose Equity Interests are being acquired (the "Target") did not, on a consolidated basis have EBITDA less than -$1,000,000 during the 12 consecutive month period most recently concluded prior to the date of the proposed acquisition, and such Target must be a Subsidiary upon the consummation of such acquisition;

(viii)any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 9.1.11 on or prior to the date of the consummation of such acquisition; and

(ix)the purchase price payable in respect of (i) any single acquisition or series of related acquisitions shall not exceed $5,000,000 in the aggregate and (ii) all acquisitions

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(including the proposed acquisition in such Permitted Acquisition) shall not exceed $10,000,000 in the aggregate, in each case during any Fiscal Year.

Permitted Discretion: a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured lender providing for a secured facility of the type set forth herein and based on the applicable circumstances as of the applicable date of determination).

Permitted Distributions: with respect to any Obligor, so long as no Event of Default exists or would result from the making of such distribution,

(a)the payment of dividends or any other distributions on an Obligor's Equity Interests to another Obligor (other than Ultimate Parent) or the payment of any indebtedness owed to an Obligor (other than Ultimate Parent),

(b)the making of any loans or advances to an Obligor (other than Ultimate Parent),

(c)the transfer of any property or assets to an Obligor (other than Ultimate Parent),

(d)payments to enable Obligors to repurchase any Equity Interest issued by such Obligor or warrants, options or other similar rights granted by such Obligor, from any officer, director or employee, not to exceed $1,000,000 in the aggregate during any Fiscal Year,

(e)to the extent Ultimate Parent or Borrower, as applicable is treated as a partnership or disregarded entity for U.S. federal income tax purposes or Borrower is part of an affiliated group filing consolidated income tax returns, Tax Distributions,

(f)Borrowers may make distributions to Parent (and Parent may make any subsequent Distributions to Ultimate Parent) for the purpose of allowing Ultimate Parent to (x) pay management fees to the Sponsors or their Affiliates in accordance with the Management Agreement in an aggregate amount not to exceed $400,000 in any Fiscal Year provided such management fees are permitted to be paid pursuant to Section 9.2.22, (y) to reimburse Sponsors or their Affiliates for reasonable costs and expenses related to monitoring Sponsors’ investment in Ultimate Parent, including, reasonable costs and expenses for travel by officers and agents of Sponsors or their Affiliates, and (z) pay reasonable expenses incurred in connection with the maintenance of its existence as a holding company, and

(g)the Closing Date Dividend.

Permitted Investments:

(a)an Investment by an Obligor in (i) payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business, (ii) consideration received in connection with any sale, lease, transfer or other disposition permitted under this Agreement, (iii) deposit accounts,

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(b)Investments made by an Obligor in the nature of immaterial pledges or deposits with respect to leases or utilities provided to third parties in the Ordinary Course of Business,

(c)Permitted Acquisitions;

(d)the RDS Intercompany Loan; and

(e)the Summit Acquisition.

Permitted Lien: as defined in Section 9.2.2.

Permitted Refinancing: with respect to any Debt, the extension of maturity, refinancing or modification of the terms thereof; provided, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Obligors and the Lenders in any material respect (taken as a whole) than the terms of the Debt being extended, refinanced or modified, (ii) after giving effect to such extension, refinancing or modification, the amount of such Debt (or accreted value, if applicable) is not greater than the amount of Debt (plus accrued interest and premiums thereon (including tender premiums) and underwriting discounts, defeasance costs and all fees and expenses incurred for such refinancing, extension or modification) outstanding immediately prior to such extension, refinancing or modification, and (iii) no Obligor or Subsidiary of a Obligor that was not liable with respect to the Debt prior to its refinancing or modification shall be liable with respect to such Debt after giving effect to its refinancing or modification.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Platform: as defined in Section 13.4.3.

Projections: financial projections of the Parent and its Subsidiaries delivered pursuant to Section 8.1.7, as updated from time to time pursuant to clause (e) of Exhibit D.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor's liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Pro Forma Cost Savings: an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or

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arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by Ultimate Parent or its Subsidiaries within 18 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable, reasonably identifiable and determined in good faith (as certified in a reasonable level of detail reasonably acceptable to Agent by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Borrower) and are reasonably anticipated to be realized within 18 months after the date of such pro forma calculation and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that (i) the aggregate amount added in respect of the foregoing proviso (or otherwise added to EBITDA) shall not exceed with respect to any four quarter period 10% of EBITDA for such period (such limitation, the “Cost Savings Cap”) and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 18 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.

Pro Rata:  with respect to any Lender, a percentage (rounded to the ninth decimal place) determined  by dividing the amount of such Lender's Term Loan by the aggregate outstanding Term Loans or, if all Loans have been paid in full, by dividing such Lender's and its Affiliates' remaining Obligations by the aggregate remaining Obligations.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 Business Days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; ~~and~~ (c) Debt constituting obligations incurred pursuant to any Capital Lease; and (d) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified Cash: as of any day, the aggregate amount of unrestricted cash and Cash Equivalents of Ultimate Parent or any other Subsidiary that is held in any Deposit Account subject to a Deposit Account Control Agreement in favor of the Agent, for the benefit of the Lenders.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

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RDS Intercompany Loan: means an Investment by an Obligor consisting of loans made by AGM to Lark as evidenced by the RDS Note.

RDS Note: that certain Subordinated Promissory Note issued by AGM in favor of Lark. in the aggregate principal amount of $13,500,000, in form and substance reasonably satisfactory to the Agent (no provision of which shall be amended or otherwise modified or waived in a manner that is adverse to the Lenders' interests without the prior written consent of the Agent).

RDS Parent: Residential Design Services, LLC (f/k/a TCFI LARK LLC),  a Delaware limited liability company.

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient:  Agent, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Reference Bank: JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent to the Borrowers from time to time.

Register: as defined in Section 12.3.4.

Related Fund: with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

Related Real Estate Documents:  with respect to any Real Estate subject to a Mortgage, the following, all in form and substance reasonably satisfactory to Agent:  (a) a mortgagee title policy (or binder therefor) covering Agent's interest under the Mortgage, by an insurer reasonably acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may reasonably require with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Agent; (d) a life-of-loan flood hazard determination and, if the Real Estate is located in a special flood hazard area, an acknowledged notice to borrower and flood insurance by an insurer acceptable to Agent; and (e) such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Report:  as defined in Section 11.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders:  Secured Parties holding more than 50% of the aggregate outstanding Term Loans or, if all Term Loans have been paid in full, the aggregate remaining Obligations; provided, however, that Term Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation.

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Restricted Investment: any Investment by any Obligor or its Subsidiaries, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent's Lien and control, pursuant to documentation in form and substance reasonably satisfactory to Agent; (c) loans and advances permitted under Section 9.2.7, and (d) Permitted Investments.

Restrictive Agreement: an agreement (other than a Loan Document or an agreement executed in connection with the Revolver Debt, Subordinated Debt or Borrowed Money otherwise permitted pursuant to the Loan Documents) that conditions or restricts the right of a Borrower, any Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Debt:  means the ASG Revolver Debt.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successors thereto.

Sanction: any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority.

Second Additional Term Loan: a loan made pursuant to Section 2.1.3.

Second Additional Term Loan Commitment:  for any Lender, the obligation of such Lender to make a Second Additional Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Second Additional Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Second Amendment:  means that certain Second Amendment to Financing Agreement, dated as of December 29, 2017, by and among the parties to this Agreement.

Second Amendment Effective Date:  the meaning set forth in the Second Amendment.

Secured Parties: Agent and Lenders.

Security Documents: collectively, the Guaranty and Collateral Agreement, IP Assignments, Mortgages, Deposit Account Control Agreements, the Pental Collateral Assignment, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

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Select Interior Proceeds:  means the proceeds of the sale of Equity Interests of Ultimate Parent pursuant to that certain Purchase/Placement Agreement, to be dated on or about November 15, 2017, by and among Ultimate Parent and B. Riley FBR, Inc.

Select Interior Transactions:  means (a) the amendment and restatement of the operating agreement of Parent in the form attached to the officer's certificate of Parent delivered to Agent pursuant to the First Amendment, (b) all holders of the Parent's Equity Interests will transfer such Equity Interests to Ultimate Parent resulting in Parent being a wholly-owned Subsidiary of Ultimate Parent, (c) the Sponsors ceasing to own and control at least 51% of the voting and economic Equity Interests of Parent, (d) the prepayment of not less than $30,300,000.00 of the Term Loans to the extent funded solely with the Select Interior Proceeds and (e) the amendment of the Revolving Loan Agreement pursuant to an amendment in the form attached to the officer's certificate of Parent delivered to Agent pursuant to the First Amendment.

Select Interior Transaction Documents:  means the agreements and documents pursuant to which the Select Interior Transactions are to be consummated.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Sixth Amendment:  means that certain Sixth Amendment to Financing Agreement, dated as of July [__], 2019, by and among the parties to this Agreement.

Sixth Amendment Effective Date:  has the meaning set forth in the Sixth Amendment.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  "Fair salable value" means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Acquisition: collectively, the IRG Acquisition, the Tutto Marmo Acquisition and the Bedrock Acquisition.

Specified Transaction: collectively, a Specified Acquisition and the RDS Intercompany Loan.

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Sponsors: collectively, Trive Capital Fund I LP, Trive Capital Fund I (Offshore) LP, and Trive Affiliated Coinvestors I LP.

SPV: means AG Holdco (SPV) LLC, a Delaware limited liability company.

Subordinated Debt: all Debt incurred by Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which the Borrowers directly or indirectly own 50% of the voting securities or Equity Interests).

Summit: means Summit Stonework, LLC, a Texas limited liability company.

Summit Acquisition: the consummation of the acquisition by AGM of the Summit Acquisition Assets pursuant to the terms of the Summit Acquisition Agreement and the transactions in connection therewith.

Summit Acquisition Agreement: that certain Asset Purchase Agreement between AGM and Summit, together with all exhibits, schedules and annexes thereto.

Summit Acquisition Documents:  the Summit Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Summit Acquisition.

Summit Acquisition Assets: shall have the meaning of “Assets” as set forth in the Summit Acquisition Agreement.

T. A. C. Ceramic:  means T. A. C. Ceramic Tile Co., a Virginia corporation.

T. A. C. Ceramic Acquisition:  the consummation of the acquisition by Lark of the equity interests of T. A. C. Ceramic pursuant to the terms of the T. A. C. Ceramic Acquisition Agreement and the transactions in connection therewith.

T. A. C. Ceramic Acquisition Agreement: that certain Stock Purchase Agreement, dated as of December 31, 2018, between Lark, T. A. C. Ceramic, Callaway Distributors, Inc. and the equityholders of T. A. C. Ceramic party thereto, together with all exhibits, schedules and annexes thereto.

T. A. C. Ceramic Acquisition Documents:  the T. A. C Ceramic Acquisition Agreement, together with all other material agreements, instruments and other documents entered into or delivered in connection with the T. A. C Ceramic Acquisition.

T. A. C Ceramic Collateral Assignment: the Collateral Assignment of T. A. C. Ceramic Acquisition Documents, dated as of the date hereof, reasonably satisfactory to the Agent, made by Lark in favor of the Agent.

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Tax Distributions: so long as Parent or a Borrower, as applicable, is treated as a partnership or disregarded entity for United States federal income tax purposes or part of an affiliated group filing U.S. consolidated income tax returns, quarterly tax distributions on April 10, June 10, September 10 and December 10 of each Fiscal Year by Parent or such Borrower, as applicable, to its members with respect to each Fiscal Year, which, in the aggregate, are in an amount equal to the amount necessary to pay such members' estimated state and United States federal income tax liabilities in respect of the income earned by Parent or such Borrower, as applicable (which taxable income will include the taxable income of subsidiaries of Parent or such Borrower, as applicable, that are similarly classified as partnerships or disregarded entities for U.S. federal income tax purposes or otherwise treated as part of an affiliated group filing U.S. consolidated income tax returns), calculated as an amount equal to the product of (A) the net taxable income of the Parent or such Borrower, as applicable, minus any previous net taxable loss of the Parent or such Borrower, as applicable, that is usable by the members of the Parent or such Borrower, as applicable, to offset net taxable income of the Parent or such Borrower, as applicable, and taking into account the characterization of the income of Parent or such Borrower, as applicable, as ordinary income or capital gains and the deductibility of state and local income taxes for federal purposes, as appropriate, and (B) the highest marginal federal income tax rate applicable to any member of Parent or such Borrower, as applicable, (including under Section 1411 of the Code) and a 15% assumed state and local tax rate; provided however, that to the extent the actual tax liability of members in respect of Parent or such Borrower, as applicable, for a taxable year is less than the sum of the estimated payments described above for the year, then the excess will be deducted from the next quarterly tax distribution.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup witholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan: means, collectively, the Initial Term Loan, any Additional Term Loan, the Second Additional Term Loan and any Third Additional Term Loan.

Term Loan Commitment:  for any Lender, the Initial Term Loan Commitment and/or the Additional Term Loan Commitment and/or the Second Additional Term Loan Commitment and/or the Third Additional Term Loan Commitment.

Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Term Loan Maturity Date: the earlier to occur of (a) February 28, 2023, or (b) such other date on which the Obligations become due and payable pursuant to Section 10.

Term Priority Collateral: has the meaning specified therefor in the Intercreditor Agreement.

Term Priority Collateral Proceeds: the Proceeds of the Term   Priority Collateral.

Third Additional Term Loans: one or more term loans made from time to time pursuant to Section 2.1.4.

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Third Additional Term Loan Commitment:  for any Lender, the obligation of such Lender to make a Third Additional Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Third Additional Term Loan Commitment Expiry Date: February 28, 2019.

Third Additional Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Third Additional Term Loan Funding Date: has the meaning specified therefor in Section 3.2(e).

Third Amendment:  means that certain Third Amendment to Financing Agreement, dated as of June  28, 2018, by and among the parties to this Agreement.

Third Amendment Effective Date:  the meaning set forth in the Third Amendment.

Third Amendment Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property of each of Ultimate Parent, RDS Parent and Lark.

Tutto Marmo:  means Tutto Marmo, Inc., a California corporation.

Tutto Marmo Acquisition:  the consummation of the acquisition by AGM the Tutto Marmo Acquisition Assets pursuant to the terms of the Tutto Marmo Acquisition Agreement and the transactions in connection therewith.

Tutto Marmo Acquisition Agreement: that certain Asset Purchase Agreement among AGM, Tutto Marmo and the shareholders of Tutto Marmo.

Tutto Marmo Acquisition Assets: shall have the meaning of “Assets” as set forth in the Tutto Marmo Acquisition Agreement.

Tutto Marmo Acquisition Documents:  the Tutto Marmo Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Tutto Marmo Acquisition.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Ultimate Parent:  means Select Interior Concepts, Inc., a Delaware corporation.

Unfunded Pension Liability: the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

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U.S. Person:  "United States Person" as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate:  as defined in Section 5.9.2(b)(iii).

Value:  has the meaning assigned thereto in the Revolver Loan Agreement.

1.2Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all applicable financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with those used in preparing the Financial Statements and using the same inventory valuation method as used in the Financial Statements, except for any change required or permitted by GAAP if Borrowers' certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner reasonably satisfactory to Required Lenders to take into account the effects of the change.  All financial statements delivered hereunder shall be prepared without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.  Notwithstanding anything in this Agreement to the contrary, any change in GAAP or the application or interpretation thereof that would require operating leases to be treated similarly as a capital lease shall not be given effect for purposes of the provisions hereof.

1.3Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: "Account", "Account Debtor," "Chattel Paper," "Commercial Tort Claim," "Deposit Account," "Document," "Electronic Chattel Paper," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instrument," "Inventory," "Investment Property," "Letter-of-Credit Right" and "Supporting Obligation."

1.4Certain Matters of Construction.  The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, "from" means "from and including," and "to" and "until" each mean "to but excluding."  The terms "including" and "include" shall mean "including, without limitation" and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement includes any modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and assigns; (f) time of day means the time of day at Agent's notice address under Section 13.4.1; or (g) discretion of Agent mean its sole and absolute discretion unless expressly provided otherwise.  All references to Loans, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of financial covenants) made from time to time under the Loan Documents shall be

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made in light of the circumstances existing at such time.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Reference to a Borrower's "knowledge" or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5Time of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.6Effectiveness of Borrowers.

1.6.1AGM shall be the initial Borrower.  Immediately upon the consummation of the Pental Acquisition, the execution and delivery of the signature pages of Pental and each of its Subsidiaries listed on the signature pages hereto pursuant to this Agreement shall become effective and Pental and each of its Subsidiaries listed on the signature pages hereto shall become a Borrower, and party to this Agreement.

2.	CREDIT FACILITIES

2.1Term Loan Commitment.

2.1.1Initial Term Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Initial Term Loan Commitment, on the terms set forth herein, to make its portion of the Initial Term Loan to the Borrowers.  The Initial Term Loan shall be funded by Lenders on the Closing Date.  The Initial Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Initial Term Loan on the Closing Date.  Once repaid, whether such repayment is voluntary or required, Initial Term Loans may not be reborrowed.

2.1.2Additional Term Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(a)the Borrowers may, from time to time by written notice to the Agent, no later than three (3) Business Days prior to the consummation of any Specified Transaction (unless otherwise agreed by the Lenders), request to borrow an Additional Term Loan.

(b)each Lender agrees, severally on a Pro Rata basis up to its Additional Term Loan Commitment, on the terms set forth herein, to make its portion of the Additional Term Loan to the Borrowers.

(c)each Additional Term Loan shall be funded by the Lenders at any time on or after the Second Amendment Effective Date and prior to the Additional Term Loan Commitment Expiry Date or until the reduction of its Additional Term Loan Commitment to zero in accordance with the terms hereof.  Once repaid, whether such repayment is voluntary or required, the Additional Term Loan may not be reborrowed.

(d)each Additional Term Loan shall be in an amount not to exceed (i) in the case of a Specified Acquisition, 50% of the purchase price of any single Specified Acquisition or

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(ii) in the case of the RDS Intercompany Loan, $13,500,000; provided that the original aggregate principal amount of the Additional Term Loans shall not exceed the Additional Term Loan Commitments.

2.1.3Second Additional Term Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Second Additional Term Loan Commitment, on the terms set forth herein, to make its portion of the Second Additional Term Loan to the Borrowers.  The Second Additional Term Loan shall be funded by the Lenders on the Fourth Amendment Effective Date.  The Second Additional Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Second Additional Term Loan on the Fourth Amendment Effective Date.  Once repaid, whether such repayment is voluntary or required, Second Additional Term Loans may not be reborrowed.

2.1.4Third Additional Term Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(a)the Borrowers may, from time to time by written notice to the Agent, no later than three (3) Business Days prior to the consummation of any Identified Acquisition (unless otherwise agreed by the Lenders), request to borrow a Third Additional Term Loan.

(b)each Lender agrees, severally on a Pro Rata basis up to its Third Additional Term Loan Commitment, on the terms set forth herein, to make its portion of the Third Additional Term Loan to the Borrowers.

(c)each Third Additional Term Loan shall be funded by the Lenders at any time on or after the Fifth Amendment Effective Date and prior to the Third Additional Term Loan Commitment Expiry Date or until the reduction of its Third Additional Term Loan Commitment to zero in accordance with the terms hereof.  Once repaid, whether such repayment is voluntary or required, the Additional Term Loan may not be reborrowed.

2.1.5the original aggregate principal amount of the Third Additional Term Loans shall not exceed the Third Additional Term Loan Commitments.

2.1.6Term Loan Records.  The Term Loan made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.

2.1.7Use of Proceeds.

(a)The proceeds of the Initial Term Loan made on the Closing Date shall be used by the Borrowers solely (a) to refinance existing Debt of AGM under the Existing Term Loan Facility; (b) to refinance existing Debt of Pental under the Existing Pental Loan Facility; (c) to fund the Closing Date Dividend; (d) to repay existing Revolver Debt of AGM under the Revolver Loan Agreement in an amount equal to $11,000,000; (e) to pay a portion of the purchase price under the Pental Acquisition Agreement; (f) to pay fees and expenses in connection with the transactions contemplated by this Agreement; and (g) for working capital and general corporate purposes of the Borrowers.

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(b)The proceeds of the Additional Term Loan shall be used by the Borrowers solely (a) to pay a portion of the purchase price with respect to a Specified Acquisition; (b) to repay existing Debt of any entity or asset acquired under a Specified Acquisition; (c) to fund a portion of the RDS Intercompany Loan; and (d) to pay fees and expenses in connection with the transactions contemplated by the Second Amendment.

(c)The proceeds of the Second Additional Term Loan made on the Fourth Amendment Effective Date shall be used by the Borrowers solely (a) to pay a portion of the purchase price under the Summit Acquisition Agreement; and (b) to pay fees and expenses in connection with the transactions contemplated by the Fourth Amendment.

(d) The proceeds of the Third Additional Term Loans shall be used by the Borrowers solely (a) to pay a portion of the purchase price with respect to an Identified  Acquisition; (b) to repay existing Debt of any entity or asset acquired under an Identified Acquisition; and (c) to pay fees and expenses in connection with the transactions contemplated by the Fifth Amendment and any of the Identified Acquisitions.

3.	INTEREST, FEES AND CHARGES

3.1Interest.

3.1.1Rates and Payment of Interest.

(a)The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the LIBOR in effect from time to time, plus the Applicable Margin for LIBOR Loans.

(b)During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Borrowers acknowledge that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers.  Interest accrued on the Loans shall be due and payable in arrears, (i) on the first Business Day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Term Loan Maturity Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.2Fees.

(a)Closing Fee.  On or prior to the Closing Date, the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non‑refundable closing fee (the "Closing Fee") equal to $2,100,000, which shall be deemed fully earned when paid.

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(b)Loan Servicing Fee.  From and after the Closing Date and until the Term Loan Maturity Date, the Borrowers shall pay to the Agent for the account of the Agent, a non‑refundable loan servicing fee (the "Loan Servicing Fee") equal to an aggregate amount of $6,000 each month, which shall be deemed fully earned when paid and which shall be pro rated for any partial month and payable monthly in arrears on the first day of each calendar month, commencing on April 1, 2017.

(c)Additional Term Loan Funding Fee.  On or prior to date of any funding of an Additional Term Loan pursuant to the terms of this Agreement (each, an "Additional Term Loan Funding Date"), the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non‑refundable fee equal to 0.50% of the principal amount of the Additional Term Loan funded on such Additional Term Loan Funding Date, which shall be deemed fully earned on the Additional Term Loan Funding Date to which it relates.

(d)Second Additional Term Loan Funding Fee.  On or prior to the Fourth Amendment Effective Date, the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non‑refundable fee equal to 0.50 % of the principal amount of the Second Additional Term Loan funded on the Fourth Amendment Effective Date, which shall be deemed fully earned on the Fourth Amendment Effective Date.

(e)Third Additional Term Loan Funding Fee.  On or prior to the date of any funding of a Third Additional Term Loan pursuant to the terms of this Agreement (each, a "Third Additional Term Loan Funding Date"), the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non‑refundable fee equal to 1.00% of the principal amount of the Third Additional Term Loan funded on such Third Additional Term Loan Funding Date, which shall be deemed fully earned on the Third Additional Term Loan Funding Date to which it relates.

3.3Computation of Interest, Fees, Yield Protection.  All interest, fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrowers by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 30 days following receipt of such certificate.

3.4Reimbursement Obligations.  Borrowers shall pay all Extraordinary Expenses promptly upon request.  Borrowers also shall reimburse Agent for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent's Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 9.1.1(b), each

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examination, inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent's personnel or a third party.  All legal, accounting and consulting fees shall be charged to Borrowers by Agent Professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction.  Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel's overall relationship with Agent, including fees paid hereunder.  All amounts payable by Borrowers under this Section shall be due on demand.

3.5Illegality.  If any Lender determines that any change in Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrowers, any obligation of such Lender to make or continue LIBOR Loans shall be suspended until such Lender notifies Borrowers that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrowers shall convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain LIBOR Loans.  Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6Inability to Determine Rates.  Agent will promptly notify Borrowers and Lenders if in connection with any Loan (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period or (ii) adequate and reasonable means do not exist for determining LIBOR for the applicable Interest Period, or (c) Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Loan.  Thereafter, Lenders' obligations to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent (upon instruction by Required Lenders) revokes the notice.  Upon receipt of such notice, Borrowers may revoke any pending request for a Borrowing or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7Increased Costs; Capital Adequacy.

3.7.1Increased Costs Generally.  If any Change in Law shall:

(a)impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR);

(b)subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection

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Income Taxes) with respect to any Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)impose on any Lender or any interbank market any other condition, cost or expense (other than Taxes) affecting any Loan, Commitment or Loan Document;

and the result in clause (a), (b) or (c) above shall be to increase the cost to any Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.  Notwithstanding anything contrary in this Agreement or any of the Loan Documents, Borrower shall not be required to compensate or pay additional or increased amounts pursuant to Section 3.5 or this Section 3.7 that arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of any Lender or any company or Person controlling any such Lender and any participant of any such Lender’s rights hereunder or any successors or assignees thereof.

3.7.2Capital Requirements.  If a Lender determines that a Change in Law affecting such Lender or any Lending Office of such Lender or such Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's, or holding company's capital as a consequence of this Agreement, or such Lender's Commitments or Loans to a level below that which such Lender or such holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3LIBOR Loan Reserves.  If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive).  The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then the additional interest shall be payable 10 days after Borrowers' receipt of the notice.

3.7.4Compensation.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate such Lender for any increased costs or reductions suffered more than six months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender notifies Borrowers of the applicable Change in Law and of such Lender's intention to claim compensation therefor.

3.8Mitigation Obligations; Replacement of Lenders.

3.8.1Designation of a Different Lending Office. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay

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any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrowers, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or eliminate or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful.  Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.8.2Replacement of Lenders. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7 or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.8.1, then Borrower may, at its sole expense and effort, upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.1.1, all of its interests, rights (other than its existing rights to payments pursuant to Section 3.5, Section 3.7 or Section 5.9) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(b)in the case of any such assignment resulting from a claim for compensation under Section 3.7 or payments required to be made pursuant to Section 5.9, such assignment will result in a reduction in such compensation or payments thereafter; and

(c)such assignment does not conflict with Applicable Law.

Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Acceptance, subject only to the conditions set forth above.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

3.9Funding Losses.  If for any reason (a) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (b) Borrowers fail to repay a LIBOR Loan when required hereunder, or (c) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 12.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss, expense or fee arising from redeployment of funds or termination of match fundings (but excluding any and all Taxes).  For

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purposes of calculating amounts payable under this Section, each Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Loan was in fact so funded.

3.10Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law ("maximum rate").  If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

4.	LOAN ADMINISTRATION

4.1Intentionally Omitted.

4.2Defaulting Lender.  Notwithstanding anything herein to the contrary.

4.2.1Reallocation of Pro Rata Share; Amendments.  For purposes of determining Lenders' obligations or rights to fund, participate in or receive collections with respect to Loans, Agent may in its discretion reallocate Pro Rata shares by excluding the Commitments and Loans of a Defaulting Lender from the calculation of such shares.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 13.1.1(c).

4.2.2Payments; Fees.  Agent may, in its Permitted Discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full in cash.  Agent may use such amounts to cover the Defaulting Lender's defaulted obligations or to readvance the amounts to Borrowers.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender.

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4.2.3Status; Cure.  Agent may determine in its Permitted Discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error.  Borrowers and Agent may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender's Commitments and Loans among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed by Borrowers and Agent, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Loan or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender.

4.3Intentionally Omitted.

4.4One Obligation.  The Loans and other Obligations shall constitute one general obligation of Borrowers and are secured by Agent's Lien on all Collateral.

4.5Effect of Termination.  Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents.  Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations.  Sections 3.4, 3.6, 3.7, 3.9, 5.5, 5.7, 5.8, 5.9, 11, 13.3, this Section, and each indemnity or waiver given by an Obligor in any Loan Document, shall survive Full Payment of the Obligations.

5.	PAYMENTS

5.1General Payment Provisions.  Subject to Section 5.9, all payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, and in immediately available funds, not later than 12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2Repayment of Term Loans.

5.2.1Payment of Principal.  The principal amount of the Term Loan shall be repayable in consecutive quarterly installments, equal to $262,500 per quarter, each such installment to be due and payable, in arrears, on the first day of the following Fiscal Quarter, with the first such payment payable on July 1, 2017.  On the Term Loan Maturity Date, all unpaid principal, interest and other amounts owing with respect to the Term Loans shall be due and payable in full.  Each installment shall be paid to Agent for the Pro Rata benefit of Lenders.  Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.

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5.2.2Mandatory Prepayments.

(a)Within five days after delivery to Agent of Borrowers' audited annual financial statements pursuant to Section 9.1.2 (the "ECF Payment Date"), commencing with the delivery to Agent of the audited annual financial statements for the Fiscal Year ending December 31, 2017, Borrowers shall (i) deliver to Agent a written calculation of Excess Cash Flow for such Fiscal Year, certified by a Senior Officer of the Ultimate Parent, and (ii) (A) if the Leverage Ratio is greater than 3.25:1.00 as of the last day of such Fiscal Year, prepay the outstanding principal amount of the Term Loans in an amount equal to the result of (to the extent positive) (1) 75% of the Excess Cash Flow of the Ultimate Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 5.2.3 for such Fiscal Year or, at the option of the Borrowers, prior to the ECF Payment Date, so long as, to the extent any deduction is made pursuant to the foregoing clause (2) after such Fiscal Year and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding Fiscal Year, or (B) if the Leverage Ratio is less than or equal to 3.25:1.00 as of the last day of such Fiscal Year, prepay the outstanding principal amount of the Term Loans in an amount equal to the result of (to the extent positive) (1) 50% of the Excess Cash Flow of the Ultimate Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 5.2.3 for such Fiscal Year or, at the option of the Borrowers, prior to the ECF Payment Date, so long as, to the extent any deduction is made pursuant to the foregoing clause (2) after such Fiscal Year and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding Fiscal Year (the "Excess Cash Flow Payment Amount"); provided, that if the Payment Conditions are not satisfied at the time such payment is due, Borrowers shall pay such portion of the Excess Cash Flow Payment Amount permitted to be paid on such date, if any, and shall on the first day of each month thereafter, pay such portion of the unpaid amount of the Excess Cash Flow Payment Amount permitted to be paid such that the Payment Conditions are satisfied until such time as the entire Excess Cash Flow Payment Amount has been paid in full;

(b)Concurrently with any disposition of assets of an Obligor in excess of $750,000 in any Fiscal Year (excluding the sale or other transfer of Inventory and Accounts in the Ordinary Course of Business), Borrowers shall prepay the Term Loan in an amount equal to the Net Proceeds of such disposition; provided that so long as no Event of Default shall have occurred and be continuing, the recipient of any such Net Proceeds may reinvest such Net Proceeds within (i) 180 days of such disposition in replacement assets performing the same or similar functions; or (ii) within 270 days of such disposition if Borrowers have entered into a binding commitment to make such reinvestment in replacement assets performing the same or similar functions within the 180 day period referred to in clause (i) provided that, (A) to the extent such disposition relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full and (B) to the extent such disposition relates to Term Priority Collateral, such Term Priority Collateral Proceeds shall be applied (i) first, to the Term Loan until paid in full and (ii) second, to the  Revolver Debt until paid in full;

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(c)Concurrently with the receipt by any Obligor of any proceeds of any insurance or condemnation award in excess of $2,500,000, the recipient of such proceeds shall prepay the Term Loan in an amount equal to such proceeds; provided that so long as no Event of Default shall have occurred and be continuing, the recipient of any such proceeds may reinvest such proceeds (only to the extent that the aggregate amount of such proceeds from any single casualty or condemnation award do not exceed $7,000,000) within (i) 180 days of such disposition in replacement assets performing the same or similar functions or (ii) within 270 days of such disposition if Borrowers have entered into a binding commitment to make such reinvestment in replacement assets performing the same or similar functions within the 180 day period referred to in clause (i); provided that, (A) to the extent such proceeds of insurance or condemnation award relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full and (B) to the extent such proceeds of insurance or condemnation award relates to Term Priority Collateral, such Term Priority Collateral Proceeds shall be applied (i) first, to the Term Loan until paid in full and (ii) second, to the  Revolver Debt until paid in full;

(d)Concurrently with any issuance of Equity Interests (including issuances of Equity Interests constituting Equity Cure Contributions, but excluding issuances of Equity Interests constituting "Equity Cure Contributions" (as defined in the Revolver Loan Agreement)) by any Obligor, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such issuance;

(e)Concurrently with any issuance of Debt (other than Debt permitted by Section 9.2.1) by any Obligor, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such issuance;

(f)[reserved];

(g)Concurrently with the receipt of any Extraordinary Receipts by any Obligor, Borrowers shall prepay Term Loans in an amount equal to such proceeds; provided that to the extent such proceeds relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full.

5.2.3Optional Prepayments.  Borrowers may, at their option, upon two Business Days prior written notice to Agent, from time to time, prepay the Term Loans, which prepayment must be at least $250,000, plus any increment of $100,000 in excess thereof.  Borrowers shall give written notice to Agent of an intended prepayment of Term Loans, which notice shall specify the amount of the prepayment, shall be irrevocable once given.

5.2.4Premium; Interest; Application of Prepayments.  (a) (i) Any optional prepayment of the Term Loans pursuant to Section 5.2.3 (other than a prepayment arising in connection with a Change of Control, an initial public offering of the equity interests of any Obligor or the sale of all or substantially all assets of the Borrowers), shall, be accompanied by a prepayment premium equal to:  (A) with respect to any such prepayments made prior to the first anniversary of the Closing Date, 3.00% of the principal amount of the Term Loan so prepaid, (B) with respect to any such prepayments made on or after the first anniversary of the Closing Date

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but prior to the second anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan so prepaid and (C) thereafter, zero; and (ii) any prepayment of the Term Loans arising in connection with a Change of Control, an initial public offering of the equity interests of any Obligor or the sale of all or substantially all assets of the Borrowers shall, in each case, be accompanied by a prepayment premium equal to: (A) with respect to any such prepayments made prior to the first anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan so prepaid, and (B) thereafter, zero.  Each prepayment of Term Loans pursuant to Section 5.2 shall be accompanied by all interest accrued thereon and any amounts payable under Section 3.9, and shall be applied to principal in inverse order of maturity.

(b)In the event of the termination of this Agreement and repayment of the Term Loans at any time prior to the second anniversary of the Closing Date as a result of (i) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (ii) foreclosure and sale of all of the Collateral, (iii) sale of the Collateral in any Insolvency Proceeding, or (iv) restructuring, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructuring, or arrangement in any Insolvency Proceeding, then the Borrowers shall pay to the Agent, for the account of the Lenders, the prepayment premium specified in Section 5.2.4(a), if any, measured as of the date of such repayment.

5.3Payment of Other Obligations.  Obligations other than Loans, including Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4Intentionally Omitted.

5.5Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrowers is made to Agent or any Lender, or if Agent or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.6Application of Payments.

5.6.1Application.  Payments made by Borrowers hereunder shall be applied:  (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion.

5.6.2Post-Default Allocation.  Subject to the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Agent or the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral as follows:

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(a)except to the extent provided in clause (b) below, (A) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agent until paid in full; (B) second, ratably to pay the Obligations in respect of any fees (excluding any fees or premiums owed pursuant to Section 5.2.4 hereunder), expense reimbursements and indemnities then due and payable to the Lenders until paid in full; (C) third, ratably to pay interest then due and payable in respect of the Term Loan until paid in full; (D) fourth, ratably to pay principal of the Term Loan until paid in full; (E) fifth, ratably to pay any fees or premiums owed pursuant to Section 5.2.4 hereunder then due and payable until paid in full; (F) sixth, to the ratable payment of all other Obligations then due and payable until paid in full; and

(b)with respect to the Proceeds of any disposition of all or substantially all of the assets or Equity Interests of any Person or any insurance, which disposition or proceeds of insurance includes both (x) ABL Priority Collateral and (y) Term Priority Collateral, such Proceeds and payments using such Proceeds shall be applied in a manner mutually determined by the Agent and the Revolver Agent acting reasonably and in good faith.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories.  If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category.  The allocations set forth in clauses (a) and (b) above in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor.  Clauses (a) and (b) above in this Section are not for the benefit of or enforceable by any Obligor, and each Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.6.3Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.7Account Stated.  Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder.  Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Entries made in a loan account shall constitute presumptive evidence of the information contained therein.  If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8Taxes.

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5.8.1Payments Free of Taxes; Obligation to Withhold; Tax Payment.  Any and all payments by or on account of any Obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of the Obligor) requires the deduction or withholding of any Tax from any such payment by the Obligor, then the Obligor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.8.2Payment of Other Taxes.  Without  limiting the foregoing, Obligors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law or, at Agent's option, timely reimburse Agent for payment of any Other Taxes.

5.8.3Tax Indemnification.

(a)Obligors shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each Obligor shall make payment within 10 days after demand for any amount or liability payable under this Section.  A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent) or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)Each Lender shall indemnify and hold harmless, on a several basis, Agent against (i) any Indemnified Taxes attributable to such Lender (but only to the extent any Obligor has not already paid or reimbursed Agent therefor and without limiting the Obligors' obligation to do so), (ii) any Taxes attributable to such Lender's maintenance of a Participant Register as required hereunder, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each Lender shall make payment within 10 days after demand for any amount or liability payable under this Section 5.8.3(b).  A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 5.8.3(b).

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5.8.4Evidence of Payments.  As soon as practicable after any payment of Taxes by an Obligor to a Governmental Authority pursuant to this Section, such Obligor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

5.8.5Treatment of Certain Refunds.  Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender.  If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall pay the indemnifying Obligor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Obligor agrees, upon request by the Recipient, to repay the amount paid over to such Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority.  Notwithstanding anything in this Section 5.8.5 to the contrary, no Recipient shall be required to pay any amount to any Obligor if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  In no event shall Agent or any Recipient be required to make its Tax returns (or any other information relating to its Taxes that it deems confidential) available to any Obligor or other Person.

5.8.6Survival.  Each party's obligations under Sections 5.8 and 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.8.7Defined Terms.  For purposes of Section 5.8 and 5.9, references to the term "Applicable Law" include FATCA.

5.9Lender Tax Information.

5.9.1Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to AGM, at the time or times reasonably requested by AGM such properly completed and executed documentation reasonably requested by AGM as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by AGM, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by AGM as will enable AGM to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.9.2(a), (b) and (d)) shall not

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be required if a Lender reasonably believes such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

5.9.2Documentation.  Without limiting the generality of the foregoing, if any Borrower is a U.S. Person,

(a)Any Lender that is a U.S. Person shall deliver to Borrower and Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 (or applicable successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form),  establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii)executed originals of IRS Form W-8ECI (or applicable successor form);

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code ("U.S. Tax Compliance Certificate"), and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form); or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or applicable successor form), a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9 (or applicable successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

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(c)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d)if payment of an Obligation made to a Lender would be subject to U.S. Tax or a penalty imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and at such times or times reasonably requested by Borrowers or other Obligors or Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers, Obligors or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (d), "FATCA" shall include any amendments made to FATCA after the date hereof.

5.9.3Redelivery of Documentation.  If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

6.	CONDITIONS PRECEDENT.

6.1Conditions Precedent to Initial Term Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Initial Term Loan or otherwise extend credit to Borrowers hereunder, until the date ("Closing Date") that each of the conditions precedent set forth on Exhibit C has been satisfied.

6.2Conditions Precedent to All Credit Extensions.  Agent and Lenders shall not be required to fund any Loans after the Closing Date  or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)No Default or Event of Default shall have occurred and be continuing on the applicable Additional Term Loan Funding Date or on the Fourth Amendment Effective Date, as applicable, or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(b)The representations and warranties of each Obligor in each Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the applicable Additional Term Loan Funding Date or on the Fourth Amendment Effective Date, as applicable, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified

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as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the applicable Additional Term Loan Funding Date or on the Fourth Amendment Effective Date, as applicable, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and

(c)No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.

Each request (or deemed request) by Borrowers for funding of an Additional Term Loan or the Second Additional Term Loan shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding.

6.3Conditions Precedent to Additional Term Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Additional Term Loan or otherwise extend credit to Borrowers hereunder, until the date that each of the conditions precedent set forth on Exhibit H has been satisfied.

6.4Conditions Precedent to Second Additional Term Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund the Second Additional Term Loan or otherwise extend credit to Borrowers hereunder, until the date that each of the conditions precedent set forth on Exhibit J has been satisfied.

6.5Conditions Precedent to Third Additional Term Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Third Additional Term Loan or otherwise extend credit to Borrowers hereunder, until the date that each of the conditions precedent set forth on Exhibit K has been satisfied.

7.	CERTAIN COLLATERAL/FURTHER ASSURANCES

7.1Real Estate Collateral.

7.1.1Lien on Real Estate.  If any Obligor hereafter acquires any interest in Real Estate with a value in excess of $1,000,000, such Obligor shall, within 60 days (or such later date in Agent's reasonable discretion), execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Agent on such Real Estate, and shall deliver all Related Real Estate Documents.

7.1.2Collateral Assignment of Leases.  To further secure the prompt payment and performance of its Obligations, each Obligor hereby transfers and assigns to Agent all of such Obligor's right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Obligor is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.

7.2Cash Collateral.  Cash Collateral may be invested, at Agent's discretion (and with the prior written consent of Borrowers, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with Borrowers, and shall have

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no responsibility for any investment or loss.  As security for their Obligations, Borrowers hereby grant to Agent, for the benefit of Secured Parties, a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise.  Agent may apply Cash Collateral to the payment of Obligations as they become due, in such order as Agent may elect.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and neither Borrowers nor any other Person (other than the applicable depository bank) shall have any right to any Cash Collateral, until Full Payment of the Obligations.

7.3Extent of Liens.  All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties.  Borrowers authorize Agent to file any financing statement that describes the Collateral as "all assets" or "all personal property" of Borrowers, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

8.	REPRESENTATIONS AND WARRANTIES

8.1General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments and Loans, each Borrower represents and warrants to Agent and Lenders that:

8.1.1Organization and Qualification.  Each Obligor and its Subsidiaries, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization.  Each Obligor and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

8.1.2Power and Authority.  Each Obligor and its Subsidiaries are duly authorized to execute, deliver and perform each Loan Document to which it is or will be a party.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor or any Subsidiary of an Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor or any Subsidiary of an Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on Borrower's Property.

8.1.3Enforceability.  This Agreement is, and each other Loan Document to which any Obligor is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

8.1.4Capital Structure.  On the Third Amendment Effective Date, after giving effect to the transactions contemplated hereby to occur on the Third Amendment Effective Date,

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Schedule 8.1.4 shows, for Ultimate Parent and its Subsidiaries, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests.  Except as disclosed on Schedule 8.1.4, in the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.  Each Borrower has good title to its Equity Interests in its Subsidiaries (if any), subject only to Agent's Lien and Liens securing the Revolver Debt, and all such Equity Interests are duly issued, fully paid and non-assessable.  Except as set forth on Schedule 8.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of Borrowers or their Subsidiaries.

8.1.5Title to Properties; Priority of Liens.  Each of the Borrowers and their Subsidiaries has good and marketable title to (or valid leasehold interests in) all of its material Real Estate, and good title to all of its personal Property reflected in any financial statements delivered to Agent or Lenders except for defects in title that do not materially interfere with its ability to conduct its business, in each case free of Liens except Permitted Liens.  Each the Borrowers and their Subsidiaries has paid and discharged all lawful claims (other than such claims Properly Contested) that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

8.1.6Accounts.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account (as defined in the Revolver Loan Agreement) in a Borrowing Base Certificate, that:  (a) it is genuine and enforceable in accordance with its terms and is not evidenced by a judgment;  (b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto; (c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request; (d) it is not subject to any offset, Lien (other than Permitted Liens), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; (e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective); (f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder and (g) to the best of Borrowers' knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, is not subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor's financial condition, as reasonably determined by the Borrowers in good faith.

8.1.7Financial Statements.

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(a)The Financial Statements, copies of which have been delivered to Agent and each Lender, fairly present the consolidated financial condition of the Ultimate Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP.  All material indebtedness and other liabilities (including, without limitation, Debt, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Ultimate Parent and its Subsidiaries are set forth in the Financial Statements.  Since December 31, 2015 no event or development has occurred with respect to Parent and its Subsidiaries (other than Pental) that has had or could reasonably be expected to have a Material Adverse Effect.  Since December 31, 2016 no event or development has occurred with respect to Pental and its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

(b)The Parent has heretofore furnished to Agent (i) projected quarterly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, on a consolidated basis, for the period from January 1, 2017, through December 31, 2021, and (ii) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, on a consolidated basis, for the Fiscal Years ending in December 31, 2017 through December 31, 2021, which projected financial statements shall be updated from time to time pursuant to clause (e) of Exhibit D.  The forecasted balance sheets, income statements and statements of cash flows of Ultimate Parent and its Subsidiaries delivered pursuant to this Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Ultimate Parent's reasonable estimate of its future financial condition and performance (it being understood and agreed that (x) any financial or business projections or forecasts furnished are subject to significant uncertainties and contingencies, which may be beyond the control of any such Obligor, (y) no assurance is given by any such Obligor that the results or forecast in any such projections will be realized and (z) the actual results may differ from the forecast results set forth in such projections and such differences may be material).

8.1.8Surety Obligations.  Neither Borrowers nor their Subsidiaries are obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

8.1.9Taxes.  Borrowers and their Subsidiaries have filed all federal and other material tax returns and other material reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of Borrowers and their Subsidiaries is adequate for all years not closed by applicable statutes, and for their current Fiscal Year.

8.1.10Brokers.  Other than as set forth on Schedule 8.1.10, there are no brokerage commissions, finder's fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

8.1.11Intellectual Property.

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(a)The Obligors own or have the right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.

(b)There is no pending or, to Borrowers' actual knowledge, threatened Intellectual Property Claim with respect to Borrowers, any Subsidiary or any of their Property (including any Intellectual Property).  Except as disclosed on Schedule 8.1.11, neither Borrowers nor their Subsidiaries pay or owe any Royalty or other compensation to any Person with respect to any Intellectual Property.

(c)All Intellectual Property owned or licensed (except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business) by, or otherwise subject to any interests of, Borrowers or their Subsidiaries is shown on Schedule 8.1.11 (as amended from time to time).

(d)Except as set forth in Schedule 8.1.11, and except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business (to the extent constituting a Permitted Lien), none of the Intellectual Property of any Obligor is the subject of any licensing or franchise agreement pursuant to which such Obligor is the licensor or franchisor.

(e)To each Obligor's actual knowledge, no holding, decision or judgment has been rendered by any governmental authority against any Obligor which limits, cancels or questions the validity of, or any Obligor's ownership interest in, any Intellectual Property owned by any Obligor in any material respect.

8.1.12Governmental Approvals.  To each of their actual knowledge, Borrowers and their Subsidiaries have, are in material compliance with, and are in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate all of its material Properties, except where noncompliance (or failure to be in good standing) could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and their Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

8.1.13Compliance with Laws.  To their actual knowledge, except as disclosed on Schedule 8.1.13: (i) Borrowers and their Subsidiaries have duly complied, and their Properties and business operations are in compliance, in all material respects, with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.; (ii) no Inventory has been produced in violation of Applicable Law, including the FLSA; (iii) no Borrower's or Subsidiary's present operations (or to Borrowers' knowledge, past operations), Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release; (iv) no Borrower or Subsidiary has received any Environmental Notice; (v) to Borrowers' knowledge, there are no Environmental Releases or Hazardous Materials on any Real Estate now owned, leased or operated by Borrowers or their Subsidiaries which would result in material liability arising under any Environmental Law.

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8.1.14Burdensome Contracts.  Neither Borrowers nor any of their Subsidiaries is party or subject to any Restrictive Agreement, except as shown on Schedule 8.1.14.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by Borrowers.

8.1.15Litigation.  Except as shown on Schedule 8.1.15, there are no proceedings or investigations pending or, to the actual knowledge of any Obligor, threatened in writing against any Obligor or any Subsidiary of an Obligor, or any of their businesses, operations, Properties, prospects or conditions, that could reasonably be expected to have a Material Adverse Effect if determined adversely to Ultimate Parent or its Subsidiaries.  Except as shown on Schedule 8.1.15, no Obligor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $4,000,000).  No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

8.1.16No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Borrower is in material default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice could constitute a material default, under any Material Contract other than as is being Properly Contested.

8.1.17ERISA.  Except as disclosed on Schedule 8.1.17:

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or opinion letter) from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the actual knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Obligor and ERISA Affiliate has met, in all material respects all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b)There are no pending or, to the actual knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no non-exempt prohibited transaction or, to the actual knowledge of Borrowers violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)Except as could not reasonably be expected to have a Material Adverse Effect (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) no Pension Plan has any Unfunded Pension Liability; (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) no Obligor or ERISA

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Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (vi) as of the most recent valuation date for any Pension Plan or Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date.

8.1.18Ultimate Parent; Parent and SPV.  (a) Ultimate Parent has not engaged in any activities other than acting as a holding company and transactions and activities incidental thereto, entering into and performing its obligations under the Loan Documents and does not hold any assets other than all of the issued and outstanding Equity Interests of Borrowers and proceeds thereof and contractual rights pursuant to the Loan Documents, (b) Parent has not engaged in any activities other than acting as a holding company and transactions and activities incidental thereto, entering into and performing its obligations under the Loan Documents and does not hold any assets other than all of the issued and outstanding Equity Interests of Borrowers and proceeds thereof and contractual rights pursuant to the Loan Documents and (c) SPV has not engaged in any activities other than entering into and performing its obligations under the Revolver Debt Documents and the Artisan Company Agreement and does not hold any assets other than (i) membership interests under the Artisan Company Agreement and (ii) fifty (50) quotas, representing a one percent (1%) equity ownership interest, of CECAFE.

8.1.19Trade Relations.  To the actual knowledge of Borrowers, there exists no actual or threatened termination of any business relationship between Borrowers or any of their Subsidiaries and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Borrowers or such Subsidiary.

8.1.20Labor Relations.  Neither Borrowers nor their Subsidiaries are party to or bound by any collective bargaining agreement.  There are no material grievances, disputes or controversies with any union or other organization of Borrowers' or their Subsidiaries' employees, or, to Borrowers' knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.

8.1.21Payable Practices.  Borrowers have not made any material change in their historical accounts payable practices that would have an adverse impact on Borrowers from those in effect on the Closing Date.

8.1.22Not a Regulated Entity.  No Borrower is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

8.1.23Margin Stock.  No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds will be used by any Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

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8.1.24OFAC.  Neither Borrowers nor, to the actual knowledge of Borrowers, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions.  Borrowers are not located, organized or resident in a Designated Jurisdiction.  No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

8.1.25Deposit Accounts.  Schedule 9.1.9 (as amended from time to time) sets forth all Deposit Accounts (other than Excluded Accounts) maintained by Borrowers, Lark, Ultimate Parent, Parent, Intermediate Holdco, Greencraft Holdings, Greencraft Interiors, Greencraft Stone.

8.1.26Anti-Corruption Laws.  Each Obligor and its respective Subsidiaries has conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

8.1.27Material Contracts.  Set forth on Schedule 8.1.27 is a complete and accurate list as of the Closing Date of all Material Contracts of each Obligor, showing the parties and subject matter thereof and amendments and modifications thereto.  Each such Material Contract is in full force and effect and is binding upon and enforceable against each Obligor that is a party thereto and, to the actual knowledge of such Obligor, all other parties thereto in accordance with its terms, except, in each case, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

8.1.28Customers and Suppliers.  There exists no actual or threatened (in writing) termination or cancellation of the business relationship between (i) any Obligor, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract, or (ii) any Obligor, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract.

8.1.29Pental Acquisition Documents.  The Parent has delivered to the Agent a complete and correct copy of the Pental Acquisition Documents as of the Closing Date, including all schedules and exhibits thereto.  Each Pental Acquisition Document sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby not delivered to the Agent.  The execution, delivery and performance of the Pental Acquisition Agreement has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of the Borrowers.  Each Pental Acquisition Document is the legal, valid and binding obligation of the Borrowers that are parties thereto, enforceable against such Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency,

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reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

8.1.30Solvency.  After giving effect to the transactions contemplated by this Agreement and the making of the Term Loan, the Obligors on a consolidated basis are Solvent.

8.2Complete Disclosure.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Obligor has failed to disclose to Lender in writing that could reasonably be expected to have a Material Adverse Effect.

9.	COVENANTS AND CONTINUING AGREEMENTS

9.1Affirmative Covenants.  So long as any principal of or interest on any Loan or any other Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, each Borrower  shall, and shall cause each Subsidiary to:

9.1.1Inspections; Appraisals.

(a)Permit Agent no more than two (2) times per Fiscal Year, subject to reasonable notice (except when an Event of Default exists) and during normal business hours, to visit and inspect the Properties of Borrowers or their Subsidiaries, inspect, audit and make extracts from Borrowers' or their Subsidiaries' books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower's or Subsidiary's business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to Borrowers to make any inspection, or to share any results of any inspection, appraisal or report with Borrowers; provided, Borrowers shall provide Agent with copies of the results of any inspection, appraisal or report obtained by Bank of America, N.A. in connection with the Revolver Debt Documents.  Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)Reimburse Agent for its reasonable charges, costs and expenses in connection with (i) examinations of any Obligor's books and records or any other financial or Collateral matters as Agent deems reasonably appropriate, up to one time per Fiscal Year; and (ii) appraisals of Inventory, up to one time per Fiscal Year; provided, that, that if an examination or appraisal is initiated during an Event of Default, all reasonable charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Subject to and without limiting the foregoing, Borrowers agree to pay Agent's then standard charges for examination activities, including the standard charges of Agent's internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

9.1.2Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent all financial statements, reports and other items set forth on Exhibit D no later than the time specified therein.

9.1.3Intentionally Omitted.

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9.1.4Notices.  Notify Agent in writing of any of the items set forth on Exhibit E that affects an Obligor no later than the time specified therein.

9.1.5Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws or the United States Foreign Corrupt Practices Act of 1977, as amended) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release from Borrowers' operations requiring reporting under Environmental Law occurs at or on any Properties of Borrowers or any of their Subsidiaries, it shall report such Environmental Release to Agent and act promptly and diligently to investigate and report to all Governmental Authorities the extent of  such Environmental Release as required by Applicable Law, and to make appropriate remedial action to investigate and remediate, such Environmental Release to the extent required under Environmental Law to be performed by Borrowers.

9.1.6Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.  If an Account of Obligor includes a charge for any Taxes, Agent is authorized, in its discretion and subject to Section 4.1.1(b), to pay the amount thereof to the proper taxing authority for the account of Obligor and to charge Obligor therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligor or with respect to any Collateral.

9.1.7Insurance.

(a)Maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent in its Permitted Discretion) satisfactory to Agent.  All proceeds under each policy shall be payable to an account at the Agent.  From time to time upon the reasonable request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender's loss payee; (ii) requiring 30 days’ prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrowers or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If Borrowers fail to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.  Borrowers agree to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies.  While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to an account at the Agent.  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b)Without limiting clause (a) above, maintain insurance with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent in its Permitted Discretion) reasonably satisfactory to Agent, with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers' compensation, larceny,

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embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

9.1.8Licenses.  Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect and pay all Royalties when due, except to the extent such License is replaced by a License that is comparable or more favorable to Borrowers or such License matures or expires in accordance with the terms of such License.

9.1.9Deposit Accounts; Depository Bank.  Take all actions necessary to establish Agent's control of each Deposit Account maintained by an Obligor (other than Excluded Accounts).  The applicable Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent and Bank of America, N.A., as lender under the Revolver Loan Agreement) to have control over a Deposit Account or any Property deposited therein.  Borrowers shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 9.1.9 to reflect same.  Borrowers hereby authorize the financial institutions at which Borrowers or any other Obligor maintain a deposit account to provide the Agent with such information with respect to such deposit account as the Agent may from time to time reasonably request, and Borrowers hereby consent to such information being provided to the Agent.

9.1.10Other Collateral Covenants.  Comply with the following additional covenants related to Collateral:

(a)All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 9.1.10, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 9.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days’ prior written notice to Agent.

(b)All reasonable and documented expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent's actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, except for such loss or damage caused by the negligence or misconduct of the Agent.

(c)Each Obligor shall defend, in accordance with its reasonable business judgment, its title to Collateral and Agent's Liens therein against all Persons, claims and demands, except Permitted Liens.

(d)Upon reasonable written request, each Obligor shall provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all agreements executed after the Closing Date, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any

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Collateral that is currently included on a Borrowing Base Certificate is kept or that otherwise may possess or handle any Collateral that is currently included on a Borrowing Base Certificate.

(e)Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where material Collateral is located.

9.1.11Future Subsidiaries.  Cause:

(a)each Subsidiary of any Obligor not in existence on the Closing Date, to execute and deliver to the Agent promptly and in any event within 10 Business Days after the formation, acquisition or change in status thereof, (i) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower, (ii) a supplement to the Guaranty and Collateral Agreement, together with (A) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (B) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (C) such opinions of counsel as the Agent may reasonably request, (iii) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Liens) on such real property and such other Related Real Estate Documents as may be reasonably required by the Agent with respect to each such real property, and (iv) to the extent required under the terms of this Agreement, such other agreements, instruments, approvals or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Guaranty and Collateral Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary (other than Excluded Assets (as defined in the Guaranty and Collateral Agreement)) shall become Collateral for the Obligations.

(b)each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 10 Business Days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Guaranty and Collateral Agreement), together with (i) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (ii) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (iii) such opinions of counsel as the Agent may reasonably request and (iv) such other agreements, instruments, approvals or other documents reasonably requested by the Agent.

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(c)Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become an Obligor (and, as such, shall not be required to deliver the documents required by clause (i) above or become a Guarantor; provided, however, that if the Equity Interests of a Foreign Subsidiary are owned by an Obligor, such Obligor shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Agent, a pledge agreement governed by the laws of the jurisdiction of the organization of such Foreign Subsidiary) and certificates described in clause (ii) above to the Agent, and take all commercially reasonable actions reasonably requested by the Agent or otherwise necessary to grant and to perfect a first‑priority Lien (subject to Permitted Liens) in favor of the Agent, for the benefit of the Agents and the Lenders, in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Obligor but in no event shall such Foreign Subsidiary become a Guarantor under this Agreement or any of the other Loan Documents.

9.1.12Anti-Corruption Laws.  Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

9.1.13Further Assurances.  Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (b) to subject to valid and perfected first priority Liens any of the Collateral, (c) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (d) to grant, and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document.  In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Obligor (i) authorizes Agent upon the occurrence and during the continuance of an Event of Default, to execute any such agreements, instruments or other documents in such Obligor's name and to file such agreements, instruments or other documents in any appropriate filing office, all to establish and/or perfect the Agent's interests in the Collateral, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Obligor, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Obligor prior to the date hereof.  Notwithstanding anything else contained herein to the contrary, (w) the foregoing shall not apply to any Excluded Assets (as defined in the Guaranty and Collateral Agreement), (x) any such documents and deliverables shall be governed by laws of the State of New York or such other State of the United States as may be reasonably agreed by the Agent and the Borrowers based upon the type and location of the particular Collateral and for the avoidance of doubt, no foreign-law governed documents shall be required for any Collateral, including with respect to any Intellectual Property registered in any non-U.S. jurisdiction, and (y) no leasehold mortgages, landlord waivers, tenant estoppels, or collateral access letters shall be required to be entered into unless the same are entered into with respect to the Revolver Debt.

9.1.14Post-Closing.  Comply with the requirements on Exhibit F.

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9.1.15Post-Fifth Amendment.  Comply with the requirements on Exhibit I.

9.2Negative Covenants.  So long as any principal of or interest on any Loan or any other Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

9.2.1Permitted Debt.  Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Debt other than:

(a)the Obligations;

(b)Subordinated Debt;

(c)Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $~~4,000,000~~16,000,000 at any time;

(d)Bank Product Debt incurred in the Ordinary Course of Business;

(e)Contingent Obligations (i) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (ii) arising from Hedging Agreements permitted hereunder; (iii) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (iv) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (v) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; or (vi) arising under the Loan Documents;

(f)the Revolver Debt, subject to the limitations set forth in the Intercreditor Agreement;

(g)Debt acquired or assumed in connection with Permitted Acquisitions in an amount not to exceed $3,000,000 in the aggregate at any time outstanding;

(h)Debt arising as a direct result of judgments, orders, awards or decrees against any Obligor, in each case not constituting an Event of Default; and

(i)Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien (other than  Permitted Lien) and does not exceed $~~4,000,000~~16,000,000 in the aggregate at any time.

9.2.2Permitted Liens.  Create, incur, assume or suffer to exist any Lien upon or with respect to any of its Property, whether now owned or hereafter acquired, file or authorize the filing under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, the following (collectively, "Permitted Liens"):

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(a)Liens in favor of Agent;

(b)Liens securing Debt that is permitted under Section 9.2.1(c);

(c)Liens for Taxes not yet due or being Properly Contested;

(d)statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Borrowers or their Subsidiaries;

(e)Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Agent's Liens and are required or provided by law;

(f)Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)Liens arising by virtue of a judgment or judicial order against Borrowers or their Subsidiaries, or any Property of Borrowers or their Subsidiaries, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent's Liens;

(h)easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(j)carriers', warehousemen's, landlord's, mechanics, materialmen's, repairmen's or other like Liens arising in the Ordinary Course of Business that secure obligations that are not overdue for a period of more than 30 days or are being Properly Contested;

(k)Liens securing the Debt that is permitted under Section 9.2.1(f); provided that such Liens are at all times subject to the terms of the Intercreditor Agreement;

(l)Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods, but only to the extent such Liens secure amounts not yet due;

(m)existing Liens shown on Schedule 9.2.2 and replacement Liens on the property subject to such Liens, but only to the extent that the amount of debt secured thereby, and the property secured thereby, shall not be increased; and

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(n)Liens in favor of Borrower in respect of its consignment interests encumbering its Consigned Inventory (as defined in the Revolver Loan Agreement).

~~9.2.3 Capital Expenditures.  Make Capital Expenditures (other than Expansion Capital Expenditures) in excess of $3,300,000 in the aggregate during any Fiscal Year.~~

9.2.3[Intentionally Omitted].

9.2.4Distributions; Upstream Payments.  Declare or make any Distributions, except Permitted Distributions when no Event of Default exists, or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Distribution to Borrower, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 8.1.14.

9.2.5Restricted Investments.  Make any Restricted Investment.

9.2.6Disposition of Assets.  Sell, lease, license, consign, transfer or otherwise dispose of any Property of an Obligor or a Subsidiary of an Obligor, whether now owned or hereafter acquired, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, except:

(a)a sale of Inventory in the Ordinary Course of  Business;

(b)as long as no Event of Default exists and all Net Proceeds are in cash and remitted to a Deposit Account of a Borrower subject to a Deposit Account Control Agreement, a disposition of Property of an Obligor that is (i) a disposition of Equipment; or (ii) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business;

(c)replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens;

(d)a transfer of Property by another Obligor to a Borrower;

(e)the use of cash in the ordinary course of its business;

(f)the granting of Liens not prohibited under this Agreement; and

(g)the conveyance of Property (other than Accounts and Goods) not otherwise permitted above; provided that, the aggregate book value of all such Property so conveyed in any Fiscal Year of Parent under this clause (g) shall not exceed $2,000,000.

9.2.7Loans.  Make or commit or agree to make any loans or other advances of money to any Person, except:

(a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business;

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(b)any loans or other advances to customers in the Ordinary Course of Business not to exceed $2,500,000 in the aggregate at any time; and

(c)the RDS Intercompany Loan.

9.2.8Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any:

(a)Subordinated Debt, except to the extent expressly permitted under any subordination agreement relating to such Debt (and a Senior Officer of a Borrower shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default);

(b)earnout payments owing pursuant to the Pental Acquisition Agreement, the Summit Acquisition Agreement, the Specified Acquisitions or the Identified Acquisitions unless at the time of such payment, the Payment Conditions are satisfied (and a Senior Officer of a Borrower shall certify to Agent, not less than two Business Days prior to the date of payment, that all Payment Conditions have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default); or

(c)subject to clause (a) above, any Borrowed Money (other than (x) the Obligations, the Revolver Debt, Debt that is permitted under Section 9.2.1(c) or (d) and so long as the Leverage Ratio is greater than 2.00:1.00 after giving pro forma effect to such payment, Debt that is permitted under Sections 9.2.1(g) and (i) or (y) the Permitted Refinancing of any Debt that is permitted under Sections 9.2.1(c), (g) and (i)) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as such due date is amended thereafter with the written consent of Agent).

9.2.9Fundamental Changes.  Change its name or conduct business under any fictitious name; change its tax (unless required by Applicable Law), charter or other organizational identification number; change its form or state of organization; wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person whether in a single transaction or in a series of related transactions, provided, however, that any wholly-owned Subsidiary of any Obligor (other than a Borrower) may be merged into such Obligor or another wholly-owned Subsidiary of such Obligor, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Obligor, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Obligor gives the Agent at least 30 days' prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral (other than Collateral merged out of existence), including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving

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Subsidiary, if any, if not already an Obligor, is joined as an Obligor hereunder pursuant to a Joinder Agreement and is a party to the Guaranty and Collateral Agreement and the Equity Interests of such Subsidiary is the subject the Guaranty and Collateral Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation.

9.2.10Subsidiaries. Permit any existing Subsidiary to issue any additional Equity Interests except directors' qualifying shares.

9.2.11Organic Documents.  Amend, modify or otherwise change any of its Organic Documents, except (a) with respect to Subsidiaries other than SPV, in connection with a transaction permitted under Section 9.2.9., (b) pursuant to the Select Interior Transaction or (c) in connection with a name change so long as the Agent shall receive (i) three (3) Business Day’s prior written notice of such amendment and (ii) a true and complete copy of the amendment filed by the appropriate official in its jurisdiction of formation within three (3) Business Days of such filing.

9.2.12Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

9.2.13Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

9.2.14Restrictive Agreements.  Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date and listed on Schedule 8.1.14; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

9.2.15Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

9.2.16Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

9.2.17Affiliate Transactions.  Enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except:

(a) transactions expressly permitted by the Loan Documents;

(b)payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors' and managers' fees and indemnities; and

(c)transactions with Affiliates in the Ordinary Course of Business (including those consummated prior to the Closing Date and shown on Schedule 9.2.17) so long as such

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transactions are upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm's-length transaction with a non-Affiliate and that are disclosed to the Agent prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $500,000 for any single transaction or series of related transactions.

9.2.18Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than (i) any in existence on the Closing Date or (ii) the non-satisfaction of the liabilities thereunder would not have a Material Adverse Effect.

9.2.19Modifications of Debt.  Amend, modify, supplement or otherwise change (or permit the amendment, modification or other change in any manner of) any provision of any of its Subordinated Debt or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Subordinated Debt if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Subordinated Debt, would change the subordination provision of such Subordinated Debt, or would otherwise be adverse to the Lenders or the issuer of such Subordinated Debt in any material respect.

9.2.20Returns of Inventory; Affixed Equipment.  Return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Event of Default or Overadvance (as defined in the Revolver Loan Agreement) exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any calendar month exceeds $500,000; and (d) any payment received by Borrowers for a return is promptly remitted to Agent for application to the Obligations.  Borrowers shall not permit any commercially financed Equipment with a  value in excess of $150,000 to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

9.2.21Acquisition, Sale and Maintenance of Inventory.  Acquire or accept any Inventory on consignment or approval, and Borrowers shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.

9.2.22Management Fee.  Pay any management fee, consulting fee, or similar fee to the Sponsors, any of its equity holders, or any Affiliate thereof.

9.2.23Investment Company Act of 1940.  Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

9.3Financial Covenants.  So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Obligor shall not:

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9.3.1Fixed Charge Coverage Ratio.  As of the last day of a Fiscal Quarter, permit the Fixed Charge Coverage Ratio of Ultimate Parent and its Subsidiaries for the trailing twelve month period then ending, to be less than the ratio set forth opposite such date:

Each Fiscal Quarter Ending	Ratio
March 31, 2017	1.70:1.00
June 30, 2017	1.45:1.00
September 30, 2017 through and including March 31, 2018	1.30:1.00
June 30, 2018	1.35:1.00
September 30, 2018 through and including December 31, 2018	1.40:1.00
March 31, 2019 through and including September 30, 2019	1.45:1.00
December 31, 2019 through and including September 30, 2020	1.50:1.00
December 31, 2020 and each Fiscal Quarter ending thereafter	1.60:1.00

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9.3.2Maximum Total Leverage. As of the last day of a Fiscal Quarter, permit the Leverage Ratio of Ultimate Parent and its Subsidiaries to be greater than the ratio set forth opposite such date:

Each Fiscal Quarter Ending	Ratio
March 31, 2017	4.75:1.00
June 30, 2017	5.40:1.00
September 30, 2017	5.60:1.00
December 31, 2017	5.45:1.00
March 31, 2018	5.30:1.00
June 30, 2018	4.65:1.00
September 30, 2018	4.55:1.00
December 31, 2018	4.45:1.00
March 31, 2019	4.40:1.00
June 30, 2019	3.85:1.00
September 30, 2019	3.80:1.00
December 31, 2019 through and including March 31, 2020	3.75:1.00
June 30, 2020 through and including March 31, 2021	3.25:1.00
June 30, 2021 and each Fiscal Quarter ending thereafter	3.00:1.00

9.3.3Obligor's Right to Cure.  Notwithstanding anything to the contrary contained in Section 10.1, in the event of any Event of Default under Section 10.1(c) that results from a breach of Section 9.3.1 or Section 9.3.2, and until the expiration of the tenth (10th) Business Day after the earlier of (x) the date of delivery by the Borrowers of the financial statements required by Exhibit D (clause (b)) or (y) the date by which such financial statements are required to have been delivered (the "Equity Cure Period"), Ultimate Parent or Sponsors may, as applicable, pursuant to written notice to Agent prior to the receipt of such proceeds by Borrowers or Ultimate Parent, as applicable, issue equity interests in Borrowers or Ultimate Parent, as applicable, to its then existing equity investors in return for cash or otherwise receive a cash capital contribution from one or more of such Persons, and Borrowers or Ultimate Parent, as applicable, may apply the

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amount of the net proceeds therefrom to increase EBITDA with respect to such applicable Fiscal Quarter and in the calculation of EBITDA for any subsequent financial covenant tests including the Fiscal Quarter that includes the date of such contribution (the "Equity Cure Contributions"); provided that (i) any such proceeds received by Ultimate Parent are contributed by Ultimate Parent to Borrowers, (ii) 100% of the net proceeds of such Equity Cure Contribution are applied to prepay outstanding principal under the Loan in accordance with Section 5.2.2(d), provided that for purposes of determining the financial covenants for the fiscal quarter with respect to which the Equity Cure Contribution is being made, the amount of the Loan shall not be reduced by such prepayments but such debt reduction shall be taken into account for purposes of determining compliance with the financial covenants for any period in which such Equity Cure Contribution is included in the calculation of EBITDA starting with the fiscal quarter immediately following the fiscal quarter being cured, (iii) in each four Fiscal Quarter period, no more than two Equity Cure Contributions may be made and Equity Cure Contributions may not be made in consecutive Fiscal Quarters, (iv) not more than four Equity Cure Contributions may be made during the term of this Agreement, (v) the amount of any Equity Cure Contributions made pursuant to this Section 9.3.3 shall not exceed in any Fiscal Quarter the lesser of (x)  the amount required to cause Borrowers to be in compliance with the applicable financial covenants as at the end of such Fiscal Quarter and (y) 2.5% of EBITDA for the trailing four Fiscal Quarter period ending on the last day of such Fiscal Quarter and (vi) the aggregate amount of all Equity Cure Contributions during the term of this Agreement shall not exceed 7.5% of EBITDA for the trailing four Fiscal Quarter period ending on the last day of such Fiscal Quarter.  If, after giving effect to the foregoing pro forma adjustment, Ultimate Parent is in compliance with the financial covenants set forth in Section 9.3.1 and 9.3.2, Ultimate Parent t shall be deemed to have satisfied the requirements of such Sections as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 9.3.1 or 9.3.2 that had occurred shall be deemed cured for purposes of this Agreement. If (a) an Equity Cure Contribution is permitted for any Fiscal Quarter and (b) notice has been delivered to the Agent of an anticipated Equity Cure Contribution, then from the last day of the Fiscal Quarter related to such cure notice until the earlier to occur of the required date for receipt of the Equity Cure Contribution and the date on which the Agent is notified that the Equity Cure Contribution will not be made, no Default or Event of Default shall have occurred under the Loan Documents with respect to any default under Section 9.3 for which such cure notice was delivered. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Sections 9.3.1 and 9.3.2.  Notwithstanding the foregoing, for purposes of calculating Excess Cash Flow, EBITDA shall not include the amount of any Equity Cure Contributions.

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10.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT

10.1Events of Default.  Each of the following shall be an "Event of Default" if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)Borrowers (or any other Obligor, if applicable) fail to pay (i) any principal of any Loan when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any interest, fee, indemnity or other amount payable under this Agreement or any other Loan Document within 2 Business Days after the date when due;

(b)Any representation or warranty of an Obligor made in any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when made or deemed made;

(c)Borrowers breach or fail to perform any covenant contained in Section 7.2, 7.3, 9.1.1, 9.1.2 (but only as to the covenants described in (a), (b) and (c) of Exhibit D), 9.1.7, 9.1.10, 9.1.11, 9.1.12, 9.1.13, 9.2, 9.3.1 or 9.3.2; provided that, solely with respect to a breach of Section 9.3.1 or 9.3.2, such breach continues after the expiration of the applicable Equity Cure Period;

(d)An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof (less, in the case of Section 9.1.4, the number of days between the date such Senior Officer obtained knowledge of such failure and the date that notice thereof is given pursuant to Section 9.1.4) or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)A Guarantor repudiates, revokes or attempts to revoke its guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent and covering a material portion of the Collateral; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by, or any other action or inaction of, Agent and Lenders);

(f)Any breach, default or the occurrence and continuation of any "Event of Default" (or any comparable term) of an Obligor occurs under (i) one or more Hedging Agreements in an aggregate principal amount exceeding $1,000,000 (the "obligations" of any Obligor in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (after giving effect to any netting agreements) that such Obligor would be required to pay if such Hedge Agreement were terminated at such time); (ii) the Revolver Loan Agreement or any other documentation evidencing or executed in connection with the Revolver Debt or (iii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations or the Revolver Debt) in excess of $2,500,000, in each case, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

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(g)Any judgment, order or award (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $2,500,000 (net of insurance coverage therefor that has not been denied by the insurer), and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(h)A loss, theft, damage or destruction occurs with respect to any Inventory if the amount not covered by insurance exceeds $2,500,000;

(i)Any Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor's business for more than 15 days; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j)Any Obligor (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (j);

(k)any proceeding shall be instituted against any Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(l)An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC that could reasonably be expected to result in a Material Adverse Effect, or an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and such failure could reasonably be expected to result in a Material Adverse Effect; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect;

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(m)An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could cause or result in a Material Adverse Effect;

(n)A Change of Control occurs; or

(o)SPV breaches or fail to perform any covenant contained in Section 5.11 of the Guarantee and Collateral Agreement and such breach or failure is not cured within 10 Business Days after a Senior Officer of SPV has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by SPV.

10.2Remedies upon Default.  If an Event of Default described in Section 10.1(j) or (k) occurs, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction from Required Lenders) do any one or more of the following from time to time:

(a)declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)terminate, reduce or condition any Commitment;

(c)require Obligors to Cash Collateralize their Obligations that are contingent or not yet due and payable; and

(d)exercise any and all rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by Borrowers, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Borrowers agree that 10 days' notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable.  Agent may conduct sales on any Obligor's premises, without charge, and any sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

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10.3License.  For the sole purpose of enabling Agent to exercise its rights and remedies as to the Collateral under this Agreement and Applicable Law, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any Intellectual Property of Obligors, computer hardware and software, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  For clarity, this license is effective only while an Event of Default exists and is irrevocable until the termination of this Agreement.  Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

10.4Setoff.  At any time during the continuance of an Event of Default, Agent, Lenders and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of offset) that such Person may have.

10.5Remedies Cumulative; No Waiver.

10.5.1Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

10.5.2Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.  Except as set forth in this Agreement, any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.	AGENT

11.1Appointment, Authority and Duties of Agent.

11.1.1Appointment and Authority.  Each Secured Party appoints and designates Cerberus as Agent under all Loan Documents.  Agent may, and each Secured Party authorizes

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Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents.  Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise.

11.1.2Duties.  The title of "Agent" is used solely as a matter of market custom and the duties of Agent are administrative in nature only.  Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction.  The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

11.1.3Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon and in accordance with, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

11.1.4Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law.  In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action.  Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent.  Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 13.1.1.  In no event shall Agent be required to take any action that it determines in its Permitted Discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

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11.2Agreements Regarding Collateral and Borrower Materials.

11.2.1Lien Releases; Care of Collateral.  Secured Parties authorize Agent to release any Lien with respect to any Collateral:  (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that any Borrower certifies in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent's Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 13.1, with the consent of Required Lenders.  Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder.  Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent's Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

11.2.2Possession of Collateral.  Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent's request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent's instructions.

11.2.3Reports.  Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral ("Report").  Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time.  Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers' books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender's internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender's Participants, attorneys and accountants that have been advised of the confidential nature of the Borrower Materials), and to use all Borrower Materials solely for administration of the Obligations.  Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

11.3Reliance by Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person.  Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

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11.4Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrowers or Required Lenders specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations or assert any rights relating to any Collateral.

11.5Ratable Sharing.  If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties  participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.

11.6Indemnification.  EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT).  In Agent's Permitted Discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties.  If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys' fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

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11.7Limitation on Responsibilities of Agent.  Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent's gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents.  Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

11.8Successor Agent and Co-Agents.

11.8.1Resignation; Successor Agent.  Agent may resign at any time by giving at least 30 days' written notice thereof to Lenders and Borrowers.  Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers.  If no successor agent is appointed prior to the effective date of Agent's resignation, then Agent may appoint a successor agent that is a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder.  Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act.  On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 11.6 and 13.3, and all rights and protections under this Section 11.  Any successor to Cerberus by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

11.8.2Co-Collateral Agent.  If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document.  Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent.  Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment.  If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

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11.9Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans hereunder.  Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors.  Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

11.10Remittance of Payments and Collections.

11.10.1Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 12:00 p.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 12:00 p.m., then payment shall be made by 10:00 a.m. on the next Business Day.  Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent's right of offset for any amounts due from such payee under the Loan Documents.

11.10.2Failure to Pay.  If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for LIBOR Loans.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

11.10.3Recovery of Payments.  If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party.  If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party.  If any amounts received and applied by Agent to Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

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11.11Individual Capacities.  As a Lender, Cerberus shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms "Lenders," "Required Lenders" or any similar term shall include Cerberus in its capacity as a Lender.  In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

11.12Titles.  Each Lender, other than Cerberus, that is designated (on the cover page of this Agreement or otherwise) by Cerberus as an "Arranger," "Bookrunner" or "Agent" of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

11.13No Third-Party Beneficiaries.  This Section 11 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations.  This Section 11 does not confer any rights or benefits upon any Obligor or any other Person.  As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties

12.	BENEFIT OF AGREEMENT; ASSIGNMENTS

12.1Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; (b) any assignment by a Lender must be made in compliance with Section 12.3 and (c) any participation by Lender must be in accordance with Section 12.2 (any other attempted transfer or assignment by any party hereto shall be null and void).  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 12.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

12.2Participations.

12.2.1Permitted Participants; Effect.  Subject to Section 12.3.3, any Lender may sell to a financial institution ("Participant") a participating interest in the rights and obligations of such Lender under any Loan Documents; provided that each Lender shall provide Borrowers with prior written notice of any participation and if the proposed Participant is a vulture fund or distressed debt purchaser the consent of Borrowers shall be required for such sale (which consent shall be deemed given if no objection is made by Borrowers within ten Business Days after receipt of notice of the proposed participation) unless an Event of Default has occurred and is continuing in which case the Borrowers' consent shall not be required.  Despite any sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants

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of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.7, 3.9, 5.8 and 5.9 (subject to the requirements and limitations therein, including the requirements under Section 5.9, it being understood that the documentation required under Section 5.9 shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.8 and 12.4 as if it were an assignee under Section 12.3; and (B) shall not be entitled to receive any greater payment under Section 3.7 or 5.8, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

12.2.2Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Term Loan Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrowers, any Guarantor or substantially all Collateral.

12.2.3Participant Register.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register in which it enters the Participant's name and address and the principal amounts of and stated interest on the Participant's interest in the Commitments and Loans the "Participant Register").  Entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the Participant Register as the owner of the applicable participation for all purposes, notwithstanding any notice to the contrary.  No Lender shall have an obligation to disclose any information in the Participant Register except to the extent necessary to establish that a Participant's interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

12.2.4Benefit of Setoff.  Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 11.5 as if such Participant were a Lender

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12.3Assignments.

12.3.1Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender's rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of  (i) so long as no Default or Event of Default shall have occurred and be continuing, $5,000,000 (unless otherwise mutually agreed by Agent and Borrowers in their discretion) or (ii) during the existence of an Event of Default, $1,000,000 (unless otherwise agreed by Agent in its discretion), and in each case in integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender's rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least (i) so long as no Default or Event of Default shall have occurred and be continuing, $5,000,000 (unless otherwise mutually agreed by Agent and Borrowers in their discretion) or (ii) during the existence of an Event of Default, $1,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

12.3.2Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit A-2 and a processing fee of $3,500 (unless otherwise agreed by Agent in its Permitted Discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 12.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable.  The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent

12.3.3Certain Assignees.  No assignment or participation may be made to an Obligor, Affiliate of an Obligor, Defaulting Lender or natural person.  So long as no Default or Event of Default has occurred and is continuing, no assignment or participation may be made to any Person that is a direct commercial competitor of the Obligors.  Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder.  If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

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12.3.4Register.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, any notes or other writings issued under the Loan Documents shall be registered as to both principal and any stated interest. Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain at one of its offices (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register (the "Register") for recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time.  Entries in the Register shall be conclusive, absent manifest error, and the Borrowers, Agent and Lenders shall treat each Person recorded in the Register pursuant to the terms hereof as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary.  The Register shall be available for inspection by Borrowers or any Lender, at any reasonable time and from time to time upon reasonable notice.

12.4Replacement of Certain Lenders.  If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrowers may, upon 10 days' notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s) willing to acquire such rights and obligations, pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

13.	MISCELLANEOUS

13.1Amendments and Waivers.

13.1.1Amendments and Other Modifications.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that:

(a)without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)Intentionally Omitted.

(c)without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Term Loan Maturity Date applicable to such Lender's Obligations; or (iv) amend this clause (c); and

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(d)without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.6.2, 7.1 (except to add Collateral) or 13.1.1; (ii) amend the definition of Pro Rata or Required Lenders; (iii) release all or substantially all Collateral; or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations.

13.1.2Limitations.  The agreement of any Obligor shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves.  Only the consent of the parties to any agreement relating to fees shall be required for modification of such agreement.  Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

13.1.3Payment for Consents.  No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

13.2Power of Attorney.  Borrowers hereby irrevocably constitute and appoint Agent (and all Persons designated by Agent) as Borrowers' true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent's designee, may, without notice and in either its or any Borrower's name, but at the cost and expense of Borrowers:

(a)Endorse any Borrower's name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent's possession or control; and

(b)During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (iv) receive, open and dispose of mail addressed to Borrowers, and notify postal authorities to deliver any such mail to an address designated by Lender; (v) use any Borrower's stationery and sign its name to verifications of Accounts and notices to Account Debtors; (vi) use information contained in any data processing, electronic or information systems relating to Collateral; (vii) make and adjust claims under insurance policies; and (viii) do all other things necessary to carry out the intent and purpose of this Agreement.

13.3Indemnity.  BORROWERS SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.  This Section 13.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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13.4Notices and Communications.

13.4.1Notice Address.  All notices and other communications by or to a party hereto shall be in writing and shall be given to Borrowers, at AGM's address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 13.4.  Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 5.2.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.

13.4.2Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters and distribution of Loan Documents.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

13.4.3Platform.  Borrower Materials shall be delivered by Borrowers pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by it ("Platform").  Borrowers shall notify Agent of each posting of reports or other information on the Platform.  All information shall be deemed received by Agent only upon its receipt of such notice.  Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform, and Obligors and Secured Parties acknowledge that "public" information is not segregated from material non-public information on the Platform.  The Platform is provided "as is" and "as available." Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM.  Secured Parties acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor's securities.  No Agent Indemnitee shall have any liability to Borrowers,  Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the platform or over the internet.

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13.4.4Non-Conforming Communications.  Agent and Lenders may rely upon any communications purportedly given by or on behalf of Borrowers even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Borrowers shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of Borrowers.

13.5Performance of Borrowers' Obligations.  Agent may, in its discretion at any time and from time to time, at Borrowers' expense, pay any amount or do any act required of Borrowers under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent's Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to LIBOR Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

13.6Credit Inquiries.  Agent may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

13.7Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

13.8Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

13.9Counterparts; Execution.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.  Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

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13.10Entire Agreement.  Time is of the essence with respect to all Loan Documents and Obligations.  The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

13.11Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

13.12No Control; No Advisory or Fiduciary Responsibility.  Nothing in any Loan Document and no action of Agent or any Lender pursuant to any Loan Document shall be deemed to constitute control of any Obligor by Agent or any Lender.  In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and all related services by Agent, any Lender or any of the their Affiliates are arm's-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates.  To the fullest extent permitted by Applicable Law, Borrowers hereby waive and release any claims that they may have against Agent, Lender and their Affiliates with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

13.13Confidentiality.  Agent and each Lender agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any potential or actual transferee of any interest in a Loan Document or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor's obligations; (g) with the consent of Borrowers; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender or any of their Affiliates

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on a nonconfidential basis from a source other than Borrowers.  Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility, and may use Borrowers' logos, trademarks or product photographs in advertising materials.  As used herein, "Information" means all information received from an Obligor or Subsidiary relating to it or its business.  A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information.  Agent and each Lender acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law

13.14[Reserved].

13.15GOVERNING LAW.  UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

13.16Consent to Forum.

13.16.1Forum.  BORROWERS HEREBY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, NEW YORK AND THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL CLAIMS, OBJECTIONS AND DEFENSES THAT THEY MAY HAVE REGARDING ANY SUCH COURT'S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.4.1.  A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

13.16.2Other Jurisdictions.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent or any Lender of any judgment or order obtained in any forum or jurisdiction.

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13.16.3Judicial Reference.  If any action, litigation or proceeding relating to any Obligations or Loan Documents is filed in a court sitting in or applying the laws of California, the court shall, and is hereby directed to, make a general reference pursuant to Cal. Civ. Proc. Code §638 to a referee (who shall be an active or retired judge) to hear and determine all issues in such case (whether fact or law) and to report a statement of decision.  Nothing in this Section shall limit the right of Agent or any other Secured Party to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference.  The exercise of a remedy does not waive the right of any party to resort to judicial reference.  At Agent's option, foreclosure under a mortgage or deed of trust may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

13.17Waivers by Borrowers.  To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which such Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that they are relying upon the foregoing in its dealings with Borrowers.  Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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13.18Patriot Act Notice.  Agent and lenders hereby notify Borrowers that pursuant to the PATRIOT Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the PATRIOT Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers' management and owners, such as legal name, address, social security number and date of birth.  Borrowers shall, promptly upon request, provide all documentation and other information as Agent or any Lender may request from time to time in order to comply with any obligations under "know your customer," anti-money laundering or other requirements of Applicable Law.

13.19Intercreditor Agreement.  Notwithstanding anything to the contrary in this Agreement, to the extent the terms of this Agreement and the ASG Intercreditor Agreement conflict, the terms of the ASG Intercreditor Agreement shall control.

13.20NO ORAL AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

ARCHITECTURAL GRANITE & MARBLE, LLC

By:
Name:
Title:

Address:
c/o Trive Capital 2021 McKinney Avenue, Suite 1200 Dallas, TX 75201
Attn:
Telecopy:

PENTAL GRANITE & MARBLE, LLC

By:
Name:
Title:

Address:
	[	]
	[	]
	[	]
Attn:
Telecopy:

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AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:
Name:
Title:

Address:
875 Third Avenue New York, NY 10022
	Attn:	Daniel Wolf
Telecopy:

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LENDERS:

CERBERUS LEVERED LOAN OPPORTUNITIES FUND III, L.P.
By:	Cerberus Levered Opportunities III GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.
By:	Cerberus NJ Credit Opportunities GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ASRS HOLDINGS LLC

By:
Name:
Title:

CERBERUS KRS LEVERED LOAN
OPPORTUNITIES FUND, L.P.
By:	Cerberus KRS Levered Opportunities GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS PSERS LEVERED
LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus PSERS Levered Opportunities GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS FSBA HOLDINGS LLC

By:
Name:
Title:

CERBERUS ND CREDIT HOLDINGS LLC

By:
Name:
Title:

CERBERUS OFFSHORE LEVERED III LP
By:	COL III GP Inc.
Its:	General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P.
By:	Cerberus Redwood Levered Opportunities GP B, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ICQ OFFSHORE LEVERED LP
By:	Cerberus ICQ Offshore GP LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ONSHORE LEVERED III LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XX L.P.
By:	Cerberus LFGP XX, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED A LLC

By:
Name:
Title:

CERBERUS AUS LEVERED II LP
By:	CAL II GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED B LLC

By:
Name:
Title:

CERBERUS ICQ LEVERED LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XIX L.P.
By:	Cerberus LFGP XIX, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ICQ LEVERED LOAN
OPPORTUNITIES FUND, L.P.
By:	Cerberus ICQ Levered Opportunities GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS FSBA LEVERED LLC

By:
Name:
Title:

CERBERUS SWC LEVERED II LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XVI LP
By:	Cerberus PSERS GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS LOAN FUNDING XVIII L.P.
By:	Cerberus LFGP XVIII, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ASRS FUNDING LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XXI L.P.
By:	Cerberus LFGP XXI, LLC
Its:	General Partner

By:
Name:
Title:

SCHEDULE 2.1

to

Financing Agreement

COMMITMENTS OF LENDERS1

[1]	Updated schedule attached to the Fifth Amendment

SCHEDULE 8.1.4

to

Financing Agreement

NAMES AND CAPITAL STRUCTURE

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of Ultimate Parent and its Subsidiaries are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares

2.	The record holders of Equity Interests of Ultimate Parent and its Subsidiaries are as follows:

Name	Class of Stock	Number of Shares	Record Owner

3.	All agreements binding on holders of Equity Interests of Ultimate Parent and its Subsidiaries with respect to such interests are as follows:
4.

In the five years preceding the Closing Date, neither Ultimate Parent nor any of its Subsidiaries has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

5.

There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of Ultimate Parent or any of its Subsidiaries, except:

.

SCHEDULE 8.1.10

to

Financing Agreement

BROKERAGE COMMISSION

None

SCHEDULE 8.1.11

to

Financing Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Borrowers' and Subsidiaries' patents:

Patent	Owner	Status in Patent Office	Federal Registration No.	Registration Date

2.Borrowers' and Subsidiaries' trademarks:

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date

3.	Borrowers' and Subsidiaries' copyrights:

Copyright	Owner	Status in Copyright Office	Federal Registration No.	Registration Date

4.	Borrowers' and Subsidiaries' licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

SCHEDULE 8.1.13

to

Financing Agreement

ENVIRONMENTAL MATTERS

SCHEDULE 8.1.14

to

Financing Agreement

RESTRICTIVE AGREEMENTS

Entity	Agreement	Restrictive Provisions

SCHEDULE 8.1.15

to

Financing Agreement

LITIGATION

1.Proceedings and investigations pending against Obligors or Subsidiaries:

2.Threatened (in writing) proceedings or investigations of which any Obligor or Subsidiary is aware:

3.Pending Commercial Tort Claim of any Obligor:

SCHEDULE 8.1.17

to

Financing Agreement

PENSION PLAN DISCLOSURES

SCHEDULE 8.1.27

to

Financing Agreement

Material contracts

SCHEDULE 9.1.9

to

Financing Agreement

DEPOSIT ACCOUNTS

Depository Bank	Type of Account	Account Number

SCHEDULE 9.1.10

to

Financing Agreement

BUSINESS LOCATIONS

1.	Obligors currently have the following business locations, and no others:

Chief Executive Office:

Other Locations:

2.	In the five years preceding the Closing Date, Obligors have had no office or place of business located in any county other than as set forth above, except:
3.	Each Subsidiary currently has the following business locations, and no others:

Chief Executive Office:

Other Locations:

4.	The following bailees, warehouseman, similar parties and consignees hold inventory of Borrower or Subsidiary:

Name and Address of Party	Nature of Relationship	Amount of Inventory	Owner of Inventory

SCHEDULE 9.2.2

to

Financing Agreement

EXISTING LIENS

	File Number	Effective Date	Secured Party	Collateral

1.
2.

SCHEDULE 9.2.17

to

Financing Agreement

EXISTING AFFILIATE TRANSACTIONS

EXHIBIT A-1

ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Financing Agreement, dated as of February__, 2017 (as amended, restated or otherwise modified from time to time, the "Loan Agreement"), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, ("AGM"),  Pental Granite and Marble, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of AGM  that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), Cerberus Business Finance, LLC, as agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and such Lenders.  Terms are used herein as defined in the Loan Agreement.

______________________________________ ("Assignor") and ________________  ("Assignee") agree as follows:

1.Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor a principal amount of $________ of Assignor's outstanding Term Loan (the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date ("Effective Date") indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and AGM, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor's obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor's account in respect of the Assigned Interest shall be payable to or for Assignee's account, to the extent such amounts accrue on or after the Effective Date.

2.Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, the outstanding balance of its Term Loans is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents.  [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]

3.Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a "Lender" under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt "prohibited transaction" under Section 406 of ERISA.

4.This Agreement shall be governed by the laws of the State of New York.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

("Assignee")

By
Name:
Title:

("Assignor")

By
Name:
Title:

EXHIBIT A-2

ASSIGNMENT NOTICE

ASSIGNMENT NOTICE

Reference is made to (1) the Financing Agreement, dated as of February 28, 2017 (as amended, restated or otherwise modified from time to time, the "Loan Agreement"), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, ("AGM"),  Pental Granite and Marble, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of AGM  that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), Cerberus Business Finance, LLC, as agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ ("Assignment Agreement"), between __________________ ("Assignor") and ____________________ ("Assignee").  Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor's intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of $________ of Assignor's outstanding Term Loan (the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date ("Effective Date") indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and AGM, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor's obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment Agreement.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

("Assignee")

By
Name:
Title:

("Assignor")

By
Name:
Title:

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE: *

ARCHITECTURAL GRANITE & MARBLE, LLC,

as a Borrower

By
Name:
Title:

* No signature required if Assignee is a Lender, Affiliate of a Lender or if an Event of Default exists.

CERBERUS BUSINESS FINANCE, LLC,

as Agent

By
Name:
Title:

EXHIBIT B

COMPLIANCE CERTIFICATE

In accordance with the terms of the Financing Agreement, dated as of February 28, 2017 (as amended, restated or otherwise modified from time to time, the "Loan Agreement"; terms are used herein as defined in the Loan Agreement), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, ("AGM"), Pental Granite and Marble, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of AGM  that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), the financial institutions from time to time party thereto ("Lenders") and Cerberus Business Finance, LLC, as agent ("Agent") for and such Lenders, I hereby certify that:

1.I am the [President] [Chief Financial Officer] of Ultimate Parent;

2.The enclosed financial statements are prepared in accordance with generally accepted accounting principles;

3.No Default or any event which, upon the giving of notice or passing of time or both, would constitute such an Event of Default, has occurred.

4.Borrowers are in compliance with the financial covenants set forth in Sections 9.3.1 and 9.3.2 of the Loan Agreement, as demonstrated by the calculations contained in Schedule I, attached hereto and made a part hereof.

ARCHITECTURAL GRANITE & MARBLE, LLC, as Borrower

By:
Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

[Borrowers to provide detailed calculations of financial covenants]

EXHIBIT C

CONDITIONS PRECEDENT

(a)Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)Except as set forth in Exhibit F, Agent shall have made all filings or recordations necessary to perfect its Liens in the Collateral.

(c)Agent shall have received results of Lien searches, listing all effective financing statements which name as debtor any Obligor and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens;

(d)Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of AGM certifying that, after giving effect to the making of the Term Loans and the transactions contemplated  hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)Agent shall have received a written opinion of Haynes & Boone, LLP, as well any local counsel to Borrowers, in form and substance satisfactory to Agent.

(g)Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

(h)Agent shall have received evidence of the insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request.

(j)Borrowers shall have paid on or before the Closing Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4.

(k)Agent shall have received a Borrowing Base Certificate as of January 31, 2017.  Upon giving effect to the making of the Term Loan and the payment by Borrowers of all fees and expenses incurred in connection herewith, Availability shall be at least $4,000,000.  The Borrowers shall deliver to the Agent a certificate of the chief financial officer of AGM certifying as to the matters set forth above and containing the calculation of Availability.

(l)Concurrently with the making of the Term Loan on the Closing Date, the Pental Acquisition shall have been consummated on terms and conditions acceptable to Agent and Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Pental Acquisition.  AGM shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Loan Agreement and Agent shall have received such consents and waivers of such Persons as Agent shall deem necessary in its Permitted Discretion.  The Pental Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Pental Acquisition Documents, each of which shall be certified by a duly authorized officer of AGM as being true, correct and complete.

(m)Concurrently with the making of the Term Loan, AGM shall have amended the Revolver Loan Agreement to provide for revolving loans of up to $40,000,000 of which no more than $25,000,000 will be outstanding on the Closing Date, and such agreement shall be in full force and effect and Agent shall have received a fully executed copy of the Revolver Debt Documents, each of which shall be certified by a duly authorized officer of AGM as being true, correct and complete.

(n)Concurrently with the making of the Term Loan, Agent shall have received evidence of the payment in full of all Debt under the Existing Term Loan Facility, together with (A) a termination and release agreement with respect to the Existing Term Loan Facility and all related documents, duly executed by the Obligors, the Existing Term Loan Agent and the Existing Term Loan Lenders, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Term Loan Agent and/or the Existing Term Loan Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Term Loan Agent and the Existing Term Loan Lenders and covering any portion of the Collateral;

(o)Concurrently with the making of the Term Loan, Agent shall have received evidence of the payment in full of all Debt under the Existing Pental Loan Facility, together with (A) a termination and release agreement with respect to the Existing Pental Loan Facility and all related documents, duly executed by the Obligors and the Existing Pental Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Pental Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Pental Lender and covering any portion of the Collateral;

(p)Agent shall have received a quality of earnings report prepared by Sprock Capital Advisory, LLC all of which shall be in form and substance satisfactory to Agent.

(q)Agent shall have received reasonably satisfactory evidence that AGM shall have received, directly or indirectly, no less than $10,000,000 of proceeds in the form of rollover equity from certain management investors of Pental to effect the consummation the Pental Acquisition Agreement.  On or prior to the Closing Date, there shall have been delivered to the Agent true and correct copies of all documents evidencing the contribution described above, as in effect on the Closing Date, and all material terms and provisions of such documents as in effect on the Closing Date shall be in form and substance reasonably satisfactory to the Agent.

(r)Agent shall have received a certificate of a Senior Officer of the Parent (i) setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Loans, with each of the financial covenants contained in Section 9.3.1 and 9.3.2 (as if the covenants applicable to the quarter ending March 31, 2017 applied on the Closing Date), (ii) certifying that all tax returns required to be filed by any Obligor have been filed and all taxes upon the Loan Parties or their properties, assets, and income (including real property taxes and payroll taxes) have been paid, except to the extent contested in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP and (iii) attaching a copy of the Financial Statements and the Projections described in Section 8.1.7(b) hereof and certifying as to the compliance in all material respects with the representations and warranties set forth in Section 8.1.7(a) and section 8.1.7(b).

(s)Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

EXHIBIT D

FINANCIAL REPORTING

As long as any Commitment or Obligations are outstanding, Borrowers shall, and shall cause each Subsidiary to furnish to Agent:

(a)as soon as available, and in any event within 120 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion with respect to the financial statements, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Ultimate Parent and satisfactory to the Agent (which opinion shall be without (1) a "going concern" or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 9.3), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 9.3 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

(b)as soon as available, and in any event within 30 days (or, with respect to the first 4 months after the Closing Date, 45 days) after the end of each fiscal month of the Ultimate Parent and its Subsidiaries commencing with the first fiscal month of the Ultimate Parent and its Subsidiaries ending after the Closing Date, internally prepared (x) consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows as at the end of such fiscal month (y) statements of profit and loss of AGM and Pental, and (z) for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by a Senior Officer of the Ultimate Parent as fairly presenting, in all material respects, the financial position of the Ultimate Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Ultimate Parent and its Subsidiaries, on a consolidated basis, for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(c)as soon as available and in any event within 45 days after the end of each fiscal quarter of the Ultimate Parent t and its Subsidiaries commencing with the first fiscal quarter of the Ultimate Parent and its Subsidiaries ending after the Closing Date, (w) consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such quarter, (x) statements of profit and loss of AGM and Pental, (y) statements of profit and loss of Lark, (z) and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by Senior Officer of the Ultimate Parent as fairly presenting, in all material respects, the financial position of the Ultimate Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Ultimate Parent and its Subsidiaries, on a consolidated basis, for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Ultimate Parent and its Subsidiaries furnished to the Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(d) concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by a Senior Officer of Ultimate Parent;

(e)as soon as available and in any event not later than 30 days after the end of each Fiscal Year, a certificate of an Senior Officer of the Ultimate Parent (A) attaching Projections for the Ultimate Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Agent, for the immediately succeeding Fiscal Year for the Ultimate Parent and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 8.1.7 are true and correct with respect to the Projections; and

(f)concurrent with the delivery thereof to the Revolver Agent, a copy of each Borrowing Base Certificate, borrowing base report or similar collateral valuation report so delivered in accordance with the Revolver Loan Agreement.

EXHIBIT E

NOTICE REQUIREMENTS

(a)promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(b)promptly upon knowledge of any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that could reasonably be expected to have a Material Adverse Effect;

(c)promptly after the date on which an Obligor commences any proceeding alleging any Commercial Tort Claim alleging damages in excess of $1,000,000, a brief description of such Commercial Tort Claim and grant of a security interest therein to the Collateral Agent in accordance with the Guaranty and Collateral Agreement;

(d)as soon as possible and in any event within 5 Business Days of the occurrence of any ERISA Event;

(e)promptly upon request such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or Borrowers', any of their Subsidiaries' or other Obligor's financial condition or business (provided, however, such reports and information shall not include any board minutes or any board materials or management notes of Borrowers or any other Obligor);

(f)to the extent permitted by Applicable Law, promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any material investigation of any Obligor other than routine inquiries by such Governmental Authority;

(g)as soon as possible, and in any event within 5 Business Days after an Obligor receives knowledge of the occurrence of an Event of Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect or other event or development having a Material Adverse Effect and the action which the affected Obligor proposes to take with respect thereto;

(h)promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Obligor, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect;

(i)as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material default or termination notices that any Obligor executes or receives in connection with any Material Contract;

(j)promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Obligor as the Agent may from time to time reasonably request; and

(k)promptly upon receipt thereof, copies of any default notices from Bank of America, N.A. in respect of Revolver Debt.

EXHIBIT F

POST CLOSING

(a)Within 20 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver (i) a lender loss payable endorsement with respect to the Borrowers' property insurance, (ii) an additional insured endorsement with respect to the Borrowers' liability insurance and (iii) an endorsement providing for thirty (30) days' notice of cancellation of all insurance policies, in each case, duly endorsed to Agent and in form and substance reasonably satisfactory to Agent.

(b)Within 30 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver a fully executed Collateral Assignment of Business Interruption Insurance Proceeds, duly executed by each of the parties named therein.

(c)Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver evidence, in form and substance reasonably satisfactory to Agent that Borrowers have duly perfected its consignment interest in all Consigned Inventory (as defined in the Revolver Loan Agreement) held by each of the following consignees: (i) Global Granite, Inc. and (ii) GDS Countertops Inc.; provided, failure to delivery such evidence shall not result in an Event of Default.

(d)Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver a Deposit Account Control Agreement with respect to each Deposit Account  (other than any Excluded Account) listed on Schedule 9.1.9, among the Agent, the Revolver Agent, the applicable Obligor and the Depository Bank, each in form and substance reasonably satisfactory to the Agent.

(e)Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), use commercially reasonable efforts to deliver fully executed Lien Waivers for the following locations:

Obligor	Address	Landlord
AG&M	4200 Kenilwood Drive, Nashville, Davidson County, Tennessee 37204	Chaucer Investments, LLC
AG&M	8861 San Fernando Road, Sun Valley, Los Angeles County, California 91352	8861 San Fernando, Inc.
AG&M	4850 East La Palma Ave., Anaheim, Orange County, California 92801	Ajax LaPalma Investors, LLC
AG&M	5032 Sirona Dr #100, Charlotte, Mecklenburg County, North Carolina 28273	Liberty Property Limited Partnership
Pental Granite and Marble	725 Fidalgo Street and 770 S. Michigan Street, Seattle, Washington, King County 98108	CSDV, Limited Partnership
Pental Granite and Marble	549 B South Dawson Street, Seattle, Washington	CSHV NWCP Seattle, LLC
Pental Granite and Marble	3551 NW Yeon, Portland, Multnomah County, Oregon, 97210	CSHV NWCP Portland, LLC
Pental Granite and Marble	3600-D Industry Drive East, Fife, Pierce County, Washington 98424	Prologis Targeted U.S. Logistics Fund, L.P.
Pental Granite and Marble	3900A Industry Drive East, Fife, Pierce County, Washington 98424	AMB Partners II, L.P.
Pental Granite and Marble	7050 Valjean Avenue, Van Nuys, Los Angeles County, California 91406	BPR Investment
Pental Granite and Marble	10000 – 10300 East 40th Avenue, Denver, Denver County, Colorado 80038	United Properties of Colorado LLC
Pental Granite and Marble	4700 South Highland Drive, Suite A, Unit #046, Salt Lake City, Utah	SLC Storage LLC
Pental Granite and Marble	2211 N. Harvard Road, Unit 57, Liberty Lake, Washington	Storage Solutions Liberty Lake, LLC
Pental Granite and Marble	405 N. Gilbert Road, Unit 729, Gilbert Arizona	Gilbert/Heather Self-Storage Investors, LLC d.b.a. Gilbert Road Self Storage
Pental Granite and Marble	6218 W. Sahara Ave., Unit D92, Las Vegas, Nevada	Central Self Storage - Sahara
Pental Granite and Marble	6401 Oak Canyon, Space D1003, Irving, California	Extra Space Management, Inc.

EXHIBIT H

ADDITIONAL TERM LOANS CONDITIONS PRECEDENT

(a)Borrowers shall have paid on or before the applicable Additional Term Loan Funding Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4;

(b) the receipt by the Agent of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that the proceeds of such Additional Term Loan are being used for a Specified Transaction and attaching thereto a detailed sources and uses statement in form and substance reasonably satisfactory to the Agent;

(c)certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, after giving effect to the making of the Additional Term Loan and the transactions contemplated  hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(d)the receipt by the Agent of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that such Specified Transaction (other than the RDS Intercompany Loan) shall satisfy clauses (i), (ii), (iii), (iv) and (vii) of the definition of Permitted Acquisition;

(e)solely with respect to the RDS Intercompany Loan, the receipt by Agent of the following documents:

(i)the RDS Note (no provision of which shall have been amended or otherwise modified or waived in a manner that is adverse to the Lenders' interests without the prior written consent of the Agent) as in effect on the Second Amendment Effective Date, certified as a true and correct copy thereof by an Authorized Officer of AGM stating that such agreement remains in full force and effect and that none of the Obligors has breached or defaulted in any of its obligations under such agreements;

(ii)a Pledge Amendment, substantially in the form of Annex III to the Guarantee and Collateral Agreement, duly executed by AGM, together with the original RDS Note required to be pledged thereunder and an allonge in respect thereto; and

(iii) appropriate financing statements on Form UCC‑1, naming L.A.R.K. Industries, Inc. as debtor, AGM as assignor and the Agent, on behalf of the Secured Parties, as secured party/total assignee, duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Guarantee and Collateral Agreement.

(f)solely with respect to the IRG Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the IRG Acqusition, the IRG Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the IRG Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the IRG Acquisition Assets.  IRG shall have received all consents necessary to permit the effectuation of the transactions contemplated by the IRG Acquisition.  The IRG Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the IRG Acquisition Documents, each of which shall be certified by a duly authorized officer of IRG as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing IRG Facility, together with (A) a termination and release agreement with respect to the Existing IRG Facility and all related documents, duly executed by the Obligors and the Existing IRG Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing IRG Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing IRG Lender and covering any portion of the Collateral;

(g)solely with respect to the Tutto Marmo Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the Tutto Marmo Acquisition, the Tutto Marmo Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Tutto Marmo Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Tutto Marmo Acquisitions Assets.  Tutto Marmo shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Tutto Marmo Acquisition.  The Tutto Marmo Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Tutto Marmo Acquisition Documents, each of which shall be certified by a duly authorized officer of Tutto Marmo as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing Tutto Marmo Facility, together with (A) a termination and release agreement with respect to the Existing Tutto Marmo Facility and all related documents, duly executed by the Obligors and the Existing Tutto Marmo Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Tutto Marmo Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Tutto Marmo Lender and covering any portion of the Collateral;

(h)solely with respect to the Bedrock Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the Bedrock Acquisition, the Bedrock Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Bedrock Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Bedrock Acquisitions Assets.  Bedrock shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Bedrock Acquisition.  The Bedrock Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Bedrock Acquisition Documents, each of which shall be certified by a duly authorized officer of Bedrock as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing Bedrock Facility, together with (A) a termination and release agreement with respect to the Existing Bedrock Facility and all related documents, duly executed by the Obligors and the Existing Bedrock Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Bedrock Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Bedrock Lender and covering any portion of the Collateral; and

(i)Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

EXHIBIT I

POST FIFTH AMENDMENT EFFECTIVE DATE OBLIGATIONS

(a)

Within 20 days following the Fifth Amendment Effective Date (or such later date as the Agent may agree to at its sole option), deliver evidence of the insurance coverage with respect to the business and operations of T. A. C. Ceramic as the Agent may reasonably request.

(b)

Within 30 days following the Fifth Amendment Effective Date (or such later date as the Agent may agree to at its sole option), deliver (i) a lender loss payable endorsement with respect to T. A. C. Ceramic's property insurance, (ii) an additional insured endorsement with respect to the T. A. C. Ceramic's' liability insurance and (iii) an endorsement providing for thirty (30) days' notice of cancellation of all insurance policies, in each case, duly endorsed to Agent and in form and substance reasonably satisfactory to Agent.

(c)

Within 60 days following the Fifth Amendment Effective Date (or such later date as the Agent may agree to at its sole option), deliver a Deposit Account Control Agreement with respect to each Deposit Account  (other than any Excluded Account) listed on Schedule 9.1.9, among the Agent, the Revolver Agent, T. A. C Ceramic and the Depository Bank, each in form and substance reasonably satisfactory to the Agent.

(e)

Within 60 days following the Fifth Amendment Effective Date (or such later date as the Agent may agree to at its sole option), use commercially reasonable efforts to deliver fully executed Lien Waivers for the following locations:

Obligor	Address	Landlord
T. A. C. Ceramic	11951 TAC Ct, Manassas, VA, 20109
T. A. C. Ceramic	11991 TAC Ct, Manassas, VA, 20109
T. A. C. Ceramic	7397 Washington Blvd., Suites 101, 102, 103, Elkridge, MD 21075
T. A. C. Ceramic	7395 Washington Blvd., Suite 105, Elkridge, MD 21075

EXHIBIT J

SECOND ADDITIONAL TERM LOANS CONDITIONS PRECEDENT

(a)Agent shall have received results of Lien searches, listing all effective financing statements which name as debtor any Obligor and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens;

(b)Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents entered into in connection with the Summit Acquisition is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(c)Agent shall have received a written opinion of Greenberg Traurig, LLP, as well any local counsel to Borrowers, in form and substance satisfactory to Agent.

(d)Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

(e)Agent shall have received evidence of the insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request.

(f)Borrowers shall have paid on or before the Fourth Amendment Effective Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4;

(g)certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, after giving effect to the making of the Second Additional Term Loan and the transactions contemplated  hereunder, (i) Borrowers Obligors are, on a consolidated basis Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has materially complied with all agreements and conditions to be satisfied by it under the Loan Documents; and

(h)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, concurrently with the making of the Second Additional Term Loan to fund the Summit Acquisition, the Summit Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Summit Acquisition and (y) a Subsidiary of Ultimate Parent shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Summit Acquisitions Assets.  Summit shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Summit Acquisition.  The Summit Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Summit Acquisition Documents, each of which shall be certified by a duly authorized officer of Summit as being true, correct and complete.

EXHIBIT K

THIRD ADDITIONAL TERM LOANS CONDITIONS PRECEDENT

(a)Borrowers shall have paid on or before the applicable Third Additional Term Loan Funding Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4;

(b)Agent shall have received a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that the proceeds of such Third Additional Term Loan are being used for an Identified Acquisition and attaching thereto a detailed sources and uses statement in form and substance reasonably satisfactory to the Agent;

(c)Agent shall have received a written opinion of Alston & Bird, LLP, as well as local counsel to Borrowers, in form and substance reasonably satisfactory to Agent.

(d)Agent shall have received certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, after giving effect to the making of such Third Additional Term Loan and the transactions contemplated  hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(e)Agent shall have received of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that such Identified Acquisition shall satisfy clauses (i), (ii), (iii), (iv) and (vii) of the definition of Permitted Acquisition;

(f)solely with respect to the Intown Design Acquisition:

(i)Concurrently with the making of such Third Additional Term Loan to fund the Intown Design Acquisition, the Intown Design Acquisition shall have been consummated, in all material respects, in accordance with the terms of the Intown Design Acquisition Documents which shall be on terms and conditions reasonably acceptable to Agent.  The Agent shall have received a certificate, in form and substance reasonably satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, concurrently with the making of such Third Additional Term Loan to fund the Intown Design Acquisition, the Intown Design Acquisition shall have been consummated, in all material respects, in accordance with the terms of the Intown Design Acquisition Documents and Lark shall become the owner, free and clear of all Liens (other than Permitted Liens), of Intown Design Assets.  Intown Design shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Intown Design Acquisition (unless the receipt of such consents has been waived by Lark).  The Intown Design Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Intown Design Acquisition Documents, each of which shall be certified by a duly authorized officer of Intown Design as being true, correct and complete;

(ii)Agent shall have received the Intown Design Collateral Assignment, duly executed by the parties thereto; and

(iii)Agent shall have received evidence reasonably satisfactory to it of the payment in full of all Debt under the Existing Intown Design Loan Facility, together with (A) a termination and release agreement with respect to the Existing Intown Design Loan Facility and all related documents, duly executed by the Obligors and the Existing Intown Design Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Intown Design Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Intown Design Lender and covering any portion of the Collateral.

(g)solely with respect to the A&I Acquisition:

(i)Concurrently with the making of such Third Additional Term Loan to fund the A&I Acquisition, the A&I Acquisition shall have been consummated, in all material respects, in accordance with the terms of the A&I Acquisition Documents which shall be on terms and conditions reasonably acceptable to Agent.  The Agent shall have received a certificate, in form and substance reasonably satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, concurrently with the making of such Third Additional Term Loan to fund the A&I Acquisition, the A&I Acquisition shall have been consummated, in all material respects, in accordance with the terms of the A&I Acquisition Documents and Lark shall become the owner, free and clear of all Liens (other than Permitted Liens), of the T. A. C. Ceramic Assets.  T. A. C. Ceramic shall have received all consents necessary to permit the effectuation of the transactions contemplated by the T. A. C. Ceramic Acquisition (unless the receipt of such consents has been waived by Lark).  The T. A. C. Ceramic Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the T. A. C. Ceramic Acquisition Documents, each of which shall be certified by a duly authorized officer of Lark as being true, correct and complete.

(ii)Agent shall have received the A&I Collateral Assignment, duly executed by the parties thereto; and

(iii)Agent shall have received evidence reasonably satisfactory to it of the payment in full of all Debt under the Existing A&I Loan Facility, together with (A) a termination and release agreement with respect to the Existing A&I Loan Facility and all related documents, duly executed by the Obligors and the Existing A&I Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing A&I Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC‑3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing A&I Lender and covering any portion of the Collateral; and

(h)Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

EXHIBIT 10.2

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SECOND AMENDMENT TO AMENDED AND RESTATED LOAN, SECURITY AND
GUARANTY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN, SECURITY AND GUARANTY AGREEMENT, dated as of July 23, 2019 (this “Agreement”) is entered into by and among SELECT INTERIOR CONCEPTS, INC., a Delaware corporation (“Topco”), ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware, limited liability company formerly known as G&M OPCO LLC (“AG&M”), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company (“Pental”), L.A.R.K. INDUSTRIES, INC., a California corporation (“L.A.R.K.”), GREENCRAFT HOLDINGS, LLC, an Arizona limited liability company (“Greencraft  Holdings”), GREENCRAFT INTERIORS, LLC, an Arizona limited liability company (“Greencraft Interiors”), CASA VERDE SERVICES, LLC, a Delaware limited liability company (“Casa Verde”), GREENCRAFT STONE AND TILE LLC, an Arizona limited liability company (“Greencraft Stone”; and, together with Topco, AG&M, Pental Granite and Marble, L.A.R.K., Greencraft Holdings, Greencraft Interiors, Casa Verde, Greencraft Stone and each Person joined thereto as a borrower from time to time, individually and collectively, jointly and severally, “Borrower”), ARCHITECTURAL SURFACES GROUP, LLC, a Delaware limited liability company formerly known as TCFI G&M LLC (“AG&M Parent”), RESIDENTIAL DESIGN SERVICES, LLC, a Delaware limited liability company, formerly known as TCFI LARK LLC (“L.A.R.K. Parent”), AG IIOLDCO (SPV) LLC, a Delaware limited liability company (“AG SPV”) and SIC INTERMEDIATE, INC., a Delaware corporation (“SIC”, and together with Borrower, AG&M Parent, AG SPV and L.A.R.K. Parent, each individually, an “Obligor” and collectively, the “Obligors”) and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, “Lender”).

WHEREAS, Borrower and Lender have entered into that certain Amended and Restated Loan, Security and Guaranty Agreement, dated June 28, 2018 (as amended by that certain First Amendment to Amended and Restated Loan, Security and Guaranty Agreement, dated as of December 11, 2018, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender has agreed to make certain loans (each a “Loan” and collectively the “Loans”); and

WHEREAS, Borrower has requested that Lender make certain amendments to the Loan Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined therein and not otherwise defined herein shall have the same meanings herein as set forth therein.

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SECTION 2. Amendments to Loan Agreement. Effective as of the date hereof; Borrower and Lender amend the Loan Agreement as follows:

(a)The definition of “Purchase Money Debt” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 Business Days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; (c) Debt constituting obligations incurred pursuant to any Capital Lease; and (d) any renewals, extensions or refinancings (but not increases) thereof.”

(b)Clause (c) of Section 9.2.1 of the Loan Agreement is hereby amended by (i) deleting “$8,000,000” found therein and (ii) inserting “$16,000,000” in lieu thereof.

(c)Clause (j) of Section 9.2.1 of the Loan Agreement is hereby amended by (i) deleting “$8,000,000” found therein and (ii) inserting “$16,000,000” in lieu thereof.

SECTION 3. Effectiveness. This Agreement shall become effective upon its execution by Borrower, the other Obligors party thereto and the Lender and receipt by the Lender of a copy of this Agreement, duly executed by Borrower, the other Obligors party thereto and the Lender.

SECTION 4. Notices, Etc. All notices and other communications provided for hereunder shall comply with Section 11.4 of the Loan Agreement.

SECTION 5. General Provisions.

(a)Each Obligor confirms that all of its Obligations under the Loan Agreement and the Loan Documents (each as amended by this Agreement) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment. Each Obligor hereby ratifies and confirms the Liens and security interests granted under the Loan Agreement and the Loan Documents and further ratifies and agrees that such Liens and security interests secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of the Lender pursuant to the Loan Agreement and the Loan Documents (as now, hereafter or from time to time amended).

(b)Each Obligor agrees that at any time and from time to time, upon the written request of Lender, such Obligor will execute and deliver such further documents and do such further acts and things as the Lender may reasonably request in its Permitted Discretion in order to effect the provisions of this Agreement.

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(c)Except as supplemented hereby, the Loan Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement instrument or agreement therefor.

(d)Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of the Lender in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, including, without limitation, the reasonable fees, costs, client charges and expenses of counsel for the Lender.

(e)This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(f)Section headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(g)In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 11.14, 11.15 and 11.16 of the Loan Agreement, mutatis mutandi.

(h)This Agreement, together with the Loan Agreement and the other Loan Documents, reflects the entire understanding of the, parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

SELECT INTERIOR CONCEPTS, INC.

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

ARCHITECTURAL GRANITE & MARBLE, LLC

By:	Architectural Surfaces Group, LLC its Sole Member

By:	SIC Intermediate, Inc., its Sole Member

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

PENTAL GRANITE AND MARBLE, LLC

By:	Architectural Granite & Marble, LLC its Sole Member

By:	Architectural Surfaces Group, LLC its Sole Member

By:	SIC Intermediate, Inc., its Sole Member

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

L.A.R.K. INDUSTRIES, INC.

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

EXECUTION

VERSION

GREENCRAFT HOLDINGS, LLC

By:	L.A.R.K. Industries, Inc., its Sole Member

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

GREENCRAFT INTERIORS, LLC

By:	Greencraft Holdings, LLC its Sole Member

By:	L.A.R.K. Industries, Inc., its Sole Member

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

CASA VERDE SERVICES, LLC

By:	Greencraft Holdings, LLC its Sole Member

By:	L.A.R.K. Industries, Inc., its Sole Member

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

GREENCRAFT STONE AND TILE LLC

By:	Greencraft Holdings, LLC its Sole Member

By:	L.A.R.K. Industries, Inc., its Sole Member

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

EXECUTION

VERSION

T.A.C. CERAMIC TILE CO.

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

OTHER OBLIGORS:

ARCHITECTURAL SURFACES GROUP, LLC

By:	SIC Intermediate, Inc., its Sole Member

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

RESIDENTIAL DESIGN SERVICES, LLC

By:	SIC Intermediate, Inc., its Sole Member

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

AG HOLDCO (SPV), LLC

By:	Architectural Granite & Marble, LLC its Sole Member

By:	Architectural Surfaces Group, LLC its Sole Member

By:	SIC Intermediate, Inc., its Sole Member

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

EXECUTION

VERSION

SIC INTERMEDIATE, INC.

By:	/s/ Nadeem Moiz
Name:	Nadeem Moiz
Title:	Chief Financial Officer

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ John Olsen
Name:	John Olsen
Title:	Senior Vice President

EXHIBIT 10.3

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of July 12, 2019, by and between Select Interior Concepts, Inc., a Delaware corporation (the “Company”), and Kendall Hoyd (the “Executive”). The above parties are referred to together herein as the “Parties,” and individually as a “Party.”

RECITALS

A.    The Company and the Executive are parties to that certain Employment Agreement dated as of November 22, 2017, as amended pursuant to that certain first amendment made and entered into as of August 17, 2018 (the “Employment Agreement”), pursuant to which the Company agreed to employ the Executive, and the Executive agreed to accept employment with the Company, on the terms and subject to the conditions set forth therein.

B.    The Parties desire to further amend the Employment Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Party hereby agrees as follows:

A.    Defined Terms and Recitals. Except as otherwise defined herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Employment Agreement. The Parties hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this Amendment.

B.    Modifications to Employment Agreement. The Parties agree that from and after the date of this Amendment, the Employment Agreement shall be modified as follows:

1.Section 5(a)(v) of the Employment Agreement is amended by changing the reference to “twelve (12)-month period” to “twenty four- (24-) month period.”

2.Exhibit A to the Employment Agreement, which provides the definition of “Change in Control,” is deleted in its entirety and replaced with Exhibit A attached to this Amendment.

C.    No Further Modification. Except to the extent set forth herein, the Employment Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Employment Agreement and this Amendment, the terms of this Amendment shall control.

D.    Governing Law. This Amendment shall be governed by and construed under and in accordance with the laws of the State of California.

E.    Counterparts and Facsimile. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The Parties contemplate that they may be executing counterparts of this Amendment transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the Party so signing with the same effect as though the signature were an original signature.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the date first written above.

COMPANY:

SELECT INTERIOR CONCEPTS, INC.

By:	/s/ Tyrone Johnson
Name:	Tyrone Johnson
Title:	CEO

EXECUTIVE:

/s/ Kendall Hoyd

2

EXHIBIT A

For purposes of this Agreement, the following terms shall have the following meanings:

(a)“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(b)“Change in Control” means and includes the occurrence of any of one of the following events:

(i)during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the

3

Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(d)“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(e)“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

4

EXHIBIT 10.4

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of July 12, 2019, by and between Select Interior Concepts, Inc., a Delaware corporation (the “Company”), and Sunil Palakodati (the “Executive”). The above parties are referred to together herein as the “Parties,” and individually as a “Party.”

RECITALS

A.    The Company and the Executive are parties to that certain Employment Agreement dated as of November 22, 2017, as amended pursuant to that certain first amendment made and entered into as of August 17, 2018 (the “Employment Agreement”), pursuant to which the Company agreed to employ the Executive, and the Executive agreed to accept employment with the Company, on the terms and subject to the conditions set forth therein.

B.    The Parties desire to further amend the Employment Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Party hereby agrees as follows:

A.    Defined Terms and Recitals. Except as otherwise defined herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Employment Agreement. The Parties hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this Amendment.

B.    Modifications to Employment Agreement. The Parties agree that from and after the date of this Amendment, the Employment Agreement shall be modified as follows:

1.Section 5(a)(v) of the Employment Agreement is amended by changing the reference to “twelve (12)-month period” to “twenty four- (24-) month period.”

2.Exhibit A to the Employment Agreement, which provides the definition of “Change in Control,” is deleted in its entirety and replaced with Exhibit A attached to this Amendment.

C.    No Further Modification. Except to the extent set forth herein, the Employment Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Employment Agreement and this Amendment, the terms of this Amendment shall control.

D.    Governing Law. This Amendment shall be governed by and construed under and in accordance with the laws of the State of California.

E.    Counterparts and Facsimile. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The Parties contemplate that they may be executing counterparts of this Amendment transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the Party so signing with the same effect as though the signature were an original signature.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the date first written above.

COMPANY:

SELECT INTERIOR CONCEPTS, INC.

By:	/s/ Tyrone Johnson
Name:	Tyrone Johnson
Title:	CEO

EXECUTIVE:

/s/ Sunil Palakodati

2

EXHIBIT A

For purposes of this Agreement, the following terms shall have the following meanings:

(a)“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(b)“Change in Control” means and includes the occurrence of any of one of the following events:

(i)during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the

3

Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(d)“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(e)“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

4

EXHIBIT 10.5

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of July 12, 2019, by and between Select Interior Concepts, Inc., a Delaware corporation (the “Company”), and Tyrone Johnson (the “Executive”). The above parties are referred to together herein as the “Parties,” and individually as a “Party.”

RECITALS

A.    The Company and the Executive are parties to that certain Employment Agreement dated as of November 22, 2017, as amended pursuant to that certain first amendment made and entered into as of May 1, 2018 (the “Employment Agreement”), pursuant to which the Company agreed to employ the Executive, and the Executive agreed to accept employment with the Company, on the terms and subject to the conditions set forth therein.

B.    The Parties desire to further amend the Employment Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Party hereby agrees as follows:

A.    Defined Terms and Recitals. Except as otherwise defined herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Employment Agreement. The Parties hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this Amendment.

B.    Modifications to Employment Agreement. The Parties agree that from and after the date of this Amendment, the Employment Agreement shall be modified as follows:

1.Section 5(a)(v) of the Employment Agreement is amended by changing the reference to “twelve (12)-month period” to “twenty four- (24-) month period.”

2.Exhibit A to the Employment Agreement, which provides the definition of “Change in Control,” is deleted in its entirety and replaced with Exhibit A attached to this Amendment.

C.    No Further Modification. Except to the extent set forth herein, the Employment Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Employment Agreement and this Amendment, the terms of this Amendment shall control.

D.    Governing Law. This Amendment shall be governed by and construed under and in accordance with the laws of the State of California.

E.    Counterparts and Facsimile. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The Parties contemplate that they may be executing counterparts of this Amendment transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the Party so signing with the same effect as though the signature were an original signature.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the date first written above.

COMPANY:

SELECT INTERIOR CONCEPTS, INC.

By:	/s/ Shawn Baldwin
Name:	Shawn K. Baldwin
Title:	General Counsel and Secretary

EXECUTIVE:

/s/ Tyrone Johnson

2

EXHIBIT A

For purposes of this Agreement, the following terms shall have the following meanings:

(a)“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(b)“Change in Control” means and includes the occurrence of any of one of the following events:

(i)during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the

3

Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(d)“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(e)“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

4

EXHIBIT 10.6

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of July 12, 2019, by and between Select Interior Concepts, Inc., a Delaware corporation (the “Company”), and Nadeem Moiz (the “Executive”). The above parties are referred to together herein as the “Parties,” and individually as a “Party.”

RECITALS

A.    The Company and the Executive are parties to that certain Employment Agreement dated as of August 17, 2018 (the “Employment Agreement”), pursuant to which the Company agreed to employ the Executive, and the Executive agreed to accept employment with the Company, on the terms and subject to the conditions set forth therein.

B.    The Parties desire to amend the Employment Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Party hereby agrees as follows:

A.    Defined Terms and Recitals. Except as otherwise defined herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Employment Agreement. The Parties hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this Amendment.

B.    Modifications to Employment Agreement. The Parties agree that from and after the date of this Amendment, the Employment Agreement shall be modified as follows:

1.Section 5(a)(v) of the Employment Agreement is amended by changing the reference to “twelve (12)-month period” to “twenty four- (24-) month period.”

2.Exhibit A to the Employment Agreement, which provides the definition of “Change in Control,” is deleted in its entirety and replaced with Exhibit A attached to this Amendment.

C.    No Further Modification. Except to the extent set forth herein, the Employment Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Employment Agreement and this Amendment, the terms of this Amendment shall control.

D.    Governing Law. This Amendment shall be governed by and construed under and in accordance with the laws of the State of California.

E.    Counterparts and Facsimile. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The Parties contemplate that they may be executing counterparts of this Amendment transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the Party so signing with the same effect as though the signature were an original signature.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the date first written above.

COMPANY:

SELECT INTERIOR CONCEPTS, INC.

By:	/s/ Tyrone Johnson
Name:	Tyrone Johnson
Title:	CEO

EXECUTIVE:

/s/ Nadeem Moiz

2

EXHIBIT A

For purposes of this Agreement, the following terms shall have the following meanings:

(a)“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(b)“Change in Control” means and includes the occurrence of any of one of the following events:

(i)during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the

3

Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(d)“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(e)“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

4

EXHIBIT 10.7

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of July 12, 2019, by and between Select Interior Concepts, Inc., a Delaware corporation (the “Company”), and Shawn Baldwin (the “Executive”). The above parties are referred to together herein as the “Parties,” and individually as a “Party.”

RECITALS

A.    The Company and the Executive are parties to that certain Employment Agreement dated as of October 22, 2018 (the “Employment Agreement”), pursuant to which the Company agreed to employ the Executive, and the Executive agreed to accept employment with the Company, on the terms and subject to the conditions set forth therein.

B.    The Parties desire to amend the Employment Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Party hereby agrees as follows:

A.    Defined Terms and Recitals. Except as otherwise defined herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Employment Agreement. The Parties hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this Amendment.

B.    Modifications to Employment Agreement. The Parties agree that from and after the date of this Amendment, the Employment Agreement shall be modified as follows:

1.Section 5(a)(v) of the Employment Agreement is amended by changing the reference to “twelve (12)-month period” to “twenty four- (24-) month period.”

2.Exhibit A to the Employment Agreement, which provides the definition of “Change in Control,” is deleted in its entirety and replaced with Exhibit A attached to this Amendment.

C.    No Further Modification. Except to the extent set forth herein, the Employment Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Employment Agreement and this Amendment, the terms of this Amendment shall control.

D.    Governing Law. This Amendment shall be governed by and construed under and in accordance with the laws of the State of California.

E.    Counterparts and Facsimile. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The Parties contemplate that they may be executing counterparts of this Amendment transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the Party so signing with the same effect as though the signature were an original signature.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the date first written above.

COMPANY:

SELECT INTERIOR CONCEPTS, INC.

By:	/s/ Tyrone Johnson
Name:	Tyrone Johnson
Title:	CEO

EXECUTIVE:

/s/ Shawn Baldwin

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EXHIBIT A

For purposes of this Agreement, the following terms shall have the following meanings:

(a)“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(b)“Change in Control” means and includes the occurrence of any of one of the following events:

(i)during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the

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Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(d)“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(e)“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

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EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Tyrone Johnson, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Select Interior Concepts, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 8, 2019	/s/ Tyrone Johnson
Tyrone Johnson
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Nadeem Moiz, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Select Interior Concepts, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 8, 2019	/s/ Nadeem Moiz
Nadeem Moiz
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Select Interior Concepts, Inc. (the “Company”) for the quarterly period ended June 30, 2019, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Tyrone Johnson, Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 8, 2019	/s/ Tyrone Johnson
Tyrone Johnson
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Select Interior Concepts, Inc. (the “Company”) for the quarterly period ended June 30, 2019, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Nadeem Moiz, Chief Financial Officer (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 8, 2019	/s/ Nadeem Moiz
Nadeem Moiz
Chief Financial Officer
(Principal Financial Officer)